Credit/Underwriting Guidelines

Home Finance Wholesale Lending

Conduit Correspondent Lending

UBS Home Finance Wholesale Mortgage Lending is available to professional mortgage brokers in the United States of America and is intended for commercial or business to business purposes only. All mortgage loan products will be offered through UBS AG Tampa Branch dba UBS Home

Finance. All loans are subject to underwriting, credit and property approval. Not all products are available in all states, or for all loan amounts. Other restrictions and limitations may apply.

UBS Home Finance only offers residential mortgage loans within the United States of America.

Equal Opportunity Lender. Equal Housing Lender. The key symbol and UBS are registered and unregistered trademarks of UBS. © 2006 UBS. All rights reserved.

December 2006

Change Management

Version Tracking #: 3.3

Date	Revisions Made	Section(s) Affected	Author Initials
5/15	Typographical correction regarding naming of Traditional/Jumbo Program	201	CB
5/15	Typographical correction regarding naming of Advantage/Alt-A Program	201	CB
6/7	Proceeds from a cash-out refinance may be used as reserves	210	PS
6/7	Interest Credits are allowed provided the loan is funded by the fifth
calendar day of the month		212	PS
6/7	In a refinance transaction, hazard insurance coverage must be extended
for a minimum of three months (previous guidelines indicated 12 months)		602.1	PS
6/7	Cash-out proceeds from cash-out refinances are now an acceptable
source of funds		608	PS
6/7	For coop qualifications, occupancy type may be Primary Residence,
Second Home or Investment Property		508.1	PS
6/7	Expansion of Residency Status to include Non-Permanent Resident Aliens
and expansion of Foreign National requirements		301	PS
7/1	Clarified Construction-To-Permanent Transactions	206.4	PS
7/1	Clarified condotel reference	502	PS
7/1	Clarified documentation requirements for Non-Taxable Income	605.28	PS
7/1	Clarified requirements for Alimony, Child Support, Separate maintenance	605.281	PS
7/1	Clarified gift funds for SIVA doc type	404	PS
7/1	Clarified gift funds for SISA doc type	405	PS
7/1	Clarified gift funds for No ratio doc type	406	PS
7/1	Clarified gift funds requirements	606.6	PS
7/1	Clarification of Co-op requirements regarding properties under rent control	508.1	PS
7/1	Clarification of Co-op requirements regarding requirements of amendments	508.1	PS
7/1	Changed timing for cash-out eligibility for previously listed properties	516	PS
7/1	Changed allowable seller contribution level on investor properties	606.2	PS
7/1	Added UBS One Loan requirements to housing history requirements	603.1	PS
7/1	Added UBS One Loan Program	201.1	PS
7/1	Added UBS One Loan Program	201.2	PS
7/1	Added UBS One Loan Program	203.1	PS
7/1	Added UBS One Loan Program	203.4	PS
7/1	Subordinate Financing not permitted with UBS One Loan Program	207	PS
7/1	Subordinate Financing not permitted with UBS One Loan Program	208	PS
7/1	Added UBS One Loan Program	211	PS
7/1	Added UBS One Loan Program	606.7	PS
7/1	Added Treatment of Court Ordered Assignment of Debt	604.11	PS
7/1	Clarified documentation requirements for Express Doc, SIVA and No Ratio	409	PS
7/1	Added guidance for properties in excess of 10 acres	515	PS
7/1	Clarified seasoning requirements	206.2	PS
7/1	Clarified use of VOE	402 and 403	PS
7/1	Adjusted appraisal requirements	408	PS
7/1	Clarified BK requirements	603.9	PS
7/1	Clarified Foreclosure requirements	603.10	PS
7/1	Added Investor Property Type to Non Perm Resident Alien classification	301.2	PS
7/1	Changed deductible requirements for Hazard Insurance	802	PS
7/1	Changed deductible requirements for Flood Insurance	803.3	PS
7/1	Established requirements for CBSC and OPA	803.4	PS
7/1	Clarified escrow account requirements	804	PS
7/1	Added Non Warrantable Condominium criteria	505.27	PS
7/1	Moved Ineligible Condominium projects
	from section 505.27 to new 505.28	505.28	PS
7/1	Addition of non-warrantable condominiums to list of eligible property types	502	PS
7/1	Elimination of non-warrantable condominiums
	from list of ineligible property types	519	PS

7/1	Clarification of Rate and Term refinance with payoff
	of subordinate financing	206.2	PS
7/1	Clarification of Fixed-Rate Mortgages	202	PS
7/1	Clarification of Occupancy for Maximum Allowable Contributions	606.2	PS
7/1	Clarification of Requirements for 4506 in Full/Alt Doc types	402	PS
7/1	Eliminated six-month ARM program	203	PS
8/1	Corrected numbers of section on Alternative Credit from 602.11 to	602.1.1	PS
	602.1.1
8/1	Corrected minimum loan amount in Section 501.2 from $15,000 to established first lien loan minimum of $50,000	501.2	PS
9/1	Further clarification of requirements for credit post BK	603.9	PS
9/1	Further clarification of requirements for credit post Foreclosure	603.10	PS
10/1	Added cash out proceeds as acceptable reserves	607.1	PS
10/1	Added clarification for appraisal/documentation requirements for
	rental properties	605.11	PS
10/1	Added Employment and Income documentation requirements for
	Foreign National Borrowers	301.3	PS
10/1	Adjusted maximum margin for ARM loans	203.4	PS
10/1	Adjusted appraisal requirements to be in line with section 408	520.4	PS
10/1	Added Section 801.2 regarding title insurance on 2nd lien loans	801.2	PS
10/1	Amended reserve requirements for loans of $1,000,000 or more and eliminated the ability to waive reserve requirements
	under certain cirumstances	210	PS
10/1	Amended co-op guidelines	508	PS
10/1	Amended co-op insurance requirements	802.4	PS
10/1	Replaced Co-op Project Questionnaire	510	PS
10/1	Corrected verbiage in footnote	602.3	PS
10/1	Corrected verbiage in Employee Business Expenses	604.11	PS
10/1	Added clarification on maximum percentage of gifts funds	606.1	PS
10/1	Added disclaimer regarding secondary financing and option arm products	201	PS
10/1	Added clarification regarding appraisal requirements for rental property	520.3	PS
10/1	Enhanced Non-permanent Resident policy	301.2	PS
10/1	Clarified Leasehold requirements	512	PS
10/1	Added maximum LTV/CLTV for condotels	507	PS
10/1	Added section highlighting changes to the URLA (1003) and instructions
	provides for community property ownership by non-spouses	104	JH
10/1	Updated Flood Insurance requirements for Non-Participating communities	803.2	JH
12/1	Updated payment qualification formula for Interest Only and Option Arms	604.1.1	PS
12/1	Modified documentation requirements for use trust funds for
	closing and/or reserves	606.11	PS
12/1	Clarified credit history requirements for borrowers with bankruptcies and foreclosures aged greater than five years	603.9 and 603.10	PS
12/1	Modified maximum properties allowed with LTVs greater than 80%	306	PS

100 Introduction

1

101 Statement on Predatory Lending

1

102 Statement on Equal Credit and Fair Housing

1

103 “Know Your Customer” Policy

2

104 Uniform Residential Loan Application (Form 1003)

2

200 General Program Descriptions

3

201 Product Types

3

201.1

Wholesale Origination

3

201.2

Conduit Originations

3

202 Finance Fixed Rate Mortgages

3

203 Adjustable Rate Mortgages

3

203.1

Fixed Rate Periods

3

203.2 ARM Caps

3

203.3

Acceptable Indices

3

203.4

Max Margin

4

203.5

Maturities

4

203.6

Amortization Types

4

204 Mortgage Insurance

4

204.1

Mortgage Insurance: Conduit Specific

4

205 Occupancy Types

4

206 Loan Purpose Types

5

206.1

Purchase Transactions

5

206.2

Refinance Transactions

5

206.3

Land Contract Transactions

6

206.4

Construction-to-Permanent Transactions

6

206.5

Inherited Properties

7

206.6

Relocations

7

207 Secondary Financing

8

208 Subordinate Financing

8

209 Prepayment Penalties

9

210 Reserves

9

211 Temporary Buydowns

10

212 Interest Credit

10

300 Eligible Borrowers

11

301 Residency Status

11

301.1

Permanent Resident Alien

11

301.2

Non-Permanent Resident Alien

11

301.3

Foreign National

15

302 Co-Borrowers/Guarantors

17

302.1

Non-Occupant Co-borrower

17

302.2

Non-purchasing Spouse

17

302.3

Community Property and Homestead States

18

303 Non-Arm’s-Length Transactions

18

304 Loans to UBS Employees

19

305 Loans to External Auditors

19

306 Multiple Loans/Properties

20

307 Ineligible Borrowers

20

308 Trusts

20

308.1

Inter Vivos Trust (or Living Trust)

20

308.2

Land Trust Where Allowable By Law

21

309 Power of Attorney

22

400 Documentation Types

24

401 Age of Documentation

24

402 Full Alternative Documentation

24

403 ExpressDoc

26

404 Stated Income/Verified Assets (SIVA or “Reduced”)

26

405 Stated Income/Stated Assets (SISA)

27

406 No Income/Verified Assets (NIVA or “No Ratio”)

27

407 No Income/No Assets (NINA or “No Doc”)

28

408 Appraisal Documentation

28

409 UBS Documentation Matrix

28

500 Eligible Properties

29

501 Geographic Restrictions

29

501.1

State-Specific Refinance Requirements

29

501.2

Texas Cash-Out Requirements for Primary or Homestead Properties

(Wholesale Only)

30

502 Eligible Property Types

30

503 Standard Property Eligibility Requirements

30

504 Property Definitions

31

504.1

Single Family Residence

31

504.2

Planned Unit Development (PUD)

31

504.3

Modular Homes

31

505 Condominiums

31

505.1

Site/Detached Condominium Project

32

505.2

Agency Condominium Guidelines

32

506 Combining Two Units

37

507 Condotel

37

508 Co-operatives

38

508.1

Co-operative Requirements

38

508.2

Co-operative Documentation Requirements

39

509 UBS Condominium Project Questionnaire

43

510 UBS Cooperative Project Questionnaire

45

511 Consolidation, Extension, and Modification Agreement for Certain New York

Mortgages

48

512 Leasehold Properties

48

513 Multi-Family Properties (Two to Four Units)

49

514 Multiple Parcels

49

515 Rural Properties/Excess Acreage

50

516 “For Sale” Properties

50

517 Incomplete Properties

50

518 Zoning

50

519 Ineligible Properties

51

520 Appraisal Standards

51

520.1

Appraiser Qualifications: Wholesale Specific

51

520.2

Appraiser Qualifications: Conduit Specific

52

520.3

Appraisal Forms, Documents and Requirements

53

520.4

Specific Appraisal Requirements

54

520.5

Required Exhibits

55

520.6

Unacceptable Practices

55

520.7

Analyzing the Appraisal

56

600 Qualifying the Borrower

63

601 General

63

602 Credit History

63

602.1

Credit Analysis

63

602.2

Credit Report

64

602.3

Obtaining and Selecting the Credit Risk Score

64

602.4

No Credit Score

64

602.5

Adverse Action and Credit Risk Scores

64

603 Housing and Credit Payment Histories

65

603.1

Mortgage/Housing History Requirements

65

603.2

Consumer Credit

66

603.3

Authorized User

66

603.4

Disputed Derogatory Credit

67

603.5

Inquiries

67

603.6

Undisclosed Debt

67

603.7

Defendant in a Lawsuit

67

603.8

“AKAs” (Also Known As)

67

603.9

Bankruptcy

68

603.10 Foreclosures/Deed in Lieu

68

603.11 Automated Underwriting Approvals with Foreclosure

69

603.12 Automated Underwriting System Does Not Recognize Foreclosure

69

604 Liabilities

69

604.1

Mortgage Debt

69

604.2

Home Equity Lines of Credit

70

604.3

Home Equity Loans

71

604.4

Taxes and Insurance

71

604.5

Installment Debt

71

604.6

Revolving Debt

71

604.7

Travel and Entertainment (T & E) Credit Cards

71

604.8

Other Real Estate

72

604.9

Bridge Loans

72

604.10 Relocation Benefits

73

604.11 Other Debts

73

605 Income

74

605.1

Salaried Income

74

605.2

Bonus, Overtime and Commission

75

605.3

Bonus Income

75

605.4

Overtime Income

75

605.5

Commissions

76

605.6

Family Employers

76

605.7

Automobile Allowance

76

605.8

Part-time or Second Job Income

76

605.9

Military Pay

76

605.10 Subsidized Income

77

605.11 Rental Income

77

605.12 Installment Sales and Land Contracts

78

605.13 Note Receivable Income

78

605.14 Interest and Dividends

78

605.15 Trust Income

78

605.16 Investment Gains and Losses

78

605.17 Capital Gain Income

79

605.18 Unemployment and State or Agency Benefits

79

605.19 Income from a Foreign Source

79

605.20 Future Salary Increases

79

605.21 Gratuities and Tips

79

605.22 Partial Year Paid Borrowers

79

605.23 Union Member Borrowers

79

605.24 Royalty/Lease Income (Other than Real Estate)

80

605.25 Gift Income

80

605.26 Housing Allowance

80

605.27 Fixed Income

80

605.28 Non-Taxable Income

81

605.29 Self-Employed Income

82

605.30 Partnerships and “S” Corporations

83

605.31 Relocation: Trailing Co-Applicant Income

83

605.32 Unacceptable Income

84

606 Assets and Sources of Funds

84

606.1

Borrower Contributions

84

606.2

Seller Contribution

85

606.3

Proceeds from Sale of Real Estate or Other Personal Property

85

606.4

Earnest Money

85

606.5

Earnest Money Deposit

86

606.6

Gift Funds

86

606.7

Gift of Equity

86

606.8

Land Equity

86

606.9

Marketable Securities

87

606.10 IRA/Keogh, 401(k)s and other retirement accounts

87

606.11 Trust Account Funds

87

606.12 U.S. Savings Bonds

87

606.13 Stock Options

87

606.14 Third-Party Contributions

88

607 Other Funds (Non-Standard)

88

607.1

Borrowed Funds

88

607.2

Bridge Loans

88

607.3

Business Assets

89

607.4

Relocation Benefits

89

607.5

Rent or Lease Option

89

607.6

Tax-Deferred Exchange

89

607.7

Trade Equity

90

607.8

G-MACH (Group Savings Non-profit Organization)

90

608 Unacceptable Sources of Funds

91

700 Automated Underwriting System Requirements

92

701 AUS Requirements for Wholesale Originations

92

702 AUS Requirements for Conduit Originations

92

702.1

Desktop Underwriter

92

702.2

Loan Prospector

92

703 Non-Conforming Loans

93

800 Insurance Requirements

94

801 General Policy for Title Insurance

94

801.1

Title Insurance Company and Closing Agent Policies

94

801.2

Title Requirements for Second Lien Loans

94

802 General Policy for Hazard and Flood Insurance

95

802.1

Hazard Insurance Requirements

95

802.2

California and Washington State Properties

95

802.3

Hazard Insurance for Condominium Projects

96

802.4

Hazard Insurance for Cooperative Projects

96

803 Flood Insurance

97

803.1

Flood Insurance for Condos

98

803.2

Flood Insurance for Cooperative Projects

98

803.3

Non-Participating Areas

99

803.4

Flood Insurance Requirements for Properties in Coastal Barrier Resources

System or Otherwise Protected Area

99

804 Escrow Requirements

99

100 Introduction

UBS participates in wholesale mortgage originations through UBS Home Finance and purchases loans from individual lenders through the UBS Whole Loan Conduit.

UBS Home Finance and the Whole Loan Conduit (hereinafter both channels are referred to as “UBS”) are man-aged through subsidiaries of UBS Investment Bank, a client-driven global securities and investment banking firm. UBS has an unwavering commitment to building long-term partnerships with clients, and working with them to find the right solution to meet their needs.

In an effort to support our commitment to delivering high quality mortgage loans, UBS created the following credit underwriting guidelines and product specifications to provide the fundamentals of assessing credit risk as it relates to the quality of a borrower and the acceptability of the mortgaged property. All loans submitted for consideration are subject to review for compliance with UBS guidelines, the applicable product matrix, as well as with local, state and federal mortgage lending requirements.

These minimum and maximum product standards must be applied specifically to each loan and to that borrower’s distinctive financial profile. Requests beyond stated product standards, or situations that fall below minimum requirements may be considered on an “exception basis.” Exceptions warrant a greater degree of review and approval, and should include compensating factors for the exceptions, which are clearly documented in the file. The granting of exception requests should be managed carefully to ensure the integrity of our originations from, not only, a fair lending perspective, but, also, a salability and securitization perspective.

All individuals involved in the production of mortgages should exercise common sense and responsible judgment in their underwriting and recommendations.

If there is an area of the UBS guidelines that is not addressed, a client may refer to guidelines published by the Federal National Mortgage Association (Fannie Mae).

From time to time, UBS may amend these guidelines to reflect changes required for new and existing mortgage products and to maintain and enhance the suitability of UBS’s loan products to its clients, and ultimately to its investors.

It is the lender’s/broker’s responsibility to keep abreast of the guidelines and updates through the use of announcements, bulletins and amendments as they are released. UBS requires its lender’s/broker’s underwriting standards to meet UBS investment quality standards. Residential mortgage loans will meet UBS investment quality standards if the credit, character, and capacity of the borrower to repay the debt has been clearly demonstrated, and the collateral value has been well supported as documented by the appraisal(s).

All loans originated by UBS will be compliant with all applicable residential lending regulations and restrictions with proper disclosure to all borrowers. Evidence of all jurisdictional and regulatory compliance must be included in each loan file.

101  Statement on Predatory Lending

UBS believes that all lenders/brokers should adhere to the highest ethical standards and practices. UBS endeavors to do business with reputable lenders/brokers that provide consumers with a variety of products for their individual financing needs. UBS does not condone nor will it knowingly facilitate predatory or abusive lending practices. UBS also believes that it is important to participate in industry efforts relating to the prevention of predatory lending.

102  Statement on Equal Credit and Fair Housing

UBS provides for equal treatment of all credit applicants, without regard to race, sex, sexual orientation, color, national origin, religion, age, marital status, disability, or any other prohibited basis and is committed to the principle that every applicant for credit receive fair and equal treatment throughout the credit application and approval process.

103  “Know Your Customer” Policy

It is the policy of UBS that each business unit world-wide should know its customers, be aware of the services used by its customers, and follow account documentation, credit review and other established policies and procedures to properly identify customers and help deter customers from using UBS products and services in violation of law or to cause damage to the UBS reputation.

UBS policies and procedures are designed to incorporate the appropriate amount of inquiry and verification to identify the borrower. If any unusual or suspicious behavior is suspected, it is UBS policy to refer such matters to the management team who will conduct a thorough investigation of any suspicious activity. When warranted, the findings are referred to both internal and external agencies per UBS policy.

Managed Third Party Relationships: We must ensure that our extensive network of lender/brokers under-stand our commitment to these policies and acts in partnership with us to comply with them. UBS approved lenders/brokers will go through a formal approval process with periodic monitoring and must meet criteria that we have established to ensure that UBS is dealing with financially fit and reputable entities. A third party not acting in accordance with our guidelines and all required regulations will not be allowed to conduct business with UBS.

104  Uniform Residential Loan Application (Form 1003)

UBS requires the use of the most recently revised Uniform Residential Loan Application form (URLA – Fannie Mae Form 1003) by lenders/brokers.

The instructions on the form recognize that applicable law in some states provides for community property ownership by non-spouses. Consequently, the instructions address a situation involving a non-applicant who shares community property with an applicant under state law. Whether or not such non-applicant is the applicant's spouse, information concerning the non-applicant should be recorded in the section for Co-Borrower information. A similar reference to a non-applicant with community property rights is also made to the instructions in Section VI, Assets and Liabilities (see that reference below — see full instructions for form 1003 and 1003A at eFannie Mae.com).

Although ECOA permits the lender in a community property state to obtain information regarding the liabilities of a borrower’s spouse even though he or she is not applying for the mortgage and his or her income will not be considered for loan qualification purposes, we do not require the lender/broker to obtain the information. This also means that in states where another person shares community property rights with the applicant, the lender does not need to include information on that person’s liabilities if he or she is not an applicant.

Assets and Liabilities: When the borrower’s and co-borrower’s assets and liabilities are not sufficiently joined to make a combined statement meaningful, a separate Statement of Assets and Liabilities (Form 1003A) should be completed for the co-borrower.

200 General Program Descriptions

201  Product Types

UBS offers several product programs to meet a borrower’s financing needs. Products are distinguished as follows:

201.1 Wholesale Origination

•

UBS Home Finance Super Jumbo Program

•

UBS Home Finance Traditional Program

•

UBS Home Finance Advantage Program

•

UBS Home Finance One Loan Program

•

UBS Home Finance Second Lien Loan Programs

201.2 Conduit Originations

•

UBS Super Jumbo Program

•

UBS Jumbo Program

•

UBS Alt-A Program

•

UBS One Loan Program

•

UBS Second Lien Program

•

UBS Option ARM Program

202 Finance Fixed Rate Mortgages

•

10-, 15-, 20-, 30- and 40-Year Amortizing

•

Interest Only feature available

203 Adjustable Rate Mortgages

203.1 Fixed Rate Periods

•

Super Jumbo Program: three years, five years, seven years, 10 years

•

Traditional/Jumbo Program: three years, five years, seven years, 10 years

•

Advantage/Alt-A/One Loan Program: two years, three years, five years, seven years

203.2 ARM Caps

Product Types	1st Rate Cap (%)	Periodic Cap (%)	Life Cap (%)
2-Year Fixed	3%	1%	6
3-Year Fixed	5%	1%	6
5-Year Fixed	5%	1%	5
7-Year Fixed	5%	1%	5
10-Year Fixed	5%	1%	5

Periodic cap for one-year LIBOR index is 2%

203.3 Acceptable Indices

•

Six-month LIBOR

•

One-year LIBOR

203.4 Max Margin

•

Payment Option ARMs: Maximum margin is 4%

•

All other ARM product: maximum margin is 5%

203.5 Maturities

•

30, 40 years

203.6 Amortization Types

•

30-, 40-Year Amortizations

•

Interest Only Feature Available

204 Mortgage Insurance

Mortgage Insurance coverage is required on all non-lender paid mortgage insurance (Non-LPMI) loans with LTVs greater than 80%. For Wholesale originated loans, the UBS Automated Underwriting Engine will determine eligibility requirements and will determine the appropriate vendor.

Reduced MI is not permitted unless the loan has been registered as an Agency Loan, and approved by DU or LP with reduced MI requirements.

An escrow account must always be established for Borrower Paid mortgage insurance.

The following matrix is provided to show coverage requirements in relation to LTV:

	LTV 80.01-85%	LTV 85.01-90%	LTV 90.01-95%
15-Year	6%	12%	25%
30-Year	12%	25%	30%

204.1 Mortgage Insurance: Conduit Specific

Mortgage Insurance coverage is required on all non-lender paid mortgage insurance (Non-LPMI) loans with LTVs greater than 80%. Acceptable MI companies include: PMI, MGIC, Radian, GEMICO, RMIC, TRIAD Guaranty and United Guaranty.

205 Occupancy Types

The occupancy type for the subject property will determine the loan products available. There are generally three occupancy types as follows:

Primary Residences/Owner Occupied Properties (O/O) are one- to four-family dwellings, including condominiums and Planned Urban Developments (PUD) that ar e occupied by the borrower as their principal residence.

Second Home/Vacation Home (SH) occupancy is a single family dwelling that the borrower occupies in addition to his or her primary residence. A second home is generally located in a resort area or where the applicant regularly conducts business affairs. The property must be suitable for year-round occupancy. Any rental income received will not be considered in the underwriting analysis. One-unit properties are the only acceptable property type. Two- to four-unit properties are not acceptable as second/vacation homes.

Investment/Non-owner Occupied Properties (N/O/O) are any one- to four-family dwellings that are not occupied by the borrower and do not qualify as primary or second/vacation homes. Income derived from rental units can be used for qualifying purposes.

206 Loan Purpose Types

UBS will consider the following transaction types for purchase:

•

Purchase Money

•

Refinance (Rate-Term and Cash Out)

•

Land Contracts

•

Construction to Permanent

•

Inherited Properties

•

Relocation

206.1 Purchase Transactions

A purchase loan is a loan for the purpose of acquiring the subject property. The transaction is evidenced by a purchase contract/agreement, which is signed by the seller and the borrower.

Lease/Purchase Option-With a Lease Option, the value used to calculate the LTV is the lesser of the option price at the time of the contract or the appraised value when the original agreement is less than12 months.

If the original agreement is over 12 months old at the time of application, UBS requires the originator to utilize the current appraised value to calculate the LTV. Copies of the cancelled rent checks are required to verify the length of the contract, as well as the payment history. The borrower’s rental payment history for the length of the contract will be treated as a prior housing payment history for pricing purposes.

If the agreement specifies that rent credits be applied toward the down payment, UBS will consider the credits provided the appraiser documents the fair market rent with a market rent survey. The portion of rent that exceeds the rent market survey will be used to calculate the additional down payment. If a down payment was made, a copy of the cancelled check is required.

206.2 Refinance Transactions

A refinance is a mortgage transaction on a property for which the borrower already has ownership. The proceeds of the loan closing are used for the repayment of the existing debt(s) on the same security property, unless the property is owned free and clear of any liens. There are two types of refinance transactions:

Rate/Term Refinance (“No Cash-Out” and “Limited Cash-Out”) enables the borrower to reduce his or her mortgage interest rate or term (or both). In addition, the borrower may receive a limited amount of cash that can be used for any purpose. The mortgage amount is limited to the outstanding unpaid principal balance of the existing mortgage, closing costs (including all prepaid items), points, the amount required to satisfy any subordinate mortgages that were used in whole to acquire the subject property or that are seasoned 12 months or more. In order for the loan purpose to qualify as a “limited cash-out transaction,” the aggregate cash-out amount does not exceed the lesser of 2% of the loan amount or $2,000. Loan types that don’t meet the aforementioned parameters are considered cash-out refinance transactions.

Equity Refinance (“Cash-Out”) enables the borrower to take out the equity he or she has in the property in cash. A loan is considered a cash-out if the cash back to the borrower, including non-property debt, is an amount more than the lesser of 2% of the balance of the new refinance mortgage or $2,000. The mortgage amount may include the unpaid principal balance of the existing first mortgage, closing costs, points, any equity cashed out, and the amount required to satisfy any outstanding subordinate mortgages not used to purchase the property and seasoned less than 12 months. In a circumstance where the cash-out purpose has not been stated or is not a condition of the loan, a statement of purpose will be required from the borrower. The cash-out limits are defined on the UBS Product Matrices.

Seasoning Requirements. UBS does not require a borrower to have owned the subject property for any specified amount of time prior to a refinance, except for Super Jumbo Loans (six-month seasoning requirement) and Texas cash-out homestead refinances (12-month seasoning requirement). UBS will rely on the current appraisal provided it adequately supports the value of the subject property and all improvements to the property from the date of acquisition are documented.

If the property was acquired less then 12 months from the application date, the appraiser is required to document the original purchase price of the property. The appraiser must address all disparities.

For all refinance transactions, properties acquired less than 12 months from the application date that have been renovated and appraised for more than 25% of the original purchase price, the originator must provide adequate support for the increase in value via the following:

•

Detailed description by the appraiser of ALL improvements made since acquiring the property with interior and exterior photographs of the improvements verifying completion of work

AND ONE OF THE FOLLOWING SUPPORTING DOCUMENTS

•

Receipts, or draw schedules verifying total costs involved in renovation OR

An enhanced field review (field review with additional comparables) from a UBS approved nationwide appraisal review company

UBS reserves the right to reject any loan that does not contain reasonable documentation related to improvements or to request additional documentation to support the increase in value.

206.3 Land Contract Transactions

Land contract transactions are acceptable to UBS within certain parameters. If the contract has been in place for less than 12 months at the time of application, the transaction will be considered a purchase. The LTV ratio will be based on the lesser of the purchase price on the contract or the current appraised value. If the contract has been in place for 12 months or more at the time of application, the transaction will be considered a refinance and subject to rescission. The LTV ratio will be based on the current appraised value. The following document(s) are required for these transactions:

A copy of the executed and notarized land contract

•

If a refinance, a 12-month payment history must be obtained. Documentation to support all improvements to the property must be obtained if the borrower is receiving cash out

•

If a purchase transaction, the HUD-1 Settlement Statement must disclose the transaction as a purchase. Cash back to the borrower is not permitted

206.4 Construction-to-Permanent Transactions

A construction-to-permanent loan will be considered as either a purchase or a refinance transaction.

As a purchase-money transaction, the borrower is not permitted to receive cash back and the original acquisition/completion must have been within the last 90 days based on the date of the certificate of occupancy.

The maximum LTV is 95% or the maximum allowed by product, loan amount, occupancy, or property type.

The LTV for this transaction will be based on the lowest of the following:

•

Appraised value after all improvements or

•

Builder contract price plus the cost of the land or

•

Builder contract price plus the market value of the land if owned for more than 12 months or

•

The verified cost of the property (the documented acquisition cost), which is the total of the cost of the lot, site improvements, and construction, and material cost

As a refinance transaction, cash-out refinances will be permitted provided that the acquisition costs are fully documented.

The LTV is based on the appraised value of the property at the time that the permanent loan is closed and the construction loan must be paid off at this time.

206.5 Inherited Properties

UBS will originate refinance transactions on properties that have been inherited. The LTV will be based on the current appraised value. Cash-out refinances are permitted on owner occupied properties only and the property must be fully transferred from the Estate ownership prior to application.

206.6 Relocations

Relocation Mortgages are allowed for purchase money transactions only.

New employment contracts executed by all parties must include a start date within 30 days of loan closing. Loans with this documentation will be treated as full documentation loans.

The employment contract, executed by all parties, must provide for the debt treatment of the borrower’s prior residence. If the contract does not include a provision related to the employer purchasing the borrower’s current residence, the total liability will be included in the debt-to-income (DTI) ratio calculation.

206.61 Relocation Benefits

The PITI on the existing residence can be eliminated from the debt-to-income ratio analysis in a relocation situation if the following conditions are met:

•

A copy of the offer to purchase the existing residence is provided

•

Any closing costs and points that may be included in the relocation package can be used as closing funds. However, the borrower must provide funds for prepaid items unless specifically stated in the relocation package

•

At loan closing, a copy of the equity advance or a settlement statement must be provided as evidence of sale and release from liability

If any of these conditions are NOT met, the full PITI of the existing residence must be included in the debt-to-income ratio calculation.

206.62 Trailing Co-Applicant Income

Borrowers involved in a corporate relocation sometimes pose a special problem when there are joint applicants. In a corporate relocation, one of the co-applicants must usually terminate his/her job to facilitate the move of the other applicant. Trailing Co-Applicant is defined as a spouse, relative, domestic partner, fiance, or fiancee of the primary wage earner:

Trailing co-applicant income is defined as projected income of a presently employed co-applicant who is moving along with the employed borrower to another area without having secured employment at the new residency destination. In those situations, a portion of the co-applicant’s income may be used in determining the qualifying income based on the following guidance. The Product Matrix may supersede the allowed percentage of income that can be used.

In all cases, the following conditions must be met:

•

Neither borrower may be self-employed or commissioned

•

The co-applicant must be employed in a non-commissioned occupation that is readily transferable to a new location

•

The co-applicant must have a record of at least two years consistent employment prior to the relocation

•

The income from the previous employment must be verified in accordance with standard guidelines

•

The approval document must reflect the “trailing income” in the income calculation area and the DTI ratio should be calculated with and without the “trailing income”

•

The property must be the primary residence for both borrowers

•

The transaction must be a purchase transaction

•

If the employee/borrower is a newly hired employee and trailing co-borrower income is needed to qualify, the maximum LTV is 90%

• Unmarried borrowers must have a history of joint financial relationship (e.g., joint bank accounts, joint obligations, etc.)

• A letter of intent to seek employment is required

The underwriter may consider either 75% of the trailing co-applicant’s documented income if this income does not exceed 30% of the total qualifying income; or 50% of the income if it exceeds 30% of the total qualifying income

207 Secondary Financing

Loans with secondary financing are eligible for origination. A second lien may be an open-end credit (HELOC), closed-end second (fully amortizing) or a balloon. Except for Seller held second mortgage, all other privately held second liens are not permitted. Dependent upon the second lien type, special rules will apply. The following parameters are:

•

CLTV ratio, regardless of second lien type, cannot exceed 100%

•

No negative amortization

•

For balloon seconds, the balloon term is not less than five years

•

A HELOC is acceptable provided the loan does not negatively amortize and the maximum amount of the line of credit is used to calculate a CLTV ratio

•

For all loans, a copy of the second lien Note must be in the loan file to verify the P&I payment and the terms of the loan

•

Secondary financing is not available in the UBS One Loan Program or the Option ARM programs.

•

Secondary financing for Foreign Nationals is not available through UBS

•

For specific information regarding secondary financing refer to the appropriate Product Matrix:

—

Traditional/Jumbo Programs

—

Advantage/Alt-A Programs

—

Second Lien Loans

208 Subordinate Financing

A second or third mortgage may be subordinated to the UBS lien only when the maximum combined loan-to-value ratio (CLTV) does not exceed UBS guidelines (see UBS Product Matrices for specifics). The subordinated lien must be a valid lien at a current market interest rate. The subordinated lien must be recorded and clearly subordinate to the new first mortgage or deed of trust. If the subordinate lien is an equity line of credit, use the line limit to calculate the LTV/CLTV. All documentation to support the lien position and the terms (Note) of the subordinate lien must be included in the loan file.

If the subordinate financing is paid off with the proceeds of a loan and it is unseasoned (12 months old or less) it will be deemed a cash-out. If seasoned greater than 12 months it will be deemed a rate and term refinance.

It is not necessary to document the draw history on the HELOC on UBS products. Agency loans require documentation of draw history.

If the subordinate financing will not be paid off with the proceeds of the refinance transaction and will remain subordinate to the UBS first mortgage lien:

•

The subordinate loan requires no seasoning (unless defined by the product chart)

•

The subordinate financing must be re-subordinated to our first mortgage and remain on the books

Unacceptable subordinate lien terms include a lien:

•

With a remaining balloon term of less than five years

•

Subject to a temporary interest rate buy down

•

With negative amortization loans that do not provide a cap or ceiling, and/or do not meet UBS CLTV limits.

In order for subordinate financing to be eligible, the following terms will apply:

•

For negative amortization loans, a copy of the note must be provided, current balance must be verified, and maximum negative amortization potential must be verified. The maximum negative amortization amount must be used to determine CLTV, and CLTV must meet UBS requirements

•

The repayment terms of the subordinate financing must provide for regular payments which cover no less than interest due

•

The interest rate on the subordinate financing should generally be at market rate, but may be less if seller-financed

•

Maturity date of the subordinate financing must be five years or greater if the terms contain a balloon or call option

•

The payment for the subordinate financing must be included in the total monthly housing expense and the PI and the DTI. If the subordinate financing is an equity line of credit, use the line limit to calculate the LTV/CLTV

Seller Carry Back Subordinate Lien — Loans with seller carry back subordinate liens will be considered for purchase (and only allowed on Advantage/Alt-A products — not allowed on UBS One Loan Program) if the following requirements are met:

•

A copy of the seller carry back Note and security instrument are submitted with the loan package

•

The Contract of Sale and final HUD-1 Settlement Statement reflect the seller carry back, including both the amount and to whom the carry back is payable

•

The payments are at least interest-only and the rate must be at a reasonable or market rate

•

There are no call provisions

•

The carry back term is not less then five (5) years

209 Prepayment Penalties

UBS will originate loans with prepayment penalties that are compliant and enforceable under the state law in which the property is located.

210 Reserves

• For loan amounts less than $1,000,000, UBS requires two (2) months minimum PITI liquid reserves on primary and second homes

•

For loan amounts between $1,000,000 and less than or equal to $2,000,000, UBS requires six (6) months minimum PITI liquid reserves on primary and second homes

•

For loan amounts greater than $2,000,000, UBS requires twelve (12) months minimum PITI liquid reserves on primary and second homes

•

Investment properties require six (6) months minimum PITI liquid reserves on loan amounts up to $2,000,000

•

Investment properties require twelve (12) months minimum PITI liquid reserves for loan amounts greater than $2,000,000

Loan Amount	Occupancy Type	Required Reserves
Less than $1,000,000		Two months
$1,000,000 to < $2,000,000	Primary and Second Home	Six months
> $2,000,000		12 months
Less than $2,000,000	Investment	Six months
>= $2,000,000	Investment	12 months

•

PITI for reserve calculation is defined as the PITI used in qualification, not the “reduced start rate”

•

Proceeds from a cash out refinance may be used as reserves

•

In all cases, Foreign Nationals and Non Permanent Resident Aliens require two (2) months reserves or the minimum required for the program as stated above, whichever is greater

211 Temporary Buydowns

UBS will allow for temporary buydowns with certain loan product types:

•

Traditional/Jumbo Loans: Fixed Only

•

Compressed and Annual

•

Full Doc/Alt Doc

•

Not available on cash out transactions

•

Advantage/Alt-A/One Loan Program Loans: Fixed Only

•

Compressed and Annual

•

Full Doc/Alt Doc

•

Not available on cash out transactions

Temporary buy downs are not allowed for the following product types or transactions:

•

Super Jumbo Loans

•

Jumbo/Traditional Loans: Adjustable Rate

•

Advantage/Alt-A/One Loan Program Loans: Adjustable Rate

•

Second Lien Loans

212 Interest Credit

•

Interest Credits are allowed provided the loan is funded by the fifth calendar day of the month

300 Eligible Borrowers

State and federal regulations and UBS guidelines determine a borrower’s eligibility for particular mortgage loan programs. UBS requires that title to the subject property be taken in the name or names of an individual or individuals prior to closing, with the exception of certain types of trusts, as defined below. The borrower must be of legal age, as defined by the state, to enter into a contract to purchase or refinance real property.

UBS does not finance properties that are titled to business entities such as partnerships, limited liability companies, corporations, S-corporations, Non Profit Organizations, or Life Estates. There is no maximum age limit for borrowers.

UBS will consider loans for purchase with the following types of borrowers:

•

Individual or Natural Person

•

Permanent Resident Aliens and Non-Permanent Resident Aliens

•

Foreign Nationals1

301 Residency Status

UBS will consider US citizen and Permanent Resident Alien borrowers that meet or exceed guideline requirements for purchase transactions. Non-Permanent Resident Aliens and Foreign Nationals may be eligible for purchase transactions under certain criteria. Refer to sections 301.2 and 301.3 for specific information.

U.S. Citizen

A United States citizen is a native or naturalized person entitled to all rights and privileges granted by the United States.

Unless otherwise noted, loan program requirements are based on the assumption that the borrower is a U.S. citizen.

301.1 Permanent Resident Alien

A Permanent Resident Alien is an individual who permanently resides in the United States. Lawful permanent resident aliens of the United States are eligible for financing under the same terms that are available to U.S. Citizens.

The following INS documents are acceptable evidence of permanent residency:

Alien Registration Receipt Card I-151 with a 10-year expiration date on the front but no expiration date on the back or

Alien Registration Receipt Card I-551 (Conditional Residential Alien Card) that has an expiration date on the back, as long as it is accompanied by a copy of a filed INS Form I-751; or

An unexpired foreign passport that contains an unexpired stamp reading “Processed for I-551”; Temporary Evidence of Lawful Admission for Permanent Residence. Valid until (mm-dd-yy). Employment Authorized.

The I-551 is commonly known as a “Green Card.”

The INS has programs to allow another group of individuals, such as refugees and others seeking political asylum, to seek permanent employment while their permanent resident alien status is being obtained.

1  Restrictions for Foreign Nationals include LTV and CLTV < 80%.  UBS second mortgages are not available.

301.2 Non-Permanent Resident Alien

A Non-Permanent Resident Alien is an individual who seeks temporary entry into the United States for a specific purpose and has been granted the right to live and/or work in the U.S. for a specified period of time. When a non-permanent resident alien signs the Note as a co-borrower with either a U.S. citizen or a permanent resident alien, the mortgage may be made under the same terms that are normally available to citizens or lawful permanent resident aliens.

All documentation must be in English or English translation must be provided.

The non-permanent resident alien must have a permanent residence abroad and must qualify for the admission classification being sought. Qualifying criteria varies for non-permanent residents based on the length of time that they have resided and worked within the U.S. For those non-permanent residents that have resided for less than two years within the U.S. the following criteria applies:

301.21 Credit

Must have established credit with a minimum of two (2) years credit history, which may be supplemented by one year of foreign debt history.

Non-permanent resident aliens with no usable credit score or without U.S. sources will require a nontraditional or international credit report or three original letters from a lending institution located in the country of origin must be provided. All documentation must be in English or English translation must be provided.

301.22 Employment and Income

Obtain a copy of a work permit or other documentation to support the following:

Must have two (2) years of verifiable employment history with a U.S.-based or multi-national company.

Most non-permanent resident aliens who live in the U.S. and earn income are required to file U.S. tax returns. Income may be earned in the U.S. or a foreign country and may be paid in U.S. or foreign currency.

Foreign Income is acceptable. Qualification ratios using foreign income will be determined by utilizing 75% of the current exchange rate to compensate for potential currency fluctuation.

301.23 Assets

All funds to close must be in U.S. bank accounts or in banks in major industrialized countries.

Funds recently deposited into a U.S. depository institution are an acceptable source of funds if there is evidence that the funds were transferred from the country from which the borrower permanently resides, and it can be established that the funds were the borrower’s before the date of transfer. In this case, the sources of all funds used for closing should be verified as for a borrower who is a U.S. citizen. Documentation requirements are:

A copy of The Wall Street Journal page (with number and the date) showing the conversion rate used should be provided in the loan file along with a written conversion of the beginning and ending balances.

Funds for the down payment, closing costs and reserves must be verified as being on deposit in a U.S. bank prior to closing.

301.24 Documentation and Visas

The following documentation is required to verify residency:

•

Verification that the borrower is authorized to work in the U.S. and the U.S. source of income.

All Non-Permanent Resident Aliens must provide evidence of one of the following Visas:

Visa Number	Description
E-1	Treaty Traders, Treaty Investors Alternate to Permanent Residence
H-1	Alien of Distinguished Merit and Ability
H-2A	Temporary Services for General Labor
H-2B	Temporary Worker for Service not available in the U.S.
H-3	Trainee Invitation to Train in a Particular Field
L-1	Intra-Company Transferees Manager or Executive
G Series	Employees of International Organization
O-1	Extraordinary Ability in Sciences, Arts, Education, Business or Athletics
TN NAFTA or TC NAFTA	Used by Canadian or Mexican Citizens for Professional or Business Purposes

•

There is no minimum time required to be left on the visa; however, underwriter discretion is advised. If there is less than six months remaining, the borrower should provide a letter explaining his/her intention to remain in the country, and a copy of their application for the visa extension.

•

Borrowers with diplomatic immunity are not eligible.

301.25 LTV, Occupancy and Other Restrictions

Condotels are not permitted for Non-Permanent Residents.

For loans where all borrowers are non-permanent resident aliens, the borrower(s) are subject to the following criteria:

•

Primary Residence, Second Home or Investment property secured by a one-unit dwelling single-family property.

•

Maximum loan amount: $1,500,000

•

Full/Alt Doc Type Loans Only

Occupancy	Maximum LTV/CLTV
Full/Alt Doc
Owner-Occupied, first lien, one unit only (Purchase and Rate/Term)	90/95%
Owner-Occupied, first lien, one unit only (Cash-out)	70/75%
Second Homes, first lien, one unit only (Purchase and Rate/Term)	80/80%
Second Homes, first lien, one unit only (Cash-out)	70/70%
Investment Properties, first lien, one unit only (Purchase and Rate/ Term)	80/80%

301.26 For those non-permanent residents with verified residency and work history within the U.S. for the most recent two years

Apply the the following qualifying criteria:

301.26.1 Credit

Must have established credit with a minimum of two (2) years credit history within the United States reflecting three accounts paid as agreed. In addition, the credit score requirement for the specific product must be met.

301.26.2 Employment and Income

Obtain a copy of a work permit or other documentation to support the following:

Must have two (2) years of verifiable employment history within the U.S. with a U.S. based or multi-national company.

Self-employed borrowers are permitted provided that the business is based, licensed and managed in the United States and in addition must meet all the UBS requirements for self employed borrowers.

301.26.3 Assets

All funds to be used as reserves, down payment, and closing costs must be in U.S. bank accounts, seasoned for a minimum of 60 days, and must be verified.

301.26.4 Documentation and Visas

The following documentation is required to verify residency:

•

Verification that the borrower is authorized to work in the U.S. and the U.S. source of income.

All Non-Permanent Resident Aliens must provide evidence of one of the following Visas:

Visa Number	Description
E-1	Treaty Traders, Treaty Investors Alternate to Permanent Residence
H-1	Alien of Distinguished Merit and Ability
H-2A	Temporary Services for General Labor
H-2B	Temporary Worker for Service not available in the U.S.
H-3	Trainee Invitation to Train in a Particular Field
L-1	Intra-Company Transferees Manager or Executive
G Series	Employees of International Organization
O-1	Extraordinary Ability in Sciences, Arts, Education, Business or Athletics
TN NAFTA or TC NAFTA	Used by Canadian or Mexican Citizens for Professional or Business Purposes

•

There is no minimum time required to be left on the visa; however, if there is less than six months remaining, the borrower must provide a letter explaining his/her intention to remain in the country, along with a copy of their approved application for the visa extension.

•

Borrowers with diplomatic immunity are not eligible.

301.26.5 Product Specifics

Non-permanent residents meeting the two-year U.S. work, and residency, credit and asset requirements stated above are eligible for the Full/Alt, Express and SIVA document programs without restriction. For the SISA document program, a minimum of six months reserves or minimum product requirements, whichever is greater, must be met for eligibility.

Non-permanent residents are not eligible for the No Ratio and NoDoc document programs.

301.3 Foreign National

Foreign Nationals are non-US citizens who are not permanent or non-permanent resident aliens and do not have full or partial diplomatic immunity. A Foreign National periodically visits the U.S. and is buying a home in which to reside during those visits. A Foreign National visits but is not employed in the U.S. The Originator is responsible for determining if a foreign national borrower can enter the United States legally.

Credit

For borrowers with no usable credit score or without U.S. sources, a nontraditional or international credit report or three original letters from a lending institution located in the country of origin must be provided. All documentation must be in English or English translation must be provided.

Assets

Borrower must make a minimum down payment of at least 20% from his/her own funds. Two months reserves or the minimum required for the program, whichever is greater.

Funds recently deposited into a U.S. depository institution are an acceptable source of funds if there is evidence that the funds were transferred from the country from which the borrower permanently resides, and it can be established that the funds were the borrower’s before the date of transfer. In this case, the sources of all funds used for closing should be verified as for a borrower who is a U.S. citizen. Documentation requirements are:

A copy of The Wall Street Journal page (with number and the date) showing the conversion rate used should be provided in the loan file along with a written conversion of the beginning and ending balances.

Funds for the down payment, closing costs and reserves must be verified as being on deposit in a U.S. bank prior to closing.

Employment and Income

Employment and income documentation is required. The type of documentation will vary based on the country of residency and the type of income the client receives (i.e., salaried, commission, self-employed, etc.). Income and employment documentation should be discussed at the time of application and should be finalized at the time of underwriting. If the borrower is purchasing rental property, the income from the rental property will not be used in the analysis.

Documentation and Visas

A borrower with full or partial diplomatic immunity evidenced by an A-1, A-2, or A-3 is not allowed. Diplomatic Visa is unacceptable and will not be eligible for financing.

For Foreign Nationals that do not have a Social Security Number (SSN) or a Tax ID Number, a “Certificate of Foreign Status of Beneficial Owner for the United States Tax Withholding” (IRS form W-8BEN) must be filed with the IRS.

All Foreign Nationals must provide a copy of an unexpired passport and evidence of one of the following Visas:

Visa Number	Description
B-1	Temporary Visitor for Business
B-2	Temporary Visitor for Pleasure
E-1, E-2	Treaty Traders, Treaty Investors Alternate to Permanent Residence
G-1	Principal Resident Representative of Recognized Foreign Member Government to International Organization, and Members of Immediate Family
G-2	Other Representative of Recognized Foreign Member Government to International Organization, and Members of Immediate Family
G-3	Representative of Non-Recognized or Nonmember Government to International Organization, and Members of Immediate Family
G-4	International Organization Officer or Employee, and Members of Immediate Family
G-5	Attendant, Servant, or Personal Employee of G-1, G-2, G-3, G-4, or Members of Immediate Family
I	Visas for Foreign Media Representatives
J-1	Visas for Exchange Visitors
J-2	Spouse or Child of J-1
K-1	Fiance(e)
O-1	Extraordinary Ability in Sciences, Arts, Education, Business, or Athletics
R-1	Religious Workers

The immigrant visa must contain an entry stamp

LTV, Occupancy and Other Restrictions

Foreign Nationals are limited to the following LTV/CLTV restrictions:

Occupancy	Maximum LTV Full/Alt Doc
Second Homes and Investment Properties, first lien, one unit only (Purchase and Rate/Term)	80/80%

Condotels are not permitted to Foreign Nationals.

For loans where all borrowers are Foreign National, the borrower(s) are subject to the following additional criteria:

•

Maximum Loan amount $1,000,000

•

Second Homes and Investment Properties Only

•

Full/Alt Doc Type Only

•

Limited to one loan per borrower

•

Secondary financing is not available through UBS

•

Loan must be escrowed. Waiver is not available regardless of LTV

302  Co-Borrowers/Guarantors

In general, co-borrowers/guarantors to mortgage loans are not always required to be part of the entire loan process. In these instances, they may not have the same responsibilities and requirements as the primary borrowers. UBS guidelines are aligned with Fannie Mae guidelines and are as follows:

•

Co-borrowers/guarantors do not have to take title to the property. If their income is to be used for qualification purposes, they must sign the Note at closing with applicable disclosures but would not be required to sign the Mortgage. In this case, the co-borrower’s credit history, credit score, assets, and liabilities must be fully considered in rendering a credit decision

•

If the LTV is greater than 90%, and the co-borrower’s income is used to qualify, then the co-borrower must occupy the property

•

Co-borrowers/guarantors may not be an interested party (seller, builder, real estate agent, etc.) to the property sales transaction

In addition to the above requirements for co-borrowers/guarantors, there are some restrictions for the following different types of co-borrowers/guarantors:

302.1 Non-Occupant Co-borrower

UBS allows non-occupant co-borrowers/guarantors on all loan programs with a CLTV of 90% or less and full/alt documentation standards.

The non-occupant co-borrower must be an immediate family member, a grandparent, or an individual who has a documented significant relationship with the occupying borrower.

A credit report must be obtained on all non-occupant co-borrowers and those borrowers must meet the minimum credit standards set by UBS in Section 603.1.

UBS requires the Owner-Occupant in a transaction where there is a non-occupant co-borrower and the LTV is 80.01% to 90% to contribute at least 5% of the purchase price from their own funds.

If the LTV/CLTV is less than or equal to 80%, the entire down payment may be in the form of a gift.

302.2 Non-purchasing Spouse

If a married applicant purchases a property without involving their spouse, UBS requires the spouse to sign the security instrument or other applicable documentation (including any regulatory compliance documents) to perfect a lien in a community/homestead property state under governing state law and to confirm they are relinquishing all rights to the property.

As required by state jurisdiction, UBS will accept various, state-specific documentation provided UBS is guaranteed a lien position that is superior to that of the non-purchasing spouse.

Please Note: All parties to the Deed/Title will be required to sign the security instrument or other applicable documentation (including any regulatory compliance documents) in order to perfect UBS’s security interest in the collateral.

302.3 Community Property and Homestead States

•

Arizona

•

California

•

Colorado

•

Idaho

•

Illinois

•

Louisiana

•

Nevada

•

New Mexico

•

Texas

•

Washington

•

Wisconsin

303 Non-Arm’s-Length Transactions

A non-arm’s-length transaction occurs when a personal or business relationship exists between the borrower(s) and the seller. Certain types of these transactions may be eligible for purchase by UBS.

Examples of acceptable non-arm’s-length transactions may include:

•

Family sales or transfers (either for or without consideration)

•

Corporate sales or transfers (from business to personal ownership) Non-arm’s-length transactions with family members are generally acceptable if:

•

The family member or relative is the borrowers’ spouse, domestic partner, child, parent, or any other individual related to the borrowers by blood, adoption, or legal guardianship

•

An executed purchase and sales agreement between the purchaser and the family member is in the loan file

•

The source and ownership of funds for the down payment, closing costs, and reserves are well documented in the loan file when required

•

The appraised value of the property is well supported, particularly for gifts or gifts of equity of more than 20% of the LTV

•

Gifts meet the normal gift guidelines as follows:

•

If a down payment is required, the borrower must have 5% of their own funds unless the gift is 20% or more of the sales price or appraised value, whichever is less

•

A signed gift letter and verification of the receipt of the gift funds are provided

•

Gifts of equity are acceptable from immediate family members only. A complete, fully executed gift letter must be provided and the standard gift requirements must be obtained. In addition, the HUD-1 Settlement Statement and the contract of sale must reflect the exact gift of equity

All UBS loan programs are eligible for acceptable non-arm’s-length transactions; however, these transactions may require additional documentation depending upon the seller’s underwriter’s assessment of risk.

Examples of non-arm’s length transactions that would require additional due diligence and approval include, but are not limited to:

•

Employer to employee sales or transfers

•

Borrowers or co-borrowers/guarantors employed in the real estate or construction trades who are involved in the construction, financing, or sale of the subject property

•

Transactions involving principals or employees of UBS approved sellers, real estate brokers or other vendors or service providers (such as an appraiser, settlement agent, title company, etc.) who are involved (directly or indirectly) in the sale and/or lending process of the subject property

•

Any other transaction where there is a relationship that might affect the final sales price. However, the familial relationship between the buyer and seller, in most cases does not effect an arm’s-length transaction if:

•

The parties are acting independently of each other and in good faith, and

•

Both parties are knowledgeable and informed about the transaction they negotiate voluntarily in their own self-interests with no reason for collusion

Also, if the parents are providing a gift for down payment and the source of the gift is from their equity in the sale, their gift of equity does not make the transaction non-arm’s length.

In order to be eligible for origination by UBS, loans to be made to principals or employees of vendors or service providers (such as an appraiser, settlement agent, title company, etc.) cannot directly or indirectly provide these services on their own property.

If borrowers are purchasing a property from a builder who is purchasing the borrowers’ existing residence, it is considered a non-arm’s-length transaction that is not permitted by UBS.

304  Loans to UBS Employees

UBS’s standard policy is to make loans to our employees or senior management only on the same terms offered to the general public. The terms must be substantially the same, including interest rates, fees, and collateral, requirements, and involving only the same lending risks.

Any time an employee applies for a loan, UBS will flag the loan as an employee loan for tracking purposes. This policy applies to all UBS employees.

305  Loans to External Auditors

It is UBS policy not to make or arrange extensions of credit to any bank examiners or external auditors who may be authorized to examine UBS AG or any of it subsidiaries.

The independent accounting firm currently engaged by UBS AG is Ernst & Young LLP.

Federal agencies that examine banks include the following: Office of the Comptroller of the Currency, Federal Deposit Insurance Corporation, Federal Reserve Board (and any other federal or state agency defined by UBS Legal).

However, an extension of credit may be made to persons employed by the Independent Accounting Firm provided all of the following are satisfied:

•

The applicant does not have a partnership or interest in the firm

•

UBS receives a letter from the firm that meets these specific requirements:

•

The letter is addressed to UBS and is contemporaneous with the transaction

•

The letter is signed by a senior manager of the Accounting Firm’s ethics, legal or human resources department

•

The letter specifically states that the employee seeking to make application with UBS is not engaged, and will not be engaged in the futur e, in auditing the financial statements of UBS AG and/or its af filiates

•

Approval is obtained by Originators Management or higher

An extension of credit may be made to an examiner of any federal or state bank regulatory authority provided the applicant meets all of the following. UBS must receive a No Conflict Letter from the regulatory authority that satisfies these specific requirements:

•

The letter is addressed to UBS and is contemporaneous with the transaction

•

The letter is signed by an appropriate senior employee of the regulatory authority, such as:

•

OCC — District Counsel for the District to which the employee is attached

•

Federal Reserve — Ethics Attorney for the District to which the employee is attached

The letter specifically states that a loan to the employee seeking to make application with UBS is permissible because there is no possibility of a conflict of interest.

306 Multiple Loans/Properties

The total number of properties financed by UBS is restricted to ten (10) properties per individual, including the subject property. Maximum number of loans in excess of 80% LTV is limited to four (4) loans per borrower. Within the four (4) loans to a borrower, UBS limits the loans by product/program as follows:

•

Cash out Refinances: two loans

•

Second Homes: one loan maximum

•

Investment Property: two loans maximum

•

Interest Only: two loans maximum

The aggregate outstanding balance of all loans to UBS cannot exceed $3 MM.

All properties and respective liabilities must be listed in the Schedule of REO on the Universal Residential Loan Application (URLA).

If properties are financed at the same time, the loan files must be delivered together for underwriting.

For loans where all borrowers are Non-Permanent Resident Aliens, the maximum loan amount is $1.5MM and is limited to only one unit.

For loans where all borrowers are Foreign Nationals, the maximum loan amount is $1MM and is limited to only one unit.

UBS will consider the impact of geographic concentration risk when analyzing the overall quality of the file(s). UBS therefore reserves the right not to lend where multiple properties are concentrated in one market area.

307 Ineligible Borrowers

•

Corporations with or without recourse

•

General Partnerships

•

Limited Liability Corporations

•

Not for Profit Corporations

•

Borrowers with diplomatic immunity or political asylum

308 Trusts

UBS will originate loans where title is vested in certain Trusts. Eligible trusts and requirements for those trusts are established below:

•

An Inter-vivos Trust (or Living Trust)

•

A Land Trust where it is applicable by law

308.1 Inter Vivos Trust (or Living Trust)

An Inter Vivos Trust or Living Trust is created by a written legal document that transfers legal title to property from an individual to a Trust, usually for estate planning or privacy purposes. The individual or individuals that create the Trust, often referred to as CREATORS, SETTLORS, GRANTORS, or DONORS, are usually named as trustees within the Trust and have full control over the property. If the Trust is revocable the Trustees have the right to revoke or alter the Trust. UBS only accepts Trusts that are revocable. UBS originations management can only approve irrevocable Trusts on an Exception basis. A review of the Trust will be required and approval will be forwarded to the Underwriting Department. [One option is for the attorney for the trust to provide a letter of opinion that all the guidelines have been met]. The Trust must meet the following requirements:

•

UBS must obtain a complete copy of the Trust agreement and any amendments

•

The Title must be fully vested in the Trust prior to closing. Split Title is not eligible

•

The Trust document names one or more Trustees to hold legal Title to and manage the property in Trust, and the Trustee has the power to borrow/mortgage the property for the borrower

•

Title policy specifically indicates that Title is vested in the Trustees of the Inter Vivos Trust

•

The Closing Agent must confirm how the loan documents are to be executed to ensure recourse against the underlying Trustee/Borrower

•

The Trust complies with all applicable State and Local laws and regulations

•

Inter Vivos Trusts are eligible on one-unit properties only unless approved by UBS Origination Management as an exception

•

Property must be owner-occupied as a primary residence or second/vacation home

The Trust must:

•

Be established by a natural person (no corporation, not-for-profit corporation, partnership or other Trust)

•

Become effective during the creator’s lifetime

•

Be established solely by one individual or jointly by more than one

•

Contain language that allows for it to be changed or revoked by the creators during his/her/their lifetime

The creator of the Trust must:

•

Be the primary beneficiary of the Trust

•

Be the applicant or co-applicant

•

Income or assets of at least one of the creators must be used to qualify

•

That individual must occupy the property as a primary residence or second home

•

That individual must be the trustee or one of the trustees. Institutional trustees are eligible if acting as a co-trustee of one of the individuals

The trust income is not used as the qualifying income. The individual borrower’s income(s) are used to qualify.

308.2 Land Trust Where Allowable By Law

A land trust is a trust in which the real estate is declared as personal property under the terms of a trust agreement. The trustee holds legal and equitable title to that property subject to the provisions of the Trust agreement that sets out the rights of the beneficiaries. Sometimes known as an “Illinois Land Trust,” these trusts are not limited to Illinois, but they are not available in all states. The following requirements apply to closings in Land Trusts:

•

Borrower must provide a certified copy of the Trust agreement

•

The Trustee must be an institution

•

At least one borrower must be the beneficiary of the Trust

•

Title must be vested in the Trust only

•

The institutional Trustee must provide a letter to UBS certifying that it will notify UBS if the Trust attempts to change names

•

The note must be signed by the Borrower and the Trust

•

The security interest remit must be signed by the Trust only

Because acceptance of these trusts has the potential to significantly compromise the credit quality of our loan as well as our legal ability to foreclose on the subject premises, we require specialized legal guidance for review of the trust documents by UBS Management. The general requirements for all trusts are as follows:

•

For any loan request where title is vested in the name of a trust, we must obtain a complete copy of the trust agreement and any amendments thereto

•

Trust agreement and documents must be forwarded to Originators Management for review. UBS will review the trust agreement to determine the following:

•

That title is fully vested in the trust (Split title is not eligible)

•

That the trust document names one or more trustees to hold legal title to and manage the property in trust and the trustee has the power to borrower/mortgage the property for the borrower

•

Title policy specifically indicates that title is vested in the trustees of the inter vivos trust

•

How the loan documents are to be executed so as to ensure our recourse against the underlying trustee/borrower. The recommendation may involve additional requirements for individual grantors or co-signors

•

The trust complies with all applicable state and local laws and regulations

•

The trust meets the requirements of Fannie Mae

•

All applicable legal requirements are met even for single-action states, where we may be obligated to choose between the property and the borrower

309 Power of Attorney

Borrower use of Power of Attorney is discouraged unless State law mandates acceptance.

Any use of Power-of-Attorney requires review and approval prior to closing by the Title Company. Failure to obtain prior approval could result in the cancellation of the closing.

If the Borrower’s residence and the property or the location of the closing occurs in more than one state, the state where the financed property is located must be the ruling jurisdiction of the Power of Attorney.

It is the broker’s responsibility to communicate the use of a Power of Attorney to the Closing Department and/or Note it on the Closing request.

Approval to use a Power-of-Attorney will be granted only if the following circumstances exist:

•

There is insufficient time to mail the closing documents to the borrower prior to closing

•

Borrower must have an unavoidable reason for not attending the closing (urgent personal or business matters)

•

The power of attorney must meet the following criteria:

•

Must be durable and it must state that it “will not expire upon the subsequent incapacity or disability of the grantor”

•

Must be specific to the subject property and must contain the legal description. General Powers-of-Attorney are not acceptable except for Americans on active military duty, as indicated below in section

•

Must have been executed no more than three months prior to closing

•

Must be recorded with the mortgage/deed of trust. A copy of an identification card for the Attorney-in-Fact must be obtained and retained in the loan file

Acceptable identification cards are as follows:

•

Driver’s license

•

Passport

•

Green Card

•

Alien Identification Card

•

Other government-issued document evidencing nationality or residence and bearing a photograph or other similar safeguard

In special Power-of-Attorney situations: The following additional conditions apply:

Americans Residing Overseas

•

The Power of Attorney must be drafted in the state where the property is to be financed

•

Power of Attorney must have a “choice of law” clause

•

Power of Attorney must be executed in a U.S. consulate and attested to by the counsel or his/her designee

•

State where the property is financed must be the state where the loan is closed

Americans on Active Military Duty:

UBS will accept a general Power of Attorney referencing that the borrower is on active military duty. Foreigners who are Resident Aliens

Foreigners who are resident aliens (green card holders) or who hold resident visas (E, L or H) which are at least three years in total duration (either elapsed or future) are considered residents of the State in which they reside or claim residence. Therefore, standard Power of Attorney requirements apply.

All Other Foreigners

All other foreigners are technically subject to the sovereign law of the country of which they are citizens.

UBS will not accept Power of Attorney for this group unless there is a referring UBS entity that will provide a Power of Attorney approved by its attorneys and will guarantee that this is legitimate under a country of residence (i.e., will take documentary risk).

400 Documentation Types

UBS offers loan documentation options to meet a borrower’s financing needs. Flexibility for verification of income and/or assets allows a client to deliver a diversified product mix. The different loan documentation processing options for use with the applicable UBS Mortgage Products are defined in this Section.

Each loan must be delivered with a documentation type as defined in the following sections. In the event a loan is submitted, but does not meet the minimum documentation requirements of the category, it may be considered with a lower documentation level and may be priced accordingly.

•

Full Documentation

•

ExpressDoc

•

Stated Income/Verified Assets (Reduced Doc)

•

No Ratio/Verified Assets (No Ratio)

•

Stated Income/Stated Assets (SISA)

•

No Doc

401 Age of Documentation

Standard Commitments: The approval expires as of the expiration date of the oldest required document.

Age of Documents: Verifications in the borrower’s file must be current enough to ensure that the circumstances under which the loan was approved are not likely to change. As such, limitations have been placed on the allowable age of the documents. If the maximum age has expired, the documents must be updated. The following maximum dates apply to the required documentation, unless otherwise directed by the Product Matrices.

On the Verification of Employment, Credit, and Residence, the maximum age of the document is:

•

Existing Construction: Verifications can be no older than 120 days at the time of closing

•

Proposed Construction: Verifications can be no older than 180 days at the time of closing, excluding credit reports

•

The credit report cannot have a generated date more than 120 days from the Note date for existing properties.

•

Verification of Assets: Asset documentation can be no more than 45 days earlier than the date of the application (90 days if quarterly statement)

•

Appraisals: The maximum age of appraisals is six months from the note date

•

If the appraisal is over four months old on the date of closing, the appraiser must re-inspect the exterior and certify that the value has not declined. If the value has declined, a new appraisal must be prepared. The re-certification must be within four months of the date of the Note

402 Full Alternative Documentation

In the Full/Alternative documentation types, the verification documents can be used interchangeably.

For example, income could be documented through the use of a VOE while assets are verified using two months bank statements.

Full Documentation: Mortgage loans that have been processed using full/alternative documentation as defined by Fannie Mae and Freddie Mac are eligible for origination by UBS.

Full Documentation refers to the use of the standard forms approved by both Fannie Mae and Freddie Mac for verification purposes of income/employment, assets, and certain payment histories. These forms include the Verification of Employment (VOE) for salaried borrowers, Verification of Deposit (VOD), and Verification of Mortgage/Rental History (VOM/VOR). The forms must be fully completed and signed by an authorized party for the form to be acceptable for this documentation type. At the underwriter’s discretion, additional documentation may be requested to substantiate the borrower’s income/employment, assets, and/or payment history.

Mortgage/Rental History (either of the following)

•

Verification of Mortgage (VOM) or Verification of Rent (VOR) documenting housing pay history for the previous 12 months

•

Verification of mortgage or rental payment history with a credit report

Asset Verification

•

Verification of Deposit (VOD) documenting the most recent two months balances

For Non-Permanent Resident Aliens, all funds to close must be in U.S. bank accounts or in banks in major industrialized countries.

Funds recently deposited into a U.S. depository institution are an acceptable source of funds if there is evidence that the funds were transferred from the country from which the borrower permanently resides, and it can be established that the funds were the borrower’s before the date of transfer. In this case, the sources of all funds used for closing should be verified as for a borrower who is a U.S. citizen. Documentation requirements are:

A copy of The Wall Street Journal showing the conversion rate used should be provided in the loan file along with a written conversion of the beginning and ending balances.

Funds for the down payment, closing costs and reserves must be verified as being on deposit in a U.S. bank prior to closing.

For Foreign Nationals, borrower must make a minimum down payment of at least 20% from his/her own funds. Two months reserves or the minimum required for the program, whichever is greater.

Funds recently deposited into a U.S. depository institution are an acceptable source of funds if there is evidence that the funds were transferred from the country from which the borrower permanently resides, and it can be established that the funds were the borrower’s before the date of transfer. In this case, the sources of all funds used for closing should be verified as for a borrower who is a U.S. citizen. Documentation requirements are:

A copy of The Wall Street Journal showing the conversion rate used should be provided in the loan file along with a written conversion of the beginning and ending balances.

Funds for the down payment, closing costs and reserves must be verified as being on deposit in a U.S. bank prior to closing.

Employment and Income Verification

•

Written Verification of Income and Employment (VOE) documenting the most recent two years for salaried borrowers or borrowers whose commissions and/or bonus income represent less than 25% of total qualifying income and

•

Verbal Verification of Employment (VVOE) performed by a third-party (e.g., client’s employee) within 10 days of closing

•

Most recent two-year’s tax returns (commission and self-employed borrowers)

•

A signed 4506 Form will be required

For Non-Permanent Resident Aliens, obtain a copy of a work permit or other documentation to support the following:

Must have two (2) years of verifiable employment history with a U.S. based or multi-national company.

Most non-permanent resident aliens who live in the U.S. and earn income are required to file U.S. tax returns. Income may be earned in the U.S. or a foreign country and may be paid in U.S. or foreign currency.

Foreign Income is acceptable. Qualification ratios using foreign income will be determined by utilizing 75% of the current exchange rate to compensate for potential currency fluctuations.

For Foreign Nationals, a VOE or letter from the employer written in English or English translation documenting the most recent two (2) years of employment and income should be provided. Qualification ratios using foreign income will be determined by utilizing 75% of the current exchange rate to compensate for potential currency fluctuations.

Alternative Documentation: allows the seller to obtain documents directly from the borrower regarding employment, income, assets, and mortgage/rental history in lieu of the standard documentation (VOE, VOD and/or VOM/VOR). Examples of this type of documentation level are as follows:

Mortgage/Rental History

•

Verification of mortgage or rental payment history with a credit report

•

Twelve months cancelled checks (front and back) evidencing housing obligation

•

Verification of Mortgage (VOM) or Verification of Rent (VOR) documenting housing pay history for the previous 12 months

Asset Verification

•

Two months most recent bank statements

Employment and Income Verification

•

Two years W-2s. A signed 4506 is required at closing

•

Two years most recent 1040s (including all schedules). Required for all self-employed borrowers or borrowers whose commissions and/or bonus represent 25% or more of total qualifying income. For self-employed borrowers, an unaudited interim P & L will be required if the latest tax return used in the analysis is older than six months from a calendar year perspective

•

A signed 4506 will be required when tax returns and/or W2s are used for qualification

•

Two most recent pay stubs

•

A Verbal Verification of Employment performed by the Fulfillment Center within 10 days of the closing will be completed on all non-self-employed borrowers

403 ExpressDoc

Under this documentation level the loan must contain a minimum of 12 months of employment/income verification and one-month asset verification. Examples of this type of documentation are listed below:

Mortgage/Rental History

•

Verification of mortgage payment history with a credit report

•

VOM/VOR or twelve (12) months’ canceled mortgage or rent checks.

Asset Verification

•

VOD documenting most recent one (1) month balance

•

One (1) month of the most recent bank statement for all accounts needed for funds to close Employment and Income Verification

•

VOE documenting one (1) year of income. Salaried borrowers or borrowers whose commissions and/or bonus income represent less than 25% of total qualifying income.

•

One (1) year’s W-2 forms or most recent 1040 tax returns. Required for all self-employed borrowers or borrowers whose commissions and/or bonus represent 25% or more of total qualifying income. For self-employed borrowers, an unaudited interim P & L will be required if the latest tax return used in the analysis is older than six months from a calendar year perspective

•

A signed 4506 is required at closing when tax returns and/or W2s are used for qualification

•

Most recent year-to-date pay stub evidencing at least a 30-day period

•

Verbal Verification of Employment performed by the fulfillment center within 10 days of the closing will be completed on all non self-employed borrowers

404 Stated Income/Verified Assets (SIVA or “Reduced”)

Income as stated and acknowledged by the borrower on the Uniform Residential Loan Application (1003) and the Underwriting Transmittal (1008) is used to qualify the borrower. Verification of income is not required, if the following conditions are met:

•

Self-employed and salaried borrowers are eligible. Self-employed borrowers must be self-employed with the same business entity for a minimum of two years. Salaried borrowers must be in the same line of work for a minimum of two years

•

• Stated income must be reasonable for the job/occupation and length of employment of the borrower, and must be validated using online sources that provided employee compensation data such as “Salary.com”

•

Gift funds are permitted on Primary residences provided the borrower contributes at least 10% of his/her own funds for the down payment.

Mortgage/Rental History

•

VOM or VOR

•

Twelve (12) months’ canceled mortgage or rent checks

•

Verification of mortgage payment history with a credit report

Asset Verification

•

Two months most recent bank statements. Please note, statements cannot reflect Direct Deposit earnings

•

Verification of deposit (VOD) documenting the most recent two months balances

Employment Verification

•

Verbal Verification of Employment performed by the fulfillment center within 10 days of the closing for all non-self-employed borrowers

•

For self-employed borrowers, a verbal verification of employment must be obtained from the borrower’s CPA or evidence of a business license for the past two years must be provided

405  Stated Income/Stated Assets (SISA)

This option does not require verification of income or assets. The borrower’s qualifying ratios are calculated on the basis of the income as stated on the loan application. The income stated must be reasonable for the position, and must be validated using online sources that provided employee compensation data such as salary.com. The borrower’s assets needed for the down payment, closing costs, and reserves are also calculated on the basis of the assets as stated on the loan application. Employment for wage earners and self-employed borrowers must be stated and verified, usually with a verbal verification completed by the fulfillment center (or via third party for self-employed). Examples of this type of documentation are listed below:

•

Employment Verification

•

Verbal Verification of Employment performed within 10 days of the closing date

•

For self-employed borrowers, a verbal verification of employment must be obtained from the borrower’s CPA or evidence of a business license for the past two years must be provided

•

Gift funds are permitted on Primary residences provided the borrower contributes at least 10% of his/her own funds for the down payment

406 No Income/Verified Assets (NIVA or “No Ratio”)

This option does not require the calculation of the borrower’s debt-to-income ratios. The borrower’s income should not be disclosed anywhere within the loan application or the credit file. The borrower’s employment must be stated and verified with a verbal verification completed by the processor (or via third party for self-employed borrowers). Assets and liabilities are verified according to full or alternative documentation option guidelines. Examples of this type of documentation are listed below

Mortgage/Rental History

•

VOM or VOR

•

Twelve (12) months’ cancelled mortgage or rent checks

•

Verification of mortgage payment history with a credit report

Asset Verification

•

Two months most recent bank statements. Please note, statements cannot reflect Direct Deposit earnings

•

Verification of deposit (VOD) documenting the most recent two months balances

•

Gift funds are permitted on Primary residences provided the borrower contributes at least 10% of his/her own funds for the down payment

Employment Verification

•

Verbal Verification of Employment performed by the fulfillment center within 10 days of the closing for all non-self-employed borrowers

407 No Income/No Assets (NINA or “No Doc”)

With this documentation option, the borrower’s income, employment and assets are not disclosed anywhere within the loan application or the credit file. This option does not require the calculation of the borrower’s debt-to-income ratios. The application must be complete with respect to liabilities, schedule of REO, and all other required documentation and must be executed by all borrowers. This program is not permitted for first time homebuyers or loans with powers of attorney. Payment shock may be addressed on a case-by-case basis and the borrower’s capacity and willingness to repay. One form of legible ID including a photograph is required for each borrower at closing.

408 Appraisal Documentation

Appraisal Requirements:

•

Full URAR appraisal (Fannie Mae Form 1004) with interior inspection is required for all UBS products,

•

Loan amounts < $1,500,000 require one full appraisal

•

Loan amounts greater than or equal to $1,500,000 require two full appraisals

•

Property values greater than or equal to $2,000,000 require two full appraisals regardless of LTV/CLTV and/or loan amount WHOLESALE SPECIFIC:

Fannie Mae and Freddie Mac loans decisioned by DU or LP respectively follow the finding report appraisal requirements.

409 UBS Documentation Matrix

Documentation and Lookback Requirements	Full/Alternative Doc	ExpressDoc	Stated Income/Verified Assets	Stated income/Stated Assets	No Ratio	No Doc
Section	402	403	404	405	406	407
Minimum Income Verified (Written)	Two years	One Year	N/A	N/A	N/A	N/A
Income Documentation	Fannie Mae/Freddie Mac forms or W2s/1040s and pay stubs	W2, 1040s and pay stub or Fannie Mae/Freddie Mac forms	Stated on Application	Stated on Application	N/A	N/A
Minimum Employment Verified (Written)	Two Years	One Year	Current Employment	Current Employment	Current Employment	N/A
Verification of Employment (Verbal)	✓	✓	✓	✓	✓	N/A
Verification of Mortgage/Rent	✓	✓	✓	✓	✓	✓
Minimum Mortgage/Rental History Verified	One Year	One Year	One Year	One Year	One Year	One Year
Asset Documentation	Fannie Mae/Freddie Mac forms or two months bank statements	One month bank statements or Fannie Mae/Freddie Mac forms	Two months bank statements or Fannie Mae/Freddie Mac forms	Stated on Application	Two months bank statements or Fannie Mae/Freddie Mac forms	N/A

500 Eligible Properties

UBS will originate loans secured by residential real property provided that the property represents reasonable collateral for the loan. The property type and its current condition are important factors in the qualification of a loan application. The property appraisal is a key indicator of the property condition and value as collateral for the loan.

501 Geographic Restrictions

UBS will purchase first lien mortgage loan transactions secured by one to four family properties in all states and the District of Columbia with the following exceptions:

•

Alaska

•

Hawaii (All product matrices reduce LTV/CLTV by 10%)

•

Guam

•

Puerto Rico

•

Virgin Islands

•

Cash-Out Refinance transactions on Primary residences in the state of Texas (Conduit Only)

•

Certain loan programs, however, may have specific state restrictions. Refer to the Product Matrices for these restrictions, if any

501.1 State-Specific Refinance Requirements

In certain states, lenders are required to confirm that a refinance transaction on an applicant’s primary residence will provide a financial benefit to the borrower or that it is in the borrower’s best interest to refinance their mortgage loan.

Prior to issuing a loan approval, the underwriter must complete either a “Net Tangible Benefit Worksheet” or a “Borrower’s Interest Worksheet,” if the refinance of a primary residence takes place in any of the following states:

•

Massachusetts

•

New Mexico

•

North Carolina

•

South Carolina

•

Virginia

•

West Virginia*

If the loan does not meet the standards as set forth in the worksheet, the loan will require review by the UBS Operations group, prior to final approval.

The completed document must be part of the closing package.

*In West Virginia, the applicant’s signature is required on the worksheet prior to the disbursement of funds.

Texas Homestead Properties:

Homestead properties in Texas must be reviewed to ascertain whether:

1.

The loan being refinanced was originated by a government or non-profit lender

2.

The loan being refinanced is less than seven years old

3.

The rate on the loan being refinanced is 2% below that of the applicable U.S. Treasury Security (i.e., 15, 20, or 30 years)

If all of the above are “true,” the loan cannot be refinanced unless the transaction is to:

1.

restructure to avoid foreclosure, or

2.

the rate and fees of the new loan are lower than the loan being refinanced

501.2 Texas Cash-Out Requirements for Primary or Homestead Properties (Wholesale Only)

1.

Minimum credit score of 620

2.

First Lien Only

3.

One Unit Only (Two- to four-unit properties are not eligible)

4.

The co-signor, if any must be the borrower’s legal spouse

5.

No cash-out within previous 12 months (based on date on deed of trust)

6.

No more than one cash-out refinance on the property at one time

7.

Fees are limited to 3% of the original principle loan amount

8.

No pre-payment penalties are permitted

9.

Fixed and Adjustable rate programs available

10.

10-, 15-, 20- and 30-year terms available

11.

Maximum LTV/CLTV ≤80% (based on the appraised value)

12.

Minimum loan amount of $50,000/Maximum Loan amount of $1,000,000

13.

The closing date is 12 days after the later of the, (a) application date signed by borrower, or (b) date on the Notice Concerning Extension of Credit received signed by borrower

14.

The appraisal verifies the property is eligible for homestead (i.e., property cannot exceed 10 urban acres or 200 (family) or 100 (single) rural acres)

15.

The borrower has received all required Texas disclosures (e.g., Notice Concerning Extensions of Credit and Borrower’s Election of Method of Determination of Fair Market Value)

16.

The loan must close at the office of the lender, title company, or an attorney at law

502 Eligible Property Types

UBS will purchase loans made on several different types of properties (as detailed below). Not all of the property types are eligible for every program offered. Please refer to the individual product matrices to determine the property type eligibility for the product requested.

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Single Family Attached Residences

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Single Family Detached Residences

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Agency Warrantable PUDs (Planned Unit Developments)

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Prefabricated and Modular Homes

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Two- to Four-Unit Multi-Family Properties

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Agency Warrantable Condominiums

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Non Warrantable Condominiums (See restrictions in section 505.27)

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Cooperatives

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Condotels: LTV limitation of ≤80%; see other restrictions in section 507

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Leasehold Properties (see restrictions in Section 512)

503 Standard Property Eligibility Requirements

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All properties must be designed for year round residential use

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The property must have a minimum of 500 square feet of living area.

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A permanent heat source is required (unless typical for climate and at least two comparables demonstrate the same feature/marketability)

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The utilities serving the subject must meet community standards

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The improvements must conform to all applicable zoning requirements

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The property must be taxed as real estate by the jurisdiction where it is located

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The property and improvements must represent the highest and best use of the property

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The property is complete with no deferred maintenance affecting market value, structural integrity or health and safety of the occupants of the dwelling. Deferred maintenance not to exceed 2% or $2,000, whichever is less

504 Property Definitions

504.1 Single Family Residence

A fee simple single-family residence (SFR) consists of a single unit structure and is designed for occupancy by one family. Generally, the dwelling will not have common exterior walls with another residence. However, it may be attached and not be classified as either a condominium or PUD. The dwelling may be located on an individual lot, in a subdivision, or in a project.

504.2 Planned Unit Development (PUD)

(Planned Unit Development) A PUD is a property where each unit owner has title to a residential lot and building and generally a non-exclusive easement on the common areas of the project. The owner often pays monthly homeowners association (HOA) fees as part of the project. Requirements for PUD properties include the following:

•

There are no special requirements for a property classified as a “detached or attached PUD”; however, a “PUD rider” should always be recorded with the mortgage

504.3 Modular Homes

A modular home consists of prefabricated components that are transported to the property site for final assembly. Although a modular home may be transported on a steel undercarriage, the undercarriage is not a permanent structural component and is removed when the home is placed on a foundation. Requirements for Modular Homes include the following physical characteristics, as applicable:

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The property must have the general appearance and functional utility of a site-built home

•

The home must be permanently attached per manufacturer specifications and/or state building codes

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The home must have full perimeter walls that include brick, block, poured concrete or treated wood

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The home must have a pitched roof with overhang. The roof covering must be standard composition shingle (asphalt or fiberglass) or superior

•

The unit must have permanent steps and stoops

•

The property must have on-site parking

505 Condominiums

A condominium is a real estate project formed according to state condominium statutes, a recorded declaration and other constituent documents. The structure is generally of two or more units. The interior space of the units is individually owned. The balance of the property (both land and building), is owned by the owners of the individual units. The common areas are administered and maintained by an owners’ association that levies monthly maintenance charges against each unit owner.

A condo building that has greater than four stories is considered a high-rise. A condo building that has four or less stories is considered a low-rise.

Requirements for Condominiums include the following:

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The Condominium meets standard agency guidelines

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UBS will not originate more than 10% of the units in any one project over a reasonable period of time

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UBS will originate a maximum of two units in a single condo project to the same borrower at one time. One unit must be the borrower’s primary residence, although UBS will consider two non-owner occupied units for one borrower on a case-by-case basis

•

A standard Fannie Mae project questionnaire must be completed with all required documentation

•

Condo projects with less than five units will require an arbitration agreement

•

The condo project cannot be involved in any current litigation

•

Condo projects containing mixed-use units may be acceptable if the style is common and customary to the area and there are no negative effects on marketability

•

Condominium projects that represent a legal, but non-conforming, use of land where zoning regulations prohibit rebuilding the improvements in the event of partial or full destruction are NOT eligible

•

Houseboats projects, multi-dwelling unit condominiums and timeshare projects are ineligible for origination

•

Condotel Projects are available with UBS products only. See additional requirements in this chapter.

•

Non Warrantable Condominiums are available with UBS products only. See additional requirements in this chapter.

505.1 Site/Detached Condominium Project

A condominium project consisting of detached single-family units. If the project meets the criteria below, you may accept the project for Primary Residence and Second Home borrowers (For non-owner-occupied transactions a full project review is required). The UBS underwriter has authority to determine project eligibility, for this project classification, as part of the underwriting decision:

•

Development must consist only of single family, detached dwellings under the condominium covenants (no manufactured housing)

•

No common area improvements (other than greenbelts, private streets, parking)

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Occupancy is limited to Primary Residence and Second Home borrowers. If the subject loan is Non-Owner-Occupied, the Site/Detached classification cannot be used. Non-owner-occupied borrowers must be reviewed under FNMA or FHLMC Condominium Guidelines

•

Maximum CLTV is the product limitation per program guidelines

•

Appraiser must comment on any market effect or buyer resistance that this type of ownership may have

•

Property must be covered by hazard, flood (if applicable), liability, either through the master condominium policy (if the unit consists only of the air space for the unit, and the dwelling and site are considered in the common or limited common areas), or by individual policies (if the unit consists only of the entire structure, site and air space)

•

Title Policy must meet title insurance requirements for condominium projects

•

All condos must meet Fannie Mae requirements

505.2 Agency Condominium Guidelines

505.21 FNMA Condominium Project Considerations

The use of FNMA classifications is allowed on UBS products.

505.22 FNMA Project Acceptance

New projects are projects in which less than 90 percent of the total units have been conveyed to the unit purchasers. New projects also include projects that are not fully complete, such as proposed construction, new construction, or the proposed or incomplete conversion of an existing building to a condominium.

Established projects are projects in which 90 percent or more of the total units have been conveyed to the unit purchasers, and the project is complete.

Guidelines for FNMA Condominium Project Acceptance Processes

The guidelines offer the following four project acceptance processes by which a loan secured by a condominium unit.

505.23 Lender-delegated Limited Review

Eligibility for Limited Review is based upon certain loan-level characteristics, including LTV, occupancy, and the Desktop Underwriter® (DU™) recommendation, if applicable. To allow more loans to qualify for this process, Fannie Mae has expanded the eligibility criteria for loans that are secured by units in condominium projects that qualify for Limited Review.

The use of FNMA classifications is allowed on UBS products. The use of the Fannie Mae Limited review classification is allowed on UBS products that meet the following criteria:

•

DU Certification

•

Non-DU loans on primary residences with LTV/CLTV ≤80%

•

Non-DU loans on second homes with LTV/CLTV ≤75%

•

Non-DU loans on non-owner occupied properties with LTV/CLTV ² 75%

Refer to Fannie Mae’s Selling Guide for more information.

A loan secured by a condominium unit may qualify for Limited Review based on the LTV and occupancy characteristics of the loan. Fannie Mae offers broader eligibility criteria for Limited Review of attached condominiums. Limited Review eligibility criteria differ depending upon whether a lender submits the loan through DU or chooses to evaluate the loan outside of DU.

For a loan at any LTV (CLTV) with a DU-Approve recommendation, a Limited Review is permitted if the unit is an owner-occupied principal residence. Limited Review is also permitted for a loan with a DU-Approve recommendation if the unit will be used as an investment property and the loan has a loan-to-value (or CLTV) ratio of 75 percent or less.

For all UBS AUE Approved Loans, DU-underwritten or manually underwritten loans, a Limited Review is permitted if the unit is an owner-occupied principal residence and the loan has a loan-to-value (or CLTV) ratio of 80 percent or less. Limited Review is also permitted if the unit will be used as a second home or on an investment property and the loan has a loan-to-value (or CLTV) ratio of 75 percent or less.

When a lender performs a Limited Review, it warrants that the project is not an ineligible project as defined in section 505.27 that the mortgage it is delivering is not secured by a manufactured home; that the units, common areas, and facilities within the subject legal phase have been completed; and that the project is covered by the required insurance as set forth in Fannie Mae’s Selling Guide.

Limited Review: Attached Condominium Units

Occupancy	DU Approve	Maximum LTV/CLTV% All Other DU Recommendations	UBS AUE or Manual Underwriting
Principal Residence	All LTVs/CLTVs	< 80%	< 80%
Second Home	< 75%	< 75%	< 75%
Investment Property	< 75%	< 75%	< 75%

505.24 Fannie Mae Review (“1028”)

Certain condominium projects require a more comprehensive review and must be forwarded to Fannie Mae staff for review and acceptance. It is the seller’s or broker’s responsibility to acquire the “Final Acceptance Letter” under the Fannie Mae 1028 review.

When a lender submits a condominium project to Fannie Mae for review and acceptance, it is referred to as a Fannie Mae Review. (Fannie Mae Reviews have often been referred to as “Type C” or as “1028” reviews, referencing the form that Fannie Mae issues upon final project acceptance.)

Projects that have been reviewed and accepted by Fannie Mae appear on the list of Fannie Mae-Accepted Condominium, Cooperatives, and Planned Unit Developments at http://www.efanniemae.com/sf/refmaterials/approvedprojects/. Any lender can deliver loans in condominium projects that appear on this list without further project review, provided the lender verifies that the project is covered by the required insurance. When a lender delivers or originates a loan secured by a condominium unit in a project that is accepted pursuant to Fannie Mae Review, the lender makes the warranty of project eligibility.

Lenders may submit any project to Fannie Mae for project acceptance if they want the project to appear on the list of Fannie Mae-Accepted Condominium, Cooperatives, and Planned Unit Developments. Some condominium projects, however, must be submitted to Fannie Mae for review and acceptance.

Fannie Mae has reduced the number of project types that must be submitted to Fannie Mae. The only projects that must be submitted for Fannie Mae review are new projects that are apartment-to-condominium conversions that involve a gut rehab.

(Gut rehabilitation refers to the renovation of a property down to the shell with replacement of all HVAC and electrical components.)

However, if Limited Review eligibility requirements are met for a subject loan, then that loan will be eligible for Limited Review even if the condominium unit is located in a project that has one or more of the three characteristics mentioned above.

505.25 FNMA Lender-delegated Expedited Review

Guidelines for projects reviewed under Expedited Review eliminate the need for legal review and homeowner’s association budget review and, depending on individual project characteristics, may provide for presale requirements lower than the new Fannie Mae Review standard of 50 percent. The Expedited Review process is supported by the Condo Project Manager™ (CPM™), a Web-based application that is available to all lenders at http://www. efanniemae.com/sf/technology/ou/cpm/. CPM provides a clearly defined condominium project acceptance path with a step-by-step process for lenders to enter condominium project data and receive findings on project acceptability.

When a lender delivers a loan secured by a condominium unit in a project that is accepted pursuant to Expedited Review, the lender represents and warrants that (i) the project is not an ineligible project, and (ii) the project is covered by the required insurance as set forth in Fannie Mae’s Selling Guide.

Note that Expedited Review is not permitted when a Fannie Mae Review is required, as described in the Fannie Mae Review section above.

The Expedited Review process will be supported by a project acceptance system available at http://www.efanniemae.com/sf/technology/ou/cpm/. The system, Condo Project Manager (CPM), provides lenders with a process to enter a streamlined level of project data online, issue lender-specific project acceptance, and track the status of delegated project reviews each lender has submitted. Additionally, CPM will provide lenders with access to the list of projects that already have been accepted by Fannie Mae.

When using CPM, the lender answers a series of questions relating to eligibility criteria such as project completion, property ownership, presales, single investor concentration, project insurance, and other project information. Many of the answers will be based on information contained in the property appraisal. Based on the data the lender enters, the system responds with findings on project acceptability.

CPM may accept the project, decline to accept the project, or prompt the lender to contact Fannie Mae. After further review and inquiry, Fannie Mae’s project acceptance team may either accept the project, require the lender to submit the project for Fannie Mae Review, or in some cases, the project acceptance team may decline to accept the project. For accepted projects, the lender must maintain a printed copy of the project acceptance certification in its loan file.

505.251 FNMA Expedited Review of New Projects (Except Two- to Four-Unit Projects)

Fannie Mae and UBS require the use of CPM to obtain project acceptance for new projects under the Expedited Review process.

For new projects, CPM project acceptance will be valid for a period of six months. The project may be eligible for an extension of project acceptance certification upon submission of updated project data.

505.252 FNMA Expedited Review of Established Projects and all Two- to Four-Unit Projects

•

CPM may be used, but is not required, to obtain project acceptance for established and two-unit to four-unit projects. Alternatively, manual underwriting of such projects (without using CPM) is also accepted. If the project is manually underwritten, the representations and warranties must meet the following eligibility criteria:

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At least 50% of the total units in the project must have been conveyed to principal residence purchasers or second home purchasers. However, this 50% occupancy requirement does not apply when a lender delivers to us a loan that is secured by a unit that is conveyed to a purchaser who is occupying the unit as a principal residence or second home (i.e., not an investment property). No single entity (the same individual, investor group, partnership, or corporation) may own more than 10% of the total units in the project. In the case of two-unit to four-unit condominium projects, all but one unit must have been sold to principal residence or second home purchasers.

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All units, common elements, and facilities within the project — including those that are owned by any master association — must have been completed and the project cannot be subject to additional phasing or annexation.

-

Control of the homeowners’ association must have been turned over to the unit purchasers (not required on two-unit to four-unit condominium projects).

-

The units in the project may be owned in fee simple or leasehold and the unit owners must be the sole owners of and have rights to the use of the project’s facilities, common elements, and limited common elements.

For established and two-unit to four-unit projects, CPM project acceptance will be valid for the submitting lender for one year. The project may be eligible for an extension of project acceptance certification upon submission of updated project data.

505.26 FHLMC Condominium Project Considerations

FHLMC uses the following categories for classifications of condominium projects. The use of FHLMC classification (Class I, Class II, and Class III) is allowed on UBS product, unless otherwise noted on the Product Matrices. The use of the Freddie Mac Limited review classification is allowed on Freddie Mac Products only.

505.261 Class I classification is utilized for projects that have not been completed, is subject to additional phases or additions or for which the developer has control of the unit owner’s associations.

505.262 Class II classification is utilized for established projects with the homeowners in control of the HOA for no minimum length of time (generally less than one year), all units and common elements are complete and where no additional phasing is planned.

505.263 Class III classification is utilized for established projects with the homeowners in control of the HOA for at least one year, all units and common elements are complete and where no additional phasing is planned.

Refer to Freddie Mac’s Seller/Servicer Guide for more information.

505.27 Non Warrantable Condominium Projects

UBS will purchase/originate non warrantable condominium projects provided the following eligibility requirements are met:

•

Project must comply with all requirements listed in Section 505 with the exception of meeting standard Agency Guidelines

•

Common Areas must be 100% complete

•

Properties where common areas are not complete may be considered on a case by case basis upon review of the completion bond letter or other legal documentation as required by the local municipality which should address the potential completion date

•

50% of the project must be sold or under contract

Pre-sale ratio will be based on the total number of units in the entire project or legal phase

•

Investor concentration may not exceed 50%

Occupancy ratio will be based on the total number of units sold or under contract to be sold

•

No single entity (the same individual, investor group, partnership, or corporation) may own more than 10% of the total units in the project other than the developer during the initial sales period

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No more than 10% of the unit holders may be more than 30 days delinquent in payment of their HOA dues

•

Marketing time for available units should not exceed six months

•

Leaseholds are not permitted

•

Maximum LTV is the lower of 80% or the maximum LTV permitted by product and documentation type. Maximum CLTV is the lower of 95% or maximum permitted by product and documentation type

•

Projects currently under conversion or projects that have been converted within the last three years must meet the following additional eligibility requirements:

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All rehab work must be 100% completed

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A satisfactory copy of the engineer’s or architect’s report or certification to include commentary regarding the project’s compliance with code requirements

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Copy of Certificate of Occupancy or comparable document

505.28 Ineligible Projects

UBS will not purchase or securitize mortgages that are secured by units in certain types of PUD, condominium, or cooperative projects, regardless of the characteristics of the unit mortgage. Ineligible condominium projects include all of the following:

•

Timeshare or segmented ownership projects

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Houseboat projects

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Multi-dwelling unit condominiums — projects that permit an owner to hold title (or stock ownership and the accompanying occupancy rights) to more than one dwelling unit, with ownership of all of his or her owned units (or shares) evidenced by a single deed and mortgage (or share loan)

•

Condominium projects that represent a legal, but non-conforming, use of the land, if zoning regulations prohibit rebuilding the improvements to current density in the event of their partial or full destruction

•

Any project for which the owner’s association is named as a party to current litigation or, for any project that has not been turned over to the association, for which the project developer is named as a party to current litigation that relates to the project

506 Combining Two Units

Definition: Individual adjoining units that will be combined to function as one contiguous living space.

•

For Purchase transactions, the contract price of unit one and two equals the total purchase price. The CLTV will be based on the lesser of the combined sales price or the appraised value. A transaction is considered a purchase if the borrower does not currently own either one of the units

•

For Refinance transactions, the loan will be considered a cash-out transaction and the maximum CLTV is restricted by product. A transaction is underwritten as a refinance if the borrower owns one unit and is now purchasing the second unit. For regulatory compliance and disclosure purposes, these transactions are handled as purchases, the right of rescission does not apply

•

The condominium project must meet the UBS condominium criteria specified in section 505

•

The appraisal report must be prepared based on the combination of units and must be subject to the completion of the necessary alterations required to make the combination of two units into one

•

The combined unit must functionally appear as one unit, including complete removal of one kitchen

•

Written permission from the Condominium Association to combine the units is required. Borrower must have sufficient assets to cover the estimated costs

•

Escrow will be held for the greater of $10,000 or 1.5 times the cost to convert the unit

•

UBS must be able to obtain a blanket Mortgage on the combined unit

A final inspection to verify satisfactory completion of combined improvements is required prior to release of escrow funds to the borrower.

507 Condotel

Condotels are condominium projects, individually owned, that operate like a hotel. Typically, a Condotel will have a registration desk in the lobby; allow short-term occupancy, and other hotel-like amenities such as cleaning services, food, and telephone.

Condotels will be acceptable for financing with UBS (non-agency) products within the following parameters:

•

The project must be complete and it must be located in a vacation/resort area

•

Subject will be treated as a non-owner occupied, subject to non-owner occupied pricing

•

Unit must have at least 500 square feet

•

Unit must have a full kitchen

•

Rental income from the property cannot be used to qualify the borrower

•

The project must be established a minimum of one year as a Condotel

•

Cash-out is not permitted

•

The project must be 50% sold

•

No more than 10% of the units can be owned by one single entity

•

Project cannot require mandatory rental pools

•

Conversion from apartment or other use is ineligible

•

Owner-occupancy percentage minimum will not be required

•

UBS will not originate more than 10% of the number of units in the project within a reasonable period of time

•

Studio units are acceptable, however, Purchaser will limit its exposure to 5% of the number of units in the project

•

Condotels are not acceptable on the Traditional/Jumbo or Second Mortgage Products

•

Condotels are not allowed with Non-Permanent Resident and Foreign National borrowers

•

Condotels LTV/CLTV are limited to the lower of the product limit or 80% LTV/CLTV

508 Co-operatives

A Co-op is a residential property in which a corporation or trust holds the title and sells shares of stock representing the value of a single unit to the purchaser. A purchaser receives a proprietary lease that allows the purchaser to occupy the property in addition to all other rights, privileges, and/or restrictions. UBS will consider loans secured by a cooperative (co-op) property for purchase if certain requirements are met. The property must be located in the five boroughs of New York City (Bronx, Brooklyn, Manhattan, Queens and Staten Island); Westchester, Rockland, Suffolk and Nassau counties of NY; and Bergen and Hudson counties in New Jersey.

CONDUIT SPECIFIC: The property must be located in metropolitan areas with established co-op markets.

508.1 Co-operative Requirements

General

The Co-op Corporation must have marketable title to the property and own the property in fee simple or an acceptable leasehold estate.

The Co-operative Corporation share loan must be secured by:

Shares of stock in the Co-operative and the exclusive occupancy rights to a single family dwelling (unit), as evidenced by the Proprietary Lease, which should extend beyond the term of the mortgage.

Litigation Issues	Projects/cooperative corporations (or Sponsor(s) for reasons related to the project) named as a party to current, major litigation will be reviewed for impact(s).
Borrower Qualification	The verified monthly dues are included in the total housing and debt ratios. Occupancy can be Primary or Second Home.
Geographical Restrictions

The property must be located in the five boroughs of New York; Westchester, Rockland, Suffolk and Nassau counties of NY; and Bergen and Hudson counties in New Jersey.

Conduit specific: The property must be located in metropolitan areas with established co-op markets.

Co-op Project Eligibility

All units, common elements and facilities within the project must be fully completed. No more than 10% of the units within the project can be owned by one entity, with the exception of the sponsor or holder(s) of unsold shares.

The Co-operative project must contain at least 20 units; 51% of the units must be occupied as primary residences. However:

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Projects with 11–19 residential units will be considered if the total sold is 75% owner occupied.

•

Projects that contain 5–10 units will be considered if 100% of the units are sold to owner occupants.

•

Projects containing less than five units will be considered on an exception basis.

Co-operative projects that are “walk-ups” (no elevator) may be considered if they are common and customary in the geographic area and the unit UBS is financing is located below a sixth floor.

Underlying Mortgage

The underlying mortgage on the co-op project must have a remaining term of at least three years. ARMs are permitted.

The pro rata portion of the underlying mortgage applicable to the individual co-op unit must be less than 35% of the lesser of the subject’s sale price or appraised value.

Maximum Collective lending by UBS	10% of the total units in the project.
Minimum Unit Size	500 square feet.
Investor Concentration

Investors (Non-occupant owners) may own a maximum of 25% of the Co-operative units. If the original Sponsor transfers unsold shares of stock, the new Holder (including a transfer to the Cooperative Corporation) of Unsold Shares will not be considered an investor.

Flip Tax

“Flip Tax” may not exceed 3% of the unit’s value. Value (Selling Price or Appraised Value) will be reduced by the portion that exceeds 3%.

If lender is exempt from project flip tax requirements or if tax is based on profit from sale of unit only, no deductions are required.

508.2 Co-operative Documentation Requirements

Financial Review

A Co-operative project must qualify as a Co-operative Housing Corporation under Section 216 of the Internal Revenue Code of 1986, as amended. The Co-operative Corporation cannot receive more than 20% of its annual income from its Commercial Tenants and not less than 80% from its Residential Unit Holders. (IRS 80/20 Ruling) Co-operative Corporation’s audited financial statements for the (2) most recent calendar or fiscal years attainable (no older than nine months) are required for review. Financial statement compilation or tax returns are acceptable on co-ops of < 50 units. A favorable underwriting review will confirm that a project is: (1) well managed, (2) has assets sufficient for an acid test, (3) has sufficient income to meet expenses, (4) does not have a history of delinquency, (5) does not have excessive liens against the building and (6) that there are no adverse hazardous conditions which exist.

Tax abatements should not have less than two years remaining.

Sponsor Disclosure Amendment

Current Sponsor Disclosure Amendment (accepted by the NYS Attorney General within the past twelve months) is required when the Sponsor holds 10% or more of the total shares in the project and is actively selling. The latest Amendment is not required when the Sponsor is not actively selling or owns < 10% or CPS-5 has been accepted. A CPS-5 exempts the sponsor from filing amendments.

Sponsor Cash Flow: Monthly rents collected on the unsold units should be sufficient to cover maintenance charges on the unsold units. When a negative cash flow exists, a thorough analysis of sponsor strength and track record is necessary — negative cash flow on unsold shares, if any, cannot exceed 5% of the co-op’s annual maintenance income and the sponsor/holder must be current on maintenance payments of unsold shares. A projected maintenance increase cannot exceed 10% for remaining shareholders.

Pledged Unsold Shares: It is unacceptable for sponsor to pledge unsold shares as collateral. Waivers are obtainable with strong compensating factors.

Cooperatives with shares held by other lending institutions, the RTC, FDIC, or other government agencies require a higher level of review as in some instances, the project may be considered ineligible for financing.

Amendments are required when the Sponsor/holder is selling the subject unit unless Sponsor owns < 10% or CPS-5 has been accepted by the state attorney general.

Co-operative Questionnaire (See the form at Section 510 below)	The Co-operative Project Questionnaire provides additional information and must be completed by a member of the Co-op Board of Directors and/or the Managing Agent
Proprietary Lease

The page showing expiration is required. The expiration of the Proprietary Lease must be equal to or exceed the expiration date of the mortgage term. In the event that it does not, a letter of intent to extend the lease will be acceptable.

Ground Lease Requirements

Land leases are subject to the following criteria:

•

The cooperative corporation must be the lessee under the ground lease.

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The term of the ground lease should exceed the term of the unit loan by more than 10 years.

•

The initial term of the ground lease should be equal to or greater than 60 years.

•

There must be notice and a right to cure for the holder of the underlying mortgage.

•

The cooperative corporation is prohibited from assigning or transferring its interest in the ground lease.

There should be no increase scheduled to occur prior to the seconnd anniversary of the unit loan. If there is, the increase should be no more than 10% of the Co-op’s current annual operating budget. Exceptions may be considered with strong compensating factors.

Insurance (Summary requirements – See Section 802.4 below for full details.)

Evidence that a Master insurance policy is in effect, meeting State or Federal requirements, and containing:

•

An all-risk property coverage (and contain Building Ordinance and Boiler and Machinery endorsements).

•

General Liability: $1,000,000.

•

Excess/Umbrella Liability: $2,000,000 (required for cooperative projects that consist of buildings with an elevator — General Liability minimum would then be a total of $3,000,000 for such projects).

•

Fidelity Bond coverage (if co-op 21 units or greater).

•

Rent/Income Loss (only if co-op < 70% owner occupied).

Flood (only if improvements are in a FEMA-designated flood zone).

Closing Co-op Documentation Requirements

The following are required at closing:

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Assignment and physical possession of stock certificates.

•

Execution of blank stock power.

•

Aztech or Bar Association Recognition Agreement executed by the Co-op Board acknowledging our security interest in the property. UBS Credit Officer must review any riders and alterations to this document.

•

Loan security agreement.

•

Name, address and phone number of the Co-op’s managing agent.

•

Signed copy of proprietary lease between Co-operative Board and the purchaser.

UCC-1 financing statement (filed copy) – THE UCC-1 MUST BE FILED PRIOR TO LOAN CLOSING.

Ineligible Co-ops

The projects may not be:

•

Limited equity, Membership, FHA or Land Lot Co-operatives

•

A co-op project that represents a legal but non-conforming use of land (i.e., zoning regulations) that will not allow the improvements to be rebuilt in the event of partial or complete destruction.

•

Tax-sheltered syndicate’s leasing to a cooperative or “leasing” cooperatives — projects that involve the leasing of the land and the improvements to the cooperative corporation, even if the cooperative corporation owns part of the building.

Any project for which control has not been turned over to the corporation.

Co-op Combo or Break-Through Units

Definition: Individual adjoining units that will be combined to function as one contiguous living space.

For Purchase transactions, the contract price of unit one and two equals the total purchase price. The LTV will be based on the lesser of combined sales price or appraised value. A transaction is a purchase if the borrower does not currently own either one of the units.

For Refinance transactions, a loan is underwritten as a refinance if the borrower owns one unit and is now purchasing the second unit. The loan may be considered a cash-out transaction and the maximum LTV is restricted by product. For regulatory compliance and disclosure purposes, if these transactions are handled as purchases, the right of rescission does not apply

•

The co-op building must meet UBS co-op criteria

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The appraisal report must be prepared based on the combination of units and must be subject to the completion of necessary alterations required to complete the combination of two units into one

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The combined unit must functionally appear as one unit, including complete removal of one kitchen

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Written permission from the Co-operative Corporation to combine the units is required

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A written estimate from a licensed contractor, which outlines the cost to combine the units, is required. Borrower must have sufficient assets to cover the estimated costs

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An escrow will be held for the greater of $10,000 or 1.5 times the cost to convert the unit

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UBS must be able to obtain a blanket Security Agreement on the combined unit

A final inspection to inspect combined improvements is required prior to release of escrow funds to borrower

509  UBS Condominium Project Questionnaire

Project Name

Address | City | State | Zip

1. Describe Project

☐ Total no. of units in project
☐ Total no. of units conveyed to purchasers
☐ Total no. of units under contract
☐ Total no. of units that are primary residences
☐ Total no. of units that are second homes
☐ Total no. of units rented/investor

2. Does any one entity (same individual, investor group, partnership or corporation) own more than one unit? ☐ Yes ☐ No

If yes, identify entity and indicate numbers of units and percentage owned.

Entity ______ # Units ______ Percentage ______

Entity ______ # Units ______ Percentage ______

3. Are all the units' common areas and amenities, including those that are part of a master associated, 100% complete? ☐ Yes ☐ No

4. Is the project subject to additional phasing? ☐ Yes ☐ No

5. Is the project a conversion of an existing building? ☐ Yes ☐ No

6. Has control of the owners association been turned over to purchasers? ☐ Yes ☐ No

Date turned over to owners: ______

*If the builder is in control of the project, or the H.O.A. has been in control for less than a year, please submit the Declarations, Bylaws, Insurance Cert, Budget and Appraisal with the completed questionnaire.

7. How is title to the units being held? ☐ Fee Simple ☐ Leasehold

(If leasehold, please provide a copy of lease.)

8. Are there any leased recreational facilities or any common area leases? ☐ Yes ☐ No

(If yes, please provide a copy of lease.)

9. Is any space within the project designated for commercial/non-residential use? ☐ Yes ☐ No

If yes, how many commercial units are there? ______

What type of commercial space? ______

10. Do the project documents allow short-term rentals (less than 30 days)? ☐ Yes ☐ No

If yes, does the project provide for a front desk to service short-term rental? ☐ Yes ☐ No

11. Is the H.O.A. involved in the rental leasing units? ☐ Yes ☐ No

If yes, participation is ☐ Mandatory ☐ Voluntary

No. of owners participating ______

12. Does the H.O.A. provide daily cleaning service for rental units? ☐ Yes ☐ No

13. The amount of reserves for future repairs and/or replacement of major components currently held in a segregated reserve fund is $ ______.

14. The number of owners currently delinquent more than 30 days in their unit assessments ______

Total amount of delinquent charges $ ______

15. Is the H.O.A. involved in any lawsuits or pending litigation? ☐ Yes ☐ No

If yes, provide a letter of explanation.

16. Are taxes for the individual units included in the H.O.A. fees? ☐ Yes ☐ No

I, the undersigned, certify to the best of my knowledge and belief that the information and statements contained on this form and the attachments are true and correct.

SIGNATURE OF ASSOCIATION REPRESENTATIVE OR PREPARER

TELEPHONE NUMBER

DATE

510 UBS Cooperative Project Questionnaire

Part 1

CUSTOMER NAME

APPLICATION NUMBER

SALES CONSULTANT/BROKER

PROCESSOR

PHONE NUMBER

PHONE NUMBER

Part 2: Project Profile (Complete for all transactions.)

PROJECT NAME (CORPORATE NAME)

ADDRESS

CITY

COUNTY

STATE

ZIP

Part 3: Sponsor/Holder

SPONSOR/HOLDER

PRINCIPAL

PHONE

Part 4: Project Questions (To be completed by Co-Op or Managing Agent.)

1. **Unit Ownership Breakdown:**

   Number of owner-occupied units under contract/closed

   Number of investor-sublet units under contract/closed

   Number of units retained by sponsor/holder of unsold shares

   Number of units owned by co-op or bank

   Total units in project

2. Does any individual(s), other than sponsor/holder of unsold shares, own more than one unit? ☐ Yes ☐ No

If yes, number of individuals ______ Number of units ______

3. Does any investor (not sponsor/holder of unsold shares) own >10% of total units? ☐ Yes ☐ No

4. Is the co-op a party to any current/pending litigation? ☐ Yes ☐ No

If yes, please explain: ______

5. Are there units with delinquent maintenance/assessments greater than 30 days? ☐ Yes ☐ No

If yes, how many units? ______

6. Is the sponsor/holder of unsold shares exempt from filing amendments with the New York State Attorney General's Office? ☐ Yes ☐ No

If yes, CPS-5 letter dated: ______

7. Have any maintenance fees for unsold (sponsor held) shares been past due within the last 12 months? ☐ Yes ☐ No

If yes, amount past due: ______

8. Are sponsor/holder units used as collateral on a loan? ☐ Yes ☐ No

9. Does the co-op impose a "flip tax" or waiver fee? ☐ Yes ☐ No

If yes, how calculated? ______

10. Are lenders exempt from the flip tax? ☐ Yes ☐ No

11. Are there any tax abatements? ☐ Yes ☐ No

If yes, term and amount: ______

12. Does the co-op limit amount of purchase price being financed? ☐ Yes ☐ No

If yes, percentage: ______

13. Does the co-op comply with IRS-Section 216 (80/20 rule)? ☐ Yes ☐ No

14. Is the project managed by a professional management company? ☐ Yes ☐ No

If yes, Managing Agent: ______

Phone: ______ Contact: ______

511 Consolidation, Extension, and Modification Agreement for Certain New York Mortgages

The statutory provisions of New York permit refinance mortgages (and sometimes purchase money mortgages) to be documented by a consolidation, extension and modification agreement that consolidates into one document the terms of prior notes and mortgages related to the security property and, if new funds are advanced, the terms of a new note and mortgage. In such instances (including those that may involve the refinancing of balloon mortgages that have a conditional refinance option), the consolidation must be documented on Fannie Mae’s standard Consolidation, Extension, and Modification Agreement (Form 3172), along with any accompanying exhibits. If new funds are advanced, Fannie Mae’s standard security instrument must be used to document the new mortgage that is being consolidated with the prior mortgages.

512 Leasehold Properties

Generally a leasehold property is a property type where the property owner possesses (owns) the improvements, but the land is owned by another individual who leases the land to the property owner. The leasehold nature of the property should be denoted by the appraiser. This property type normally indicates that the underlying land is leased for a stated period of time and not owned outright.

Given the dependence on the maintenance of a contractual leasehold agreement with a third party, leaseholds are considered to have more legal implications than properties owned outright, regardless of the stated length of the lease.

For leaseholds, we must obtain a copy of the underlying lease (and sublease, if applicable). The underwriter, and UBS-approved counsel, if necessary, due to complexity of the lease, must review the lease (and/or sublease) to ensure that the:

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Lease must provide that the borrower will pay taxes, insurance, and owner’s association dues relative to the land in addition to those being paid on the improvements

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Lease is valid, in good standing, and all assessments dues are paid

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Lease is assignable and transferable without restriction, or upon payment of a reasonable fee and delivery of reasonable documentation to the lessor. The lessor may not require a credit review or impose other qualifying criteria on any assignee, transferee, mortgagee, or sub lessee. The leasehold estate and the mortgage must not be impaired by any merger of title between the lessor and lessee or by any default of a sub lessor

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Lease must provide for no default provisions except for non-payment of lease rents, or failure to adhere to typical covenants and restrictions

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Lease must provide for notification of default by borrower to the mortgage (usually within 30 days)

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Lease must allow the mortgagee to cure the default, at least a 30-day cure period, or take over borrower’s rights under the lease

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Lease must protect mortgagee’s interest in the event of condemnation

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Lease must constitute real property that is subject to a mortgage lien that can be insured by title policy and hazard policy

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Lease must be recorded in public land records and executed by all parties

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Lease must provide borrower will retain voting rights in any owner’s association

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Term of lease must extend five years beyond the date of our mortgage. This requirement does not apply if fee simple title will vest in the borrower, an owner’s association, or a cooperative corporation at an earlier date

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Mortgage must cover the property improvement as well as the leasehold interest in the land

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Leasehold must be common for the area and readily marketable. The appraiser should address this and advise if there is any negative impact on value or marketability. Comparables provided should also be lease-hold properties

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Lease may have, but is not required to include an option for borrower to purchase the fee interest in the land; if this option is included, the purchase must be the borrower’s sole option and must not have a time limitation to exercise option. Option must be assignable, if any option to purchase the fee title is exercised, the mortgage must become alien on the title with the same degree of priority it has on the leasehold

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When the property improvements for a leasehold estate are already constructed as the same time the lease is executed, the initial purchase price should be established as the appraised value of the land on the date the lease is executed. (If the lease is tied to an external index — such as the Consumer Price Index (CPI) — the initial land rent should be established as a percentage of the appraised value of the land that the lease is executed and the purchase price may be adjusted annually during the term of the lease to reflect the percent-age increased or decreased in the index from the preceding year.)

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When the property improvements for a leasehold estate will be construed after the lease is executed, the purchase price of the land should be lower of (a) the current appraised value of the land or (b) the amount that results when the percentage of the land and improvements. (If lease is tied to an external index, the initial land value may not exceed 40% of the combined appraised value of the land improvements.)

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The lease may or may not have a limitation on the increases or decrease in rent payments

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If lease has a potential large increase in rent, this needs to be factored into the borrower’s housing payment when calculating debt/income. The appraiser must access the impact of such increase to the future market-ability of project/property

513 Multi-Family Properties (Two to Four Units)

Definition — Generally, these residences are attached units, with one blanket mortgage, designed to be occupied by two, three or four families (one family for each unit), for the purpose of producing income to the owner. Examples include duplexes, triplexes, and fourplexes. The dwellings may be located on an individual lot, in a subdivision, or in a PUD.

Occupancy — If the borrower is not residing in one of these units, the property is considered investment property.

•

If used as a primary residence:

•

The full PITI of the subject property should be included in the housing debt-to-income ratio

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A positive operating income (cash flow) derived from the rental units can be added to qualifying income. Any negative operating income must be included in the borrower’s recurring debts

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If used as an investment property:

•

The full PITI of the primary residence must be used in calculating the debt-to-income ratio

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For qualifying purposes, 75% of the verified rental income, net of mortgage payments (if any), monthly taxes and insurance(s), made by the borrower with respect to the rental property, may be added to the borrower’s net income or long term debt payments. If the cash flow is positive, it may be added to the borrower’s income. If the cash flow is negative, it must be added to the borrower’s long-term debt payment

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A positive operating income (cash flow) can be added to qualifying income. Any negative operating income must be included in the borrower’s recurring debts. If annual amounts are used to determine cash flow, divide by 12 before adding to either the income or debts. See Income section 605 for income calculation methodology

514 Multiple Parcels

Loans secured by multiple contiguous legal parcels are acceptable for origination by UBS if certain criteria are met.

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The parcels should have a consistent use

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The total subject property must conform to the area in which it is located

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The encumbrance of the multiple parcels may not compromise the properties highest and best use

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The multiple parcels cannot be valued as one. Each legal parcel must have a separate appraisal

515 Rural Properties/Excess Acreage

UBS finances properties, which are residential in nature, whether the property is urban, suburban, or rural. Even though a property is rural and may contain considerable land, it may, actually be residential and used only for residential purposes.

Properties, which are secured by agriculture type land (such as farms, orchards, and ranches), undeveloped land, or land development purposes are not eligible.

Special requirements for rural property include:

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The area should be stable and/or appreciating in market value and at least 25% developed

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The property should be readily saleable in six months or less

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The property must be owner-occupied or a second home

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Must have adequate utilities and roads which meet local standards and the property must be accessible for year-round use

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All comparables are to be within five miles of the subject property

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Properties consisting of 10 acres or less are acceptable for purchase by UBS

Properties in excess of 10 acres can be considered provided that they are residential (non agricultural) and where the acreage and land value is typical and common for the subject’s market. In addition the land value cannot account for more than 35% of the overall value of the property. The appraisals must include the land value regardless of whether or not the cost approach was included in the report and the value should be exclusive of “out buildings.”

Please note that these requests may be subject to an LTV/CLTV reduction.

516 “For Sale” Properties

UBS will not originate refinances in which the subject property is “for sale.”

If the subject property was listed for sale within the last six months and is no longer for sale, the loan is not eligible for a cash-out refinancing (first lien, combo, etc.) and must meet the following requirements:

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A copy of the canceled listing agreements must be in file

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The appraiser must confirm that the property is no longer on the market

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Not eligible for cash-out refinance — Rate/Term refinancing may be offered

517 Incomplete Properties

All properties must be 100% complete and must be appraised “as is.” If a property is not complete at the time of the appraisal, or the property is undergoing renovation, at the time of the appraisal, the original appraiser must issue a Completion Certificate (Form 1004D) upon a final inspection indicating the construction/repairs are 100% complete prior to closing.

518 Zoning

Residential is the appropriate zoning classification for most properties to be purchased. Additional acceptable zoning classifications are as follows:

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Non-conforming — Legal non-conforming zoning is allowed, provided that a 100% rebuild letter has been obtained from the municipality or verification from the appraiser has been obtained which states that the property can be rebuilt to its current status on its existing footprint in the event of total or partial destruction

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Agricultural — Agriculturally zoned properties are acceptable if they are typical for the area, there are sup-porting comparable sales and the property is not used for agricultural purposes

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Unzoned Properties — Property must be residential in nature with the “highest and best use to be residential” per the appraisal

519 Ineligible Properties

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Log Cabins

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Properties with more than four units

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Manufactured Homes: A manufactured home is assembled off-site and then transported to its permanent location. The homes are built on a steel undercarriage with a wheel assembly necessary to transport the structure to the site. The undercarriage remains intact and is the primary difference between a manufactured home and a modular home. Other identifiable characteristics are the floor plan configuration. Manufactured homes typically consist of single, double or multiple rectangular sections pieced together

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Mobile Homes

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Tax Shelter Syndicates

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Time-Share Units

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Unimproved Land

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Properties Zoned for Commercial Use

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Properties Zoned for Industrial Use

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Properties Zoned for Agricultural Use

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Model Home Leasebacks

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Non-Warrantable Cooperatives

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Working Farms, Orchards and Ranches

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Earth/Dome Homes

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Mixed-Use Properties

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Houseboats

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Properties with More than 10 Acres

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Properties Not Suitable for Year-Round Use

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Vacant Land

Properties also considered ineligible are those that do not have full utilities installed to meet local health and safety standards, including:

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Continuing Supply of Potable Water

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Public Sewer or Certified Septic System

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Public Electricity

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Natural or LP Gas

520 Appraisal Standards

UBS Investment Bank will purchase mortgage loans that contain the appropriate appraisal report (s) for the program and property type. Each appraisal report should comply with all applicable appraisal requirements and fully verify the existence, condition, and current market value of the subject property. Furthermore, the originator should include any and all information regarding the secured property that may affect either the marketability of the property or the appraiser’s estimate of its market value. The appraisal cannot be ordered by any party that has an interest in the property such as the borrower, current owner, or real estate agent.

520.1 Appraiser Qualifications: Wholesale Specific

To perform real estate appraisals that are acceptable to UBS, real estate appraisers must be state-certified or state licensed according to the Code of Federal Regulations, Title 12, Chapter 34-12 CFR 34. 12 CFR 34 instructs the states to qualify real estate appraisers. There are three basic appraiser qualifications levels under the federal guidelines: “licensed,” “certified residential” and “certified general.”

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Appraisals for non-complex transactions less than or equal to $750,000 must be performed by state “licensed” (or higher) appraisers. We do not allow provisional appraisers or appraiser trainees to per-form appraisals for UBS. A supervisory appraiser must countersign the report and perform and interior inspection of the subject property

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Complex transactions above $250,000 or non-complex above $750,000 must be conducted by a state “certified residential” (or higher) appraiser. Complex transactions are defined as those in which the property to be appraised, the form of ownership, or market conditions are atypical

UBS’s fraud engine will confirm the appraiser’s license. If the information is not available, the underwriter is responsible for confirming that the appraiser’s license number appears on the appraisal. In addition a copy of the license/certification is required for the credit file prior to closing. An acceptable alternative to a copy of the license exists for the state licensing authorities that maintain an appraiser specific feature on their web site. A credit file must be documented with a screen printout of the appraiser’s current licensing information, to include level, expiration date, and license number of the appraiser. The web site and/or the “paper” documents must be reconciled to the information contained in the appraisal by the underwriter.

Certain credit products/programs may require higher levels of designations.

There will be other criteria, requirements and standards for appraisals and requirements for additional support of value through desk reviews, field reviews and automated valuation models, which will be part of the credit policy and products manuals.

The appraiser must adhere to the Uniform Standards of Professional Practice (USPAP) as defined by the Appraisal Foundation.

Real Estate Appraisers cannot have a direct or indirect interest, financial or otherwise, in the property or transaction for which the appraiser is performing the appraisal or evaluations.

UBS will develop and maintain a “review list” of appraisers who have had deficiencies noted in their appraisals. Use of appraisals performed by appraisers on this list would require a second appraisal ordered by UBS at the expense of the Broker.

UBS will not accept appraisals performed by an individual that appears on the Freddie Mac Exclusionary List or the HUD Watch List.

As part of the third party post-closing audit, review appraisals will be conducted and any discrepancies will be noted, reported, and resolved.

520.2 Appraiser Qualifications: Conduit Specific

The seller assumes full responsibility for the quality of the appraisal for all mortgage loan programs. As such, the seller is responsible for the selection and performance of the appraiser, and is responsible for monitoring the quality of the select appraiser’s practices All appraisers must be licensed or certified by the state in which the property is located. The seller must not assume that an appraiser is qualified simply based on the fact that appraiser is licensed or certified. It is the seller’s responsibility to confirm with the appraiser that he/she is experienced with the type of assignment requested, and is competent to complete the assignment, especially for complex properties.

The seller is to be aware of and in compliance with state laws regarding licensing and certification for all applicable states.

The approved appraiser must meet the independent appraisal requirements for staff appraisers or, as appropriate, fee appraisers for Fannie Mae/FHLMC, the OCC, FRS, FDIC and OTS with their respective real estate appraisal regulations adopted in accordance with Title XI of FIRREA of 1989, regardless of whether the Seller is subject to those regulations.

The approved appraiser must also adhere to the Uniform Standards of Professional Practice (USPAP) as defined by the Appraisal Foundation.

In addition to selecting the appraiser, the seller must order and receive the appraisal report for each mortgage transaction. Any other party that has an interest in the property such as the borrower, current owner, or real estate broker may not order the appraisals.

520.3 Appraisal Forms, Documents and Requirements

All appraisal reports must be typewritten on the current Fannie Mae form applicable to the property being appraised. The appraiser(s) must indicate their license or certification number and sign each appraisal report, the Fannie Mae Form 1004B Statement of Limiting Conditions.

The appropriate appraisal forms to be used are listed in the table below:

Report Type	Fannie Mae Form
SFR, PUD, Modular Appraisal (One Unit)	1004
Multi-Family Appraisal (Two to Four Units)	1025
Condominium Appraisal	1073
Cooperative Appraisal	2090
Operating Income Statement	216
Comparable Rent Schedule	1007
Completion Certificate	1004D
Field Review	2000
Desk Review	2006
DU Quantitative Appraisal	2055 (used revised form dated 03/05)
Statement of Limiting Conditions	1004B

Form 1004 may also be used for two-family properties, if each of the units is occupied by one of the co-borrowers as his or her principal residence or if the value of the legal second unit is relatively insignificant in relation to the total value of the property (as might be the case for a basement unit or a unit over a garage). In addition, appraisals for units in condominium projects that consist solely of detached dwellings may be documented on Form 1004, if there are no common area improvements (other than greenbelts, private streets, and parking areas) and the appraiser includes an adequate description of the project and information about the owners’ association fees and the quality of the project maintenance.

If the property is...	And the Doc Type is...	And Rental Income is...	Then a Form 216, Operating Income Statement is...
One-Unit Investment	No Doc/No Ratio	Not verified	Not required
	Full/Alt or Express	Not used to qualify borrower	Not required
	SISA SIVA	Not used, but disclosed in the original submission package	Underwriter will determine if income is needed and may or may not condition for the 216
	Full/Alt or Express	Used to Qualify	Required for reasonableness test only
Stated
Two to Four Units			Not required: Only a Form 1025 is required

All information in the reports must be complete without any omissions or alterations. All appropriate attachments and addenda must be included (see Appraisal Exhibits below). The report should present a complete and accurate evaluation of the property so that the appraised value is supported.

DU Quantitative Appraisals (Form 2055) can only be used for Fannie Mae products when authorized by DU.

Electronic transmission of appraisal reports is acceptable; however, the report must identify the appraiser and include a reproduced signature of the same appraiser. It must also be certified to be complete and unaltered, and the photos must be clear. Electronic transmission includes facsimile machines, Internet connections, and wireless transmissions.

520.4 Specific Appraisal Requirements

Sale and Listing History

All transactions with title transfers within the twelve (12) month period preceding the date of the appraisal (purchase or refinance) must have the transfers disclosed, documented and analyzed. The appraiser must specify the date of each transfer, the transfer value, and the circumstances involving each transfer. All listings of the subject within the twelve (12) months preceding the date of the appraisal must also be disclosed and analyzed, including date of listing and listing price for each listing.

For properties that have sold within twelve (12) month period preceding the appraisal that have been renovated and appraised for more than 25% of the original purchase price, the originator must provide adequate documentation for the renovation, including but not limited to the following:

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Detailed description of ALL improvements made since the prior sale

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Interior and exterior photographs of the improvements verifying completion of work

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Total costs involved in renovation

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Receipts or signed statement from licensed contractors who completed the work

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In addition to these requirements, the originator must obtain an enhanced field review (field review with additional comparables) from a UBS approved nationwide appraisal review company

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For refinance transactions, if the property has been listed for sale in the six months preceding the date of the appraisal the loan will not be accepted

Conduit Specific

If the appraiser has failed to disclose any prior sales or listing activity within the 12 months preceding the date of the appraisal and it is discovered through a secondary review process, the loan may be subject to repurchase.

Certificate of Completion

•

If the appraisal was made “subject to completion,” a Certificate of Completion must be completed verifying that all conditions of the appraisal have been met, prior to closing. This certification (Fannie Mae Form 1004D) should be completed by the appraiser and must be accompanied by photographs of the completed improvements. The appraiser must certify that the improvements were completed in accordance with the requirements and conditions stated in the original appraisal report. The original appraiser should complete the certification of completion. A substitute appraiser may be used if necessary; however, an adequate explanation should be provided for the use of a substitute appraiser

•

For proposed construction, the appraisal may be based on plans and specifications. A certificate of completion will be required prior to closing

Re-certification of Value and Age of Documents

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If the report is older than four months, or 120 days, a re-certification of value from the original appraiser must be obtained. If the appraiser indicates the property has declined in value then a new appraisal must be completed and the appraisal must address the economic conditions of the subject market area

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The appraisal report may never be older than six months, or 180 days, at closing

Traditional/Jumbo and Advantage/Alt-A/One Loan Program Appraisal Requirements — All Loans

•

For loan amounts less than $1,500,000, a full appraisal is required from an independent appraiser

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For loan amounts equal to or greater than $1,500,000, two full appraisals are required from independent appraisers (UBS will accept the lower of the two appraised values)

•

Property values equal to or greater than $2,000,000 will require two full appraisals regardless of LTV and loan amount

New Construction

New Construction properties located in a development require a minimum of one comparable sale within the development and one outside the development.

Disclosure

The Seller must disclose to the appraiser any and all information that could affect the marketability of the property or the appraiser’s estimate of its market value.

520.5 Required Exhibits

Street Map

A street map must be provided that shows the location of the subject property and of all comparables that the appraiser used.

Sketch

A sketch of the exterior of the building improvements that indicates the dimensions must be provided. For condominium or cooperative projects, the sketch of the unit must indicate interior dimensions rather than exterior dimensions. The appraiser must also include the calculations used to estimate the gross living area.

Plat Map

A plat map shows lot dimensions, where the subject is positioned on the street, and how the subject’s lot compares to adjoining properties. This map should be provided if available.

Photographs

The front, back, and a street scene of the subject property must be photographed and provided in an addendum. Original, clear color photos are required. Electronic images are acceptable.

Operating Income Statement

If the property is a two-four family dwelling or investment property an Operating Income Statement (Form 216) must be included regardless of documentation type.

Comparable Rent Schedule

If the property is a single-family investment property, a Single-Family Comparable Rent Schedule (Form 1007) should be provided regardless of documentation type. Form 1007 is required on new investment property, newly rented investment property and all “no income” or “stated income” loan types. If the subject investment property is seasoned, the borrower may submit the most recent year’s 1040’s, reflecting investment property income in lieu of Form 1007.

Other

Addendums explaining the appraiser’s comparable sale selection, adjustment process, final reconciliation, and any unusual items must be provided as well as any other attachment necessary to adequately support the conclusions arrived at in the appraisal.

520.6 Unacceptable Practices

The appraiser should fully understand the principal of substitution and make every attempt to apply it to the appraisal process. The comparables selected should be equal substitutes to the subject property and appeal to the same market of buyers as the subject appeals to, within the same market area.

Adjustments should only be necessary for MINOR differences in property characteristics and external factors. Only the comparables that are the most similar with respect to location, quality, design/appeal and overall utility should be used. The use of comparables dissimilar to the subject in these respects or comparable from different market areas when similar comparables from within the subject market area are available is unacceptable.

Also unacceptable are the following:

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Failure to disclose any listings of the subject property in the 12 months preceding the appraisal date

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Failure to disclose and analyze all sales of the subject property in the three years preceding the appraisal date

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Failure to disclose any deferred maintenance affecting the subject property

•

Failure to disclose and analyze any functional obsolescence affecting the subject property

•

Failure to report an estimated “cost-to-cure” for any curable physical or functional inadequacies

•

Failure to disclose and analyze any external obsolescence affecting the subject property

•

Failure to disclose and adjust for any positive factors affecting the comparable sales

•

Failure to disclose any adverse influences or adverse economic conditions within the subject neighborhood

•

Failure to inspect the exterior of the comparable sales

•

Use of adjustments that do not reflect the market’s reaction to the differences of the subject and the comparables

•

Use of data that was not verified by a secondary data source

•

The originator should take appropriate action to assure that the appraiser it uses does not engage in unacceptable practices

520.7 Analyzing the Appraisal

Legal Description

The appraiser must provide a complete property address and legal description. The appraiser should also provide an assessor’s parcel number if available. If a house number is not available the appraiser should provide a narrative description of the location of the property in an addendum.

Property Rights Appraised

The appraiser must identify the property rights as Fee Simple or Leasehold. The appraiser must also indicate if the property is a single-family residence, condominium, cooperative, PUD or multi-family (two to four units) and use the appropriate appraisal report form (see table above).

Concessions

The appraiser must state whether the transaction is a purchase or refinance transaction. For a purchase, the appraiser must report any personal property involved in the transaction and must report any concessions to be paid by the seller. The contract of sale should be provided to the appraiser to identify such terms of the transaction.

Neighborhood

The appraiser must define the neighborhood and use specific boundaries in the definition. A complete analysis of pricing trends, supply and demand, and any other economic factors that may have a direct affect on property values within the subject market area, including available methods of financing should be provided. Any adverse influences that have an affect on property values must be disclosed.

Location

The characteristics of the subject property, zoning, and present land use must be consistent with residential use. The property may be located in urban, suburban or rural areas however must be readily accessible by roads that meet local standards and have adequate utilities. All positive and negative external factors affecting value must be adequately explained and analyzed in the appraisal. The appraiser must also consider the present or anticipated use of any adjoining property that may adversely affect the value or marketability of the subject property.

Degree of Development and Growth Rate

The degree of land development of a neighborhood excluding government land must be identified as the percentage of “built-up” area as indicated in the appraisal report form. If the growth rate is not steady, the appraiser must comment as to why and explain the effect on the subject property’s marketability.

Property Values

The appraiser must indicate whether property values in the subject neighborhood are stable, increasing or declining. If property values are declining the appraiser should provide at least one pending sale comparable and one listing comparable and make appropriate time adjustments to the other comparables if dated and if applicable.

Demand, Supply and Marketing Time

The appraiser must provide an adequate explanation for neighborhoods where typical marketing periods exceed six months, and report the effect this extended marketing period has on the value of the subject property.

Predominant Occupancy

The appraiser must report whether the predominant occupancy of the neighborhood is “owner” or “tenant” and indicate whether the vacancy rate is from 0 to 5%, or over 5%.

Price Range and Predominant Price

The appraiser must indicate the price range and predominant price of properties in the subject’s immediate neighborhood. This price range should reflect the predominant low and high prices for properties that are comparable to the property being appraised. The predominant price may be reported as a range if it is considered more appropriate.

The appraiser must explain a significant variance between the appraised value and the predominant price for the neighborhood and identify whether or not the subject is over-improved or under-improved for the neighborhood. If the subject is over-improved, it must be reflected in the level of adjustments made to the comparables in the sales comparison analysis adjustment grid.

Age Range and Predominant Age

The appraiser must indicate the age range and predominant age of similar residential property types in the subject neighborhood. The age range should reflect the oldest and newest ages for similar properties. The predominant age can be stated as a range if it is considered more appropriate to do so.

Present Land Use

The relative percentage of developed land in the neighborhood is to be reported and must equal 100%. Undeveloped land should be reported as vacant. Government land, parks, lakes, etc should be reported separately and not included as vacant land. Commentary should be provided if the predominant developed land use is not residential.

Changes in Land Use

The appraiser must indicate if the area is currently undergoing any land use changes and if there is potential for any future land use change. Present or future land use change requires careful analysis and its effect on the subject’s marketability must be addressed.

Multi-Family Properties

At least three active listings of similar two-four family properties must be provided in the report followed by a narrative analysis describing the similarities and differences between the listings and the subject property. If there are less than three competitive properties for sale in the neighborhood, the appraiser must provide an explanation and address any under-supply or non-conforming issues. The appraiser must also identify current pricing trends and report the typical marketing period for similar properties.

Site Analysis

The size, shape, and topography of the site should be conforming to the market area, as well as the utilities and street improvements. Comments must be made regarding any positive or negative factors affecting the marketability of the site.

Zoning

The appraiser must report the specific zoning classification for the subject property and include a general statement to describe what the zoning permits. The appraiser must also indicate whether the improvements represent a legal use, legal but non-conforming use, or illegal use. If no zoning exists, the appraiser must specifically state this (rather than leave the field blank).

Properties zoned for non-residential use, which includes, but is not limited to those zoned commercial, industrial, light industrial, or agricultural are not eligible for purchase.

Highest and Best Use

The highest and best use of a site is the most reasonable and probable use that supports the highest value as of the effective date of the appraisal. The improvements must be legally permissible, financially feasible, physically possible, and provide more profit than any other use of the site.

Utilities

The utilities of the property must conform to the area and meet community standards.

Site Improvements

The appraiser must report all off-site improvements that affect the marketability of the property: streets, curbs, gutters, sidewalks, streetlights, alleys, etc. The appraiser must also indicate if these improvements are publicly or privately maintained. If the property does not front a publicly maintained street there must be a legally enforceable agreement for maintenance of the street and commentary must be provided regarding this agreement.

If sidewalks, curbs, gutters, streetlights, and alleys are typical for the area they should be present on the subject site. If not the appraiser must address the effect on the marketability and value of the subject property.

The Lot

The appraiser must report the topography of the site as well as its overall usable area. If the site is steeply sloping the appraiser must address any adverse conditions that may result from this type of topography. Drainage must be away from the improvements and special attention must be made regarding any erosion or soil slippage. If the appraiser notes any problems a soils engineer must be contracted and must certify the site to be in compliance.

Flood Hazard Area

The appraiser must indicate whether or not the property is located in a Special Flood Hazard Area.

If part or all of the improvements are located in the hazard area, flood insurance is required. Escrow for hazard insurance cannot be waived under these circumstances.

Improvement Analysis

The appraiser must provide a specific and comprehensive description of the improvements. Additional features and modernization should be completely detailed. All items of deferred maintenance must be disclosed.

Conformity to Neighborhood

The improvements should generally conform to the neighborhood in terms of age, size/utility, architectural style, and quality. If it is not compatible the appraiser must address the issue and explain the effect on the subject’s marketability and value.

Actual and Effective Ages

The appraiser must report the actual chronological age, and provide an estimate of the property’s effective age.

Layout and Floor Plans

Functional obsolescence created by atypical or inadequate floor plans must be addressed. Some examples of inadequate floor plans include but are not limited to the following: floors with bedrooms and no baths, rooms with tandem access only, additional floor levels with no interior access, kitchens located in the basement or away from the dining area. Other inadequacies may be the result of garage conversions, room additions, or conversions from two- to four-family properties to single-family properties or vice-versa. Comparable sales with the same inadequacy should be provided in the analysis. If not avail-able, adjustments should be made in the sales comparison approach to reflect the inadequacy.

Gross Living Area

Only finished, heated, above-grade living area is to be included in the Gross Living Area. If any portion of a level is below grade, the entire level should be excluded from the Gross Living Area. Fully-finished daylight basements and walkout basements do not qualify regardless of the quality of their finish. These areas are to be given value separately in the ‘Basement and Finished Rooms Below Grade’ section of the Sales Comparison Approach.

For units in condominium or cooperative projects, interior unit dimensions should be used to calculate the gross living area. For all other property types the exterior building dimensions should be used.

Gross Building Area

Gross building area includes all finished above and below grade living areas, including stairways, hall-ways, utility rooms, etc. and is based on exterior measurements. It is most commonly used in comparing two- to four-family properties; however the comparison must be consistent between subject property and comparables. The GLA of the comparables is not to be compared to the GBA of the subject and vice-versa.

Infestation, Dampness or Settlement

If the appraiser indicates there is evidence of wood-boring insects, dampness, or settlement, the lender must provide satisfactory evidence that the condition was corrected or submit a professionally prepared report that concludes the condition does not pose any threat of structural damage to the improvements.

Property Condition and Appraiser Comments

All items of deferred maintenance must be disclosed and any detrimental condition must be reported regardless if the appraiser determines this condition to be typical for the neighborhood. This includes any adverse environmental conditions that are on or near the subject site.

If the property has been recently rehabbed or significant value is being given to recent upgrades or modernization, the improvements must be completely detailed in an addendum along with interior photos and a cost estimate of the work completed.

If the property is unique in any way, the appraiser should provide commentary in an addendum that adequately explains the uniqueness of the property and include any relevant data supporting.

Cost Approach

The cost approach does not apply to condominium or cooperative units. It is typically only reliable as support to the Sales Comparison Approach or Income Approach for newer or renovated properties in areas with an adequate supply of comparable vacant land sales. Please note that appraisals relying solely on the Cost Approach as an indicator of market value will not be accepted.

The three types of depreciation — physical, functional and external — are typically itemized in the Cost Approach; however, it should be noted these factors are also addressed and analyzed in the Sales Comparison Approach.

Physical Depreciation: a loss in value that is caused by deterioration in the physical condition of the improvements. The deterioration is either curable or incurable. Curable physical deterioration refers to items that are easily curable that cost less than the contribution to value, such as minor deferred maintenance. Incurable physical deterioration refers to items that cost more to correct than the value added by making the correction.

Functional Depreciation: a loss in value that is caused by defects in the design of the structure such as inadequate floor plans, atypical architectural design, disproportionate room sizes, etc. It also can be caused by outdated improvements or a change in market preference to more modern improvements.

External Depreciation: a loss in value that is caused by negative influences that is external to the property, such as commercial areas, busy traffic streets, waste areas, etc. External depreciation can also be a loss in value due to economic factors or environmental changes.

Estimated Land Value: If the estimated land value is not typical for the subject neighborhood,

the appraiser must provide an explanation why and address the effect on the marketability of the subject property.

Comparable Rental Data

At least three rental comparables must be provided in the report. These rental comparables must be within the subject’s immediate neighborhood and at least one of the comparables units must be similar in size and utility to one of the subject’s units. These comparables can be the same as the sale or listing comparables provided in the appraisal, however the appraiser must provide commentary that reconciles the differences and similarities between the subject and the comparables. It is not acceptable for the appraiser to provide only owner occupied units as rental comparables and base the rental survey on “estimated” market rents.

Sales Comparison Approach

The estimated value by the sales comparison approach or market value is defined as the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition are the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:2

•

Buyer and seller are typically motivated

•

Both parties are well-informed or well-advised, and acting in what they consider their own best interests

•

A reasonable time is allowed for exposure in the open market

•

Payment is made in terms of cash in United States dollars or in terms of financial arrangements comparable thereto

•

The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale

•

The appraiser’s analysis must also take the principle of substitution into account when using the sales comparison approach to value; i.e., the typical buyer would pay no more for one property than they would for an equally desirable property. In addition to the analysis of comparable sales, the appraiser should also analyze listings and pending sales in order to show current market trends

2

The Appraisal Standards Board of the Appraisal Foundation, USPAP 2003 (Glossary), https://www.appraisalfoundation.org/html/uspap2003/glossary.htm.

Comparable Sale Selection

At least three closed sales must be utilized as comparable sales; these sales should preferably be within six months old, however if older sales are used an explanation should be provided. Comparable sales over 12 months old are generally not acceptable unless an explanation is provided.

The most similar and proximate sales should be analyzed. If the subject property is in a subdivision, a PUD, or a condominium project, the most reliable value indicators are typically within the subject property’s development. If no sales or listings are provided from within subject’s subdivision, PUD, or condominium project, an explanation should be provided.

Properties in new subdivisions, PUDs, or condominium projects must be compared to at least one comparable sale within the subject development and at least one similar sale from a competing development. If there are no closed sales within the subject development as of the date of inspection for the subject property, then the appraiser should analyze a listing or a pending sale within the project.

For rural properties, the appraiser should provide an explanation for using distanced comparable sales and analyze the most similar and proximate sales available. If sales are from different towns, an explanation should be provided for the differences between the two locations. The appraiser should examine proximity to towns and employment centers and the impact on value that this may have on the subject property or comparable sales.

Data Verification

Comparable sales should be verified as closed through at least one, but preferably two sources. Appraisers should use the local Multiple Listing Service (MLS) board as a data source whenever possible.

Adjustments to Comparable Sales

Comparable sales are adjusted against the subject property. For example, if a comparable sale is inferior to the subject property in condition, an upward (positive) condition adjustment should be made to the comparable sale and vice-versa. Adjustments should be reflective of what the “market will bear;” further, the contributory value the market will place on a particular feature or upgrade may differ than that of the cost of the improvement. Sales and Financing Concessions are the one exception to this rule in that they are adjusted against the market.

Adjustments for Date of Sale/Time should be supported by paired sales whenever possible and/or by published sources such as publications by the local Boards of Realtors local newspaper. These adjustments should be based on the time from the contract date for comparables to the date of inspection.

When net adjustments are greater than 15%, gross adjustments are greater than 25% and individual (line) adjustments are greater than 10%, an explanation should be provided for not using more similar comparable sales.

Entering Data into the Sales Comparison Approach Adjustment Grid

Proximity — Proximity/distance from the subject to comparables should be specific. For example, two blocks southeast (SE) or .75 miles north (N), and the units of measure (blocks, miles, etc.) should be consistent for all comparable sales. Comparable sales within the immediate neighborhood are the most reliable value indicators due to similar location influences on value between the subject and comparable sales.

Sales price — Comparable sales should both bracket the subject property’s estimated value and be within a reasonable range of the estimated value, e.g., a $100,000 comparable sale for a property appraised at $75,000 would raise questions about the reliability of the comparable sale.

Sales or Financing Concessions — All sales and financing concession information for comparable sales should be disclosed in the appraisal (i.e., loan amounts, loan types, interest rates, terms, and seller-paid concessions). This information should come from a party to the transaction such as a broker, buyer, or seller or from a data source that is deemed reliable such as MLS. If this sales/financing concession information cannot be obtained, an explanation should be provided.

Sales and financing concessions can include, but are not limited to, interest rate buy downs, seller paid loan discount points or loan origination fees, seller paid closing costs (typically paid by the buyer), payment of condominium, PUD, or cooperative fees and/or assessment charges, monthly mortgage payments, assignment of rent payments, and the inclusion of personal property items in the sales transaction.

Negative sales or financing concession adjustments must reflect the difference between what the comparables actually sold for with the sales concessions and what they would have sold for without the concessions so that the dollar amount of the adjustments will approximate the reaction of the market to the concessions as opposed to a dollar-for-dollar adjustment.

Positive adjustments for sales or financing concessions are unacceptable and not allowed as cash equivalency is the basis for this adjustment.

Date of Sale/Time Adjustment — At least three closed sales should be provided and the contract and closing dates should be provided for each of these sales. The specific date is preferable, however if only the month and year are available this is acceptable. If either the contract date or the closing date is provided, the report should specify which one is provided. If only the contract date is provided, it should be stated whether or not the sale closed.

Gross Living Area and Room Count Adjustments (for above grade areas) — Only above-grade finished areas should be included in the GLA for a single-family residence, a unit in a PUD project, or a condominium unit. Basement and other partially below grade areas should be adjusted separately in the basement section of the grid. Gross living areas and room counts should be similar between the subject and comparables. For example, a four-bedroom comparable is generally not comparable to a two-bedroom subject property. The use of comparables with large square footage and room count differences from the subject should be explained.

Over-improvements — The contributory value of features that are atypical for the area such as swimming pools, oversized home, oversized garages, etc., should be used as an adjustment as opposed to the cost of the improvement. Adjustments for these items should be explained.

Indicated Value by the Sales Comparison Approach and Commentary — The commentary should explain how the indicated value by the sales comparison approach was reconciled and identify the comparable sale(s) that were given primary consideration in this determination. Appraisers should consider price per gross building area, sale price per unit, and/or sale price per room if the typical buyer/investor of two-to four-unit properties in the local market uses these measures in their decision making process.

Sales/Listing History of the Subject Property and Comparable Sales — The appraisal should have a three-year sale and listing history for the subject property and sale history for comparable sales for all appraisals dated after January 1, 2003 pursuant to USPAP guidelines. For appraisals dated prior to this date, a 12-month sale/listing history for the subject and comparable sales is required. Recent sales and listings within the past year of the date of inspection should be addressed in commentary.

Income Approach — The income approach is appropriate in SFR, condominium or two- to four-unit neighborhoods where there is a substantial rental market and market rents can be verified. The income approach is inappropriate in neighborhoods where there are a high number of owner-occupied homes. Rental comparables are used to project the estimated rents for the subject property, which is multiplied by a gross rent multiplier (sale price divided by gross monthly rent) taken from similar and recent comparable rental property sales. An appraisal is not acceptable where the income approach is relied upon solely to determine market value.

A Single-Family Comparable Rent Schedule (Form 1007) should be provided for a single-family residence that will be used as an investment property in addition to the appropriate appraisal report form.

Final Reconciliation — The final reconciliation process should include an explanation of which three approaches to value (sales comparison approach, income approach, or cost approach) were given primary consideration in determining the final value estimate. The final reconciliation should then explain why this approach to value was the most reliable method of valuation. The appraiser should provide an explanation of the typical buyer’s motivation for purchasing two- to four-unit properties, i.e., is the property being purchased as a non-owner occupied rental/investment property or is it an owner occupied rental property where the rental unit(s) is helping to offset the mortgage payments.

600 Qualifying the Borrower

601 General

This section discusses UBS’s specifications on underwriting a loan. The quality of a loan and the capacity of the borrower to accept a new debt can be determined by reviewing the employment, income, assets, and liabilities of the borrower. The seller must be diligent in performing this review to ensure that all documentation is complete and accurate.

For loans where the income and/or employment are being verified, the Seller must carefully evaluate each borrower’s employment and income stability and continuity. Greatest weight is given to historic income data that can be verified to the satisfaction of the underwriter. The income must be recurring to be available next month, and next year to meet housing and debt payments. Unless noted otherwise in product guidelines, the last two years of the borrower’s employment/income history should be documented for all Full and Alt Doc Processing Options, in addition to certain Reduced Doc Processing Options, as applicable. Income may come from many different sources, although salary and wage income is the easiest to determine and verify. Income from most other sources can be considered as qualifying income as long as it is properly documented. Requirements for income documentation are noted in the Documentation Matrix. UBS guidelines regarding employment and income are aligned with Fannie Mae guidelines and are as follows:

602 Credit History

602.1 Credit Analysis

When analyzing the quality of a borrower, several attributes are considered to determine overall risk. These attributes may be reviewed independently; however, collectively these same attributes provide an indication for future performance. The first attribute of analysis is the borrower’s willingness to repay the debt. The second attribute measures the borrower’s ability to repay the debt. The following sections provide guidance in making sound, qualitative underwriting decisions.

The credit history provides an overall understanding of the borrower’s liabilities. The borrower’s ability to manage credit debt and the capacity to repay can be determined by reviewing the credit history. The following guidelines should be observed:

•

The credit report should be generated no more than 120 days from the date of the Note and must be complete with no missing pages or sections

•

Evidence that all qualifying borrowers’ tax identification numbers were used to run the credit report

•

A public record search for each qualifying borrower

•

A sufficient history to establish a favorable repayment pattern:

-

Generally, a 12-month history (from the date of application) with three accounts paid as agreed

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An acceptable obtained and selected credit risk score for the requested product and program

602.1.1 Alternative Credit History

If a Borrower does not have at least one credit score resulting from requests to all three repositories (no scores), and/or does not meet the minimum credit profile (stated above), the borrower may utilize alternative credit histories for full doc transactions only. In these cases, a minimum of three alternative trade lines must be verified directly with the creditor, or with 12 months consecutive canceled checks, showing a maximum of 0 x 30 payment history over the past 12 months for each alternative trade line. A VOR or VOM can be used as on of the three trade lines. Alternative trade lines include: telephone bills, gas, and/or electric utility bills, cable television bills, auto insurance bills (if paid monthly), etc. Alternative credit can be used only after an attempt at pulling a full credit bureau report has failed. Evidence of the attempt must accompany the credit file.

Specific products, programs, or processing methods may require the use of specific credit history requirements.

602.2 Credit Report

UBS requires the borrower’s current and past credit history through the review of a credit bureau report. These reports can be obtained through an independent credit reporting agency or credit repository.

UBS accepts a Residential Mortgage Credit Report (RMCR) or a tri-merged report to determine the appropriate credit score for the borrower(s). Acceptable scoring models are:

•

Experian’s Fair Isaac (FICO) score

•

Equifax’s Beacon score

•

Trans Union’s Empirica score

The credit report cannot have a generated date more than 120 days from the Note date for existing properties. For new construction, the credit report cannot have a generated date more than 180 days from the Note date.

602.3 Obtaining and Selecting the Credit Risk Score

Obtaining a Credit Risk Score(s): Credit risk scores must be requested for each borrower, whether the borrower is employed or not. A credit risk score must be obtained from each repository used in the compilation of the credit report data, regardless of the type of credit report obtained. The credit report documentation required may vary based on the loan product, documentation program, and LTV. Each RMCR or in-file report must have a credit risk score from each of the repositories that were reflected on the report.

•

If three repositories are reported, three credit risk scores from those repositories must be obtained for each borrower

•

If the two repositories are reported, two credit risk scores from those repositories must be obtained for each borrower

•

If only one repository is reported, a credit risk score from that repository must be obtained for each borrower

•

For Non-Agency automated underwriting evaluations, a credit risk score for each borrower must be obtained. For Agency loans, UBS will accept the DU or LP recommendation

Selecting Credit Risk Score: A single “representative” credit risk score will then be selected from the scores reported on the submitted report(s), based on the following guidance:

•

If three credit risk scores are reported, use the middle score for each borrower (See *NOTE below) (A)

•

If two credit risk scores are reported, use the lower score (B)

•

If only one score is available, use that score (C)

•

If there are multiple borrowers, first determine the score to use based upon A, B and C above for each borrower, then select the lowest score as the representative score

*NOTE: If a single repository reports more than one credit risk score, use the first score listed of the multiple scores listed for that repository as “the score” for that repository only. Continue with the selection process using that single score as one of the components in the score selection process.

602.4 No Credit Score

UBS will consider borrowers with no credit score provided alternative credit demonstrating a good credit history is obtained. For more details on acceptable forms of alternate credit refer to Section 602.11.

602.5 Adverse Action and Credit Risk Scores

Except for individual UBS products/programs (which require a minimum credit risk score), if an adverse determination is made after underwriting review the Adverse Action reason(s) cited for any credit-related issues will not be based on the credit risk score.

In these cases, the applicable reasons will be selected from a UBS-approved list of Standard Adverse Action reasons.

The reviewer must obtain the score factors contributing to the low score from the credit report, locate the factor(s) on the UBS list and use the adverse action reason(s) indicated.

Where an individual product/program requires a minimum credit risk score and an adverse determination is made because the score is less than the minimum required, the adverse action should state “does not meet minimum credit score requirements.”

603 Housing and Credit Payment Histories

A borrower’s history of managing credit is an indication of future performance and will be considered strongly by UBS in the decision to purchase a loan.

603.1 Mortgage/Housing History Requirements

Mortgage/Housing History — up to 24 months history is required, based on loan programs. The minimum requirement and maximum number of late payments are as follows:

Loan Program	Credit History Requirement	Maximum Late Payments
Super Jumbo Loans	24 months mortgage history	0 x 30 days in the last seven years
Traditional/Jumbo Loans	12 months mortgage/housing history	1 x 30 days in the last 12 months
Traditional/Jumbo Loans:
Reduced Doc	12 months mortgage/housing history	0 x 30 days in the last 12 months
Advantage/Alt-A/
One Loan Programs	12 months mortgage/housing history	1 x 30 days in the last 12 months
Second Lien Loans	12 months mortgage/housing history	1 x 30 days in the last 12 months

•

All liens and judgments affecting title must be paid prior to closing

•

A minimum of three trade lines with each reflecting a 12-month history is required. A VOR or VOM can be considered a trade line

•

Repetitive charge-offs, judgments and liens may be considered as derogatory credit

603.1.1 Mortgage History

For borrowers that currently own their residence, twelve (12) consecutive months of mortgage payment history is required. Acceptable mortgage verification includes:

•

A 12-month rating stated on an RMCR or merged in-file credit report

•

A standard Verification of Mortgage (VOM) form completed by the holder of the mortgage

•

Copies (front and back) of 12 consecutive months’ canceled mortgage payment checks

603.1.2 Rental History

For borrowers that currently rent their residence, twelve (12) consecutive months of rental payment history is required. Acceptable rental verification would be any one of the following:

•

A standard Verification of Rent (VOR) (Fannie Mae form or equivalent) completed by the non-related landlord or the landlord’s agent

•

A rental letter written by the non-related landlord or the landlord’s agent which must include the rental payment status, payment amount, length of rental, and the name, address and telephone number of the landlord

•

Copies (front and back) of 12 consecutive months canceled rent payment checks. Canceled checks are the only acceptable form of rental verification where the landlord is the borrower’s relative

•

12 months of rent receipts provided by the non-related landlord or the landlord’s agent. If using rent receipts, the name, address and telephone number of the landlord or the landlord’s agent must also be provided

•

Borrowers that currently live with family members, including first time homebuyers, and do not have a recent 12-month payment history will be considered as long as they have the appropriate additional and/or alternative credit history to verify their ability to meet their payment obligations

603.2 Consumer Credit

Consumer credit is based on any revolving and/or installment debt payment histories. All revolving and consumer installment trade line payment histories, as rated on the borrower’s credit report, will be accepted as already factored into the borrower’s credit score for rating purposes.

Consumer Credit Counseling

Borrowers that have been participating in Consumer Credit Counseling must have completed the process and received a certificate.

Judgments and Liens, Collections, Charge-offs on Title

All judgments, liens, and collections affecting title must be paid off and discharged prior to closing.

Non-title Judgments and Liens, Collections, Charge-offs

All federal and/or state tax liens must be paid in full prior to or at closing, even if they are not listed on title. Other judgments or liens not appearing on title and collection accounts or charge-offs may not be required to be paid off.

For the requirements and limits regarding these accounts, please refer to the appropriate Product Matrix. The age of the delinquent account may determine whether it must be paid off. Calculation of the age of the adverse credit is considered as of the date the adverse action took place. As an example: A credit card went into collection in July of 2005, but the creditor continues to repay it as an active account. The date used for aging would be July 2005.

603.3 Authorized User

The term “Authorized User” means a creditor has given permission to the obligor on the account to allow a spouse or other to make charges to the account as an authorized user. Usually, this is without contractual obligation to repay, except under any specific terms identified by the creditor or by any state laws.

At the applicant’s request, UBS must consider any account that is in the name of the applicant’s spouse or former spouse that is disclosed by the applicant as accurately demonstrating the applicant’s credit-worthiness. The account must be verified either on the credit report or by direct verification.

1.

These accounts are generally used to help develop a credit history where limited or no history is available, often referred to as a “thin file.”

2.

If these accounts do not satisfy the trade line requirements of the policy, additional alternative credit, should be developed to establish the borrower’s credit history.

If the borrower is an authorized user, the account may be used in evaluating the applicant borrowers’ creditworthiness under the following circumstances:

A.

The borrower is an “authorized user spouse” on the account.

B.

The applicant requests that an account in the name of the applicant’s spouse or former spouse be considered that demonstrates that the account reflects the applicant’s creditworthiness.

If the	Then	And
Credit bureau, direct verifications, or information indicate: Derogatory ratings not caused by the applicant	Verify via the credit report that the applicant is an “authorized user” only.	Exclude from the D/I ratio.
History does not accurately reflect the applicant’s history.		Do not consider as derogatory credit against applicant.

C.

If the “authorized user” is not a spouse, at the applicant’s request, UBS will consider the account in the evaluation, provided the applicant can evidence that he/she has been paying the debt. If the borrower is responsible for paying the debt, the payment must be included in the debt-to-income ratio.

603.4 Disputed Derogatory Credit

In some circumstances the borrower may be disputing the reported derogatory credit occurrence with the creditor. In those cases, the borrower must provide documentation that there is a dispute (e.g., legal documents, contractual documents, insurance papers, or correspondence between the parties). The underwriter should evaluate the impact of the disputed derogatory credit item may have on the borrower’s ability to manage the mortgage debt and how other debts have been managed in the past. The underwriter should also take into consideration the equity investment in the property, amount of the disputed credit item, the borrower’s asset position, credit risk score, and repayment history with respect to other debts. If these areas are acceptable, the serious or major derogatory credit may be considered an isolated incident, with no material impact in the underwriting analysis.

603.5 Inquiries

The underwriter must exercise his/her judgment to determine if numerous inquiries reported on the credit bureau report require an explanation from the borrower and/or an investigation to determine if any new credit obligations resulted from the inquiries. Some key indications are numerous inquiries from mortgage lenders, banks, financial institutions, credit unions, automobile financing lenders, etc.

603.6 Undisclosed Debt

Debts that are not disclosed by the borrower on the application (other than minimal revolving accounts and accounts paid in full each month, such as T & E account) must be explained by the borrower and reported on the approval document. Substantial undisclosed debt may be a reason for denial.

603.7 Defendant in a Lawsuit

In cases where the borrowers are involved as a defendant in a pending lawsuit, the underwriter must determine the impact that any additional financial obligations levied against the borrower as a result of the lawsuit may have on the borrower’s ability to repay the mortgage. To reach that level of analysis, supporting documentation reviewed by the underwriter must support the conclusion that the potential for income or asset interruption is minimal. In all cases, the borrower’s attorney must provide a letter explaining the lawsuit with supporting documentation. The following items must also be considered:

•

Whether the potential obligation will be covered by an insurance policy or by an escrow fund already established to cover it

•

Whether the Title Company will take exception to the pending litigation and ensure our first lien position

603.8 “AKAs” (Also Known As)

Credit bureau reports should also be requested under any disclosed or otherwise noted AKAs and reviewed appropriately.

603.9 Bankruptcy

A loan made to a borrower who has experienced a Chapter 7 or Chapter 13 bankruptcy will be considered for purchase by UBS. Chapter 7 bankruptcies must be discharged. Proof of the bankruptcy discharge is required via the credit report. If the discharged date is not available via the credit report, a copy of the discharge papers will be required. The age of Chapter 7 bankruptcy will be calculated from the date of the discharge. Chapter 7 Bankruptcies must be discharged greater than two years from the loan application date unless otherwise specified by the specific product.

The age of a Chapter 13 bankruptcy will be calculated from the date of Filing. Chapter 13 Bankruptcies should be filed greater than two years from the loan application date unless otherwise specified by the specific product and must be discharged prior to the application date.

When the bankruptcy was a Chapter 7 or 13, the following guidelines apply:

•

A letter of explanation is requested if the bankruptcy occurred within the last five years.

•

The underwriter must have sufficient documentation to support his/her conclusion that the borrower is now creditworthy and has the capacity to repay the obligation

•

The underwriter should confirm the consistency and completeness of the credit information and determine if there is any additional and potential overlaying of risk

•

Particular attention should be given to risk score factor codes that accompany the credit risk score, notably inquiries, age of accounts, balance-to-limits, and any adverse or derogatory information

•

If the borrower owns 25% or greater of a business that filed a Chapter 11 or 12 bankruptcy, the loan may be subject to additional review

•

The borrower must meet the criteria for acceptable re-established credit as listed below:

•

All re-established credit must be current

•

A minimum of three trade lines covering a 24-month period from the time of application is required. At least one rating must be housing related. If housing related debt is not reported on the credit report, provide evidence to support timely payments (i.e., canceled checks, money orders, bank statements)

•

No new and/or open public records in the most recent 24-month period (e.g., foreclosure, unpaid judgments, collections, liens, garnishments)

•

No 30-day past due notices in the last two years on any obligations, including housing

•

Alternative credit sources would not be allowed as “re-established credit”

•

Super jumbo loans do not allow bankruptcies within the prior 10 years

•

Standard credit history guidelines apply when bankruptcies have been discharged greater than five years for the Traditional/Jumbo and Advantage/Alt A products and greater than 10 years for the Super Jumbo products.

603.10 Foreclosures/Deed in Lieu

A loan for a borrower who has been named a defendant in a foreclosure proceeding (foreclosure notification, notice of filing or completion) or who gave a deed in lieu of foreclosure on a previously owned property will be considered for purchase by UBS. In all cases, any foreclosure, deed-in-lieu or short payoff of a mortgage debt disclosed on a credit report, acknowledged by the borrower on the loan application or contained elsewhere in the loan file would require the following to be considered for approval:

The following guidelines apply:

At least three years must have elapsed since the foreclosure action was completed. The age of the foreclosure will be calculated using the date the foreclosure was completed

•

The Underwriter must review the current credit history, the borrower’s employment stability, liquid asset position and other aspects of the file to evidence the borrower’s recovery from the events leading to the foreclosure and which are not likely to recur

•

A letter of explanation is requested if the foreclosure, deed in lieu or short payoff occurred within the last five years

•

The underwriter must have sufficient documentation to support his/her conclusion that the borrower is now creditworthy and has the capacity to repay the obligation

•

The underwriter should confirm the consistency and completeness of the credit information and determine if there is any additional and potential overlaying of risk

•

Particular attention should be given to risk score factor codes that accompany the credit risk score, notably inquiries, age of accounts, balance-to-limits, and any adverse or derogatory information

•

The borrower must meet the criteria for acceptable re-established credit as listed below:

•

All re-established credit must be current

•

A minimum of three trade lines covering a 24-month period from the time of application is required. At least one rating must be housing related. If housing related debt is not reported on the credit report, provide evidence to support timely payments (i.e., canceled checks, money orders, bank statements)

•

No new and/or open public records in the most recent 24 months (e.g., foreclosure, unpaid judgments, collections, liens and garnishments)

•

No 30-day past-due notices in the last two years including housing obligation

•

Alternative credit sources would not be allowed as “re-established credit”

•

Super Jumbo loans do not allow foreclosures or foreclosure equivalents within the prior 10 years

•

Standard credit history guidelines apply when foreclosures have been completed for more than five years for the Traditional/Jumbo and Advantage/Alt A products and greater than 10 years for the Super Jumbo products.

603.11 Automated Underwriting Approvals with Foreclosure

If the Automated Underwriting System has recognized the foreclosure and approved the loan evidenced by the Findings statements or messages that recognize the foreclosure, UBS will make the loan as required by the DU, LP, or UBS AU Findings Report and documentation requirements.

603.12 Automated Underwriting System Does Not Recognize Foreclosure

If the DU, LP, or UBS AU approves the loan and the System did not recognize a foreclosure, the Under-writer should review this file against the above requirements and the appropriate product matrix.

604 Liabilities

The Debt-to-Income ratio is based on the total of the monthly liabilities divided by the calculated monthly income. The maximum allowable Debt-to-Income ratios are stated on the individual product grids. Liabilities include all housing expenses, revolving charges, installment debts, real estate loans, rent, stock pledges, alimony, child support, and other consistent and recurring expenses.

604.1 Mortgage Debt

Mortgage debt consists of the amount the borrower will be paying for debt service on all liens on all real estate holdings, including the subject property. If a payment appears to represent an interest-only payment or below-market ARM payment, due diligence in the form of a verification of mortgage, comparable documentation, or adequate analysis should be exercised to confirm appropriate debt service. In most cases this would include the principal and interest payment on all property lien mortgages, property taxes (expressed monthly and including all special tax assessments), hazard insurance, flood insurance, mortgage insurance premium, and any homeowner’s monthly association dues or maintenance fees on the subject property.

604.1.1 Payment Shock

UBS recognizes the ability for a borrower to repay mortgage debt and the potential impact of payment shock is of utmost importance when evaluating the creditworthiness of a borrower. During qualification, the borrower’s income, assets, and housing payment history (among other criteria) is evaluated with prudence as to ensure the borrower has the ability to repay mortgage debt.

In addition, we recognize that certain loan products have risks that may significantly increase a borrower’s monthly payment. This may occur if a mortgage payment rises very sharply at the first adjustment, which is typical with adjustable rate and interest only loans. To reduce the impact of payment shock on borrowers for these products, UBS will follow the criteria set forth below:

If the subject property first mortgage is:	Then:
Long Term ARM (no rate adjustment in the next three years of the date of the application)	Calculate the monthly payment based on the current note rate
Short Term ARM	Calculate the payment based on this formula:
(rate will adjust within next three years of date of the application)	If the rate change frequency is: Six months or more Less than six months	Calculate the monthly payment based on the: Note rate plus 2% Note rate plus half of the lifetime cap
Option ARMS — Monthly Option (Effective 3/1/07)

Calculate the monthly payment based on the fully indexed, fully amortizing rate at the maximum negative amortization cap as follows:

Less than or equal to 80% CLTV:  115% of principal loan amount

Greater than 80% CLTV:  110% of principal loan amount

Option ARMS — Hybrid Option (Effective TBD) Product not available at this time.

Calculate the monthly payment based on the fully indexed, amortizing rate at the maximum negative amortization cap as follows:

Less than or equal to 80% CLTV:  115% of principal loan amount

Greater than 80% CLTV:  110% of principal loan amount

Interest Only (Effective 3/1/07)	Calculate the payment based on a fully amortizing basis at the appropriate rate as noted above

604.2 Home Equity Lines of Credit

For seasoned HELOCs (one year or more old), the debt payment is based on 50% of the approved line, or actual balance, whichever is higher.

For all unseasoned HELOCs (one year or less), assume full line utilization.

If the HELOC is on the subject property, the HELOC payment must be included as part of the housing debt-to-income ratio (P/I Ratio).

604.3 Home Equity Loans

A second mortgage from another lender that is secured by the property on which UBS is extending a first mortgage, should be debt serviced with:

•

The actual payments, or

•

By calculating a payment over a 15-year fully amortized term using Prime+2

Any variance from this procedure should be clearly explained and justified in the approval document.

If the home equity loan is on the subject property, the home equity loan payment must be included as part of the housing debt-to-income ration (P/I Ratio).

604.4 Taxes and Insurance

We will use the actual amount — amortized monthly — of taxes, insurance, any homeowner’s association (HOA) fees, and special assessment fees in the recurring debt total.

In purchase money transactions where we lack definite indicators of taxes and insurance, we will use 1.5% of the purchase price as the total annual burden and pro-rate this on a monthly basis.

Besides taxes and insurance, other items may have to be estimated at time of approval. The under-writer is responsible, however, for indicating that the expense item is estimated and for obtaining full re-approval if late verification indicates that the actual amount has created an unapproved debt-to-income ratio exception.

604.5 Installment Debt

Consumer installment debt accounts are loans that have fixed payment amounts and terms. Installment debts appearing on the credit report or those verified directly with the creditor are to be included in the calculation of the total debt-to-income ratio.

If the payment shown on the credit report is disputed, evidence of a lower payment may be obtained via direct verification with the creditor, or with acceptable documentation provided by the borrower.

If the scheduled payment is not shown, the high credit is divided by the listed term to determine the payment. Alternatively, a credit supplement may be obtained to verify the payment.

Installment debts, where the term of debt will be ten months or less at closing, will not be considered in the debt-to-income ratio. It is also acceptable to “pay down” the debt enough to cause the term to be ten months or less.

Auto lease payments are included in the debt-to-income ratio regardless of the remaining months indicated on the credit report.

604.6 Revolving Debt

Revolving debt accounts have variable payments and no fixed term. The payment listed on the credit report is used to calculate the total debt-to-income ratio.

If no payment is listed, 5% of the balance listed must be used to calculate the debt ratio unless statements can be provided to show a lower payment. Alternatively, a credit supplement may be obtained to verify the payment.

Revolving debt may be paid off to qualify, but should not be paid down. The 10-months-or-less rule does not apply in most cases.

604.7 Travel and Entertainment (T & E) Credit Cards

Debt payments for travel and entertainment credit cards can be excluded if the borrower can provide verification that:

•

The credit card is used exclusively for business purposes, and

•

The borrower’s employer reimburses 100% of these travel and entertainment expenses. This can obtained as a statement from the employer or the borrower can provide two months T & E card monthly billing statements showing prior balances paid in full meet this verification requirement

Absent this verification:

•

The monthly payment for T & E credit-cards is estimated at 5% of the outstanding balance as reported on the credit bureau

•

For accounts that indicate the total outstanding balance due, (e.g., American Express, Carte Blanche, Diners Club), the borrower’s cash reserves can be reduced by the amount equal to the outstanding balance of the account. The underwriter must insure that the borrower still meets the cash reserve requirement for the program requested

604.8 Other Real Estate

Real estate debt for investment properties that is not offset by calculations of net rental income will be counted as monthly debt.

If a property is owned free and clear, the current real estate taxes, hazard insurance premiums and HOA fees must be included in the applicant’s monthly expenses. The applicant must supply a copy of the homeowners insurance policy declaration page to evidence the property is free and clear.

If a property is vacant and there is no verifiable income or history, the full principal, interest, taxes, hazard insurance, mortgage insurance and homeowner’s association dues will be counted as part of the total monthly debt.

604.9 Bridge Loans

Bridge loans are used by borrowers if their current residence will not be sold before the subject’s loan closing and funds from the sale are needed. The bridge loan debt will not be counted in the borrower’s total debt-to-income ratio if it is to be used towards the down payment and/or settlement charges for the purchase of the subject property and ALL of the following criteria are met:

•

A valid, unexpired multiple listing agreement with a licensed Realtor on the mortgaged property must be provided

•

The borrower’s prior residence must currently be under agreement to be sold. A copy of the sales contract must be submitted with the borrower’s loan application

•

A copy of the bridge loan note or a commitment letter from the bridge-loan lender must be obtained that reflects:

•

The amount of the bridge loan (the amount cannot exceed the equity in the bridge-loan property)

•

The term, maturity date, and renewal provisions

•

Required payments on the bridge loan, if any. If the bridge loan requires a periodic payment, the payment must be included in the debt to income calculation

•

Description of the bridge loan security (property address of the bridge-loan security)

If payments are scheduled on a monthly basis, at a minimum, monthly interest payments for the bridge loan must be included in the borrower’s debt-to-income ratio. Generally, to calculate an interest-only payment, multiply the bridge-loan principal by the prime rate plus 2%, and divide by 12.

The bridge loan must be recorded on the Real Estate used as security. If not recorded, at a minimum, the bridge loan must be in recordable form.

In the case of employer-assisted transactions where the employer pledges to pay or reimburse the applicant for payments on the bridge loan, the above three items should be met. If these are not met, the underwriter must analyze the terms of the employer’s agreement to determine whether the bridge loan payment may be excluded from the applicant’s total monthly debt.

604.10 Relocation Benefits

The PITI on the existing residence can be eliminated from the debt-to-income ratio analysis in a relocation situation if the following conditions are met:

•

A copy of the offer to purchase the existing residence must be provided

•

Any closing costs and points that may be included in the relocation package can be used as closing funds. However, the borrower must provide funds for prepaid items unless specifically stated in the relocation package

•

At loan closing, a copy of the equity advance or a settlement statement must be provided as evidence of sale and release from liability

If any of these conditions are NOT met, the full PITI of the existing residence must be included in the debt-to-income ratio calculation.

604.11 Other Debts

There are several other debts that may not appear on a standard credit report, but should be included in the total debts for qualification. These debts may include the following:

Secured Loans through Payroll Deductions Business Debt

•

Business debts are that which the borrower has personally guaranteed. The underwriter must keep in mind that “business” debts for a sole proprietor are usually indistinguishable from personal debts. The most obvious cases are autos that are utilized as business vehicles and for which the corresponding debt is written off as a business expense. The underwriter must always be aware that there is no corporate legal entity that might shield our borrower from having to pay this expense

•

The business debts of sole-proprietors must be included in the analysis

•

The outstanding balance of the sole-proprietor’s business debts should be reflected on the borrower’s personal financial statement or 1003 application. The business debt payments (principal AND interest) must be addressed by:

•

Including the debt payments in the borrower’s personal debt-to-income ratio calculation, or

•

Subtracting debt payments from the stable recurring income from the proprietorship, or sufficient evidence that the business is paying the debt (cancelled checks from business checking account) [six months]

Co-Signed Obligations

The outstanding balance of a co-signed loan is included as a contingent liability but the monthly debt service (payment) can be excluded if:

•

The other party can provide six months canceled checks evidencing payment (or equivalent verification), and

The co-signed loan has been paid as agreed

Alimony and Child Support

Any alimony/child support/maintenance payments with more than 10 months remaining must be included in the recurring debt total. Verification that clearly defines the borrower’s payment responsibility must be obtained.

A copy of one of the following must be obtained:

•

The recorded divorce decree

•

A signed separation agreement

•

A notarized agreement signed by all parties and their respective attorneys

•

The court order

•

Other legally accepted evidence dictated by local custom

The treatment for alimony paid may differ for some products. Alimony payments are found on the front page of the personal tax return.

Court-Ordered Assignment of Debt

When a borrower has an outstanding debt that was assigned to another party by court order (such as under a divorce decree or separation agreement) and the creditor does not release the borrower from liability, the borrower has a contingent liability. The contingent liability would not be considered a part of the borrower’s recurring monthly debt obligations provided that a copy of the following is obtained:

•

Evidence of recorded transfer of ownership (if applicable) and

•

Copy of applicable pages from the court order

The payment history for the debt SUBSEQUENT to the effective date of the transfer would therefore NOT impact the evaluation of the borrower‘s credit history. The payment history for the debt that PRECEDES the effective date of the transfer WOULD impact the evaluation of the borrower’s credit history.

Student Loans

Student loans must be included if repayment will begin within 12 months of the first loan payment. In every case, any deferred liability and future payment should be noted on the approval document.

Wage Garnishments

Documentation to verify these debts should be obtained. If the payments are to be excluded, documentation to support the exclusion must be in the file.

Asset-secured loans

Payments on loans that are secured by a borrower’s specific liquid assets, such as life insurance policies, 401(k)/IRA accounts, CDs, stocks, bonds, marketable securities, etc., may be excluded from the D/I calculation in those circumstances where the repayment of the loan rebuilds the asset.

A copy of the loan documents is required. The document must:

•

Show the asset as collateral for the loan

•

Detail the interest rate and payment

•

Show the loan amount

•

The loan secured by the financial asset must have been made by a financial institution

Employee Business Expenses

•

All business expenses must be subtracted from qualifying income

•

Generally, these expenses are averaged over the last two years, unless increasing

•

These expenses are usually found on Schedule A and Form 2106 of the personal tax return Contractual Payments

Other ongoing legal or contractual payments, such as rent, tax and insurance on properties (including payments on properties owned free and clear), condominium or association fees, hangar-tie-down fees, slip fees, and required capital contributions for partnerships (i.e., non-related businesses, such as a contribution for a side-business unrelated to the borrower’s primary occupation) become part of the borrowers recurring debt total.

605 Income

605.1 Salaried Income

Stable monthly income may be income from primary and secondary employment, including base earnings plus recognizable secondary income, such as bonuses, commissions, overtime, or additional part-time employment. Required documentation should be used to determine the amount and breakdown of the acceptable income amounts.

Salaried borrowers can be paid in a wide variety of ways. This variety extends to the timing of the salary payment (hourly, weekly, bi-weekly, bi-monthly, monthly, annually), and to the means by which it is earned (straight salary, bonuses, commissions). The following salaried-borrower income analysis guidelines provide procedures and verification requirement for determining a salaried borrower’s typical (or expected) monthly salary level to be used for mortgage qualification.

In all cases for salaried borrowers, sufficient pay stubs/statements must be obtained to validate the monthly (and/or annual) income calculation. Usually, at minimum, two pay stubs/statements are required.

Declining income sources should not be averaged, and an explanation for the decline should be obtained. The most recent lower income would be used for qualification purposes.

If included in qualifying income, variable components of salary income, especially bonuses and commissions, must be separately reported, if possible.

Any significant increase in income should be adequately explained.

Acceptable forms of documentation for employed borrowers (wage earners) are discussed in Section 400 of this Guide.

The amount of the borrower’s consistent monthly income is determined by using the gross monthly income from the borrower’s primary income source and any stable secondary income and overtime, if applicable. Secondary income is generally considered stable if it can be documented as being received in a timely manner over the previous 12 months and it is likely to continue.

Some additional issues for employed borrowers that should be considered are:

•

Frequent job changes to advance a borrower’s career within the same field are acceptable, but changes without advancement or between fields may indicate employment/income instability. The borrower should explain any gaps between jobs of more than 30 days

•

Borrowers who have just entered the work force should show the potential for greater future earnings, the possibility of further career education and further career training.

605.2 Bonus, Overtime and Commission

This income may be included as monthly income, provided the income has been consistent and the employer verifies the likelihood of continuance. Bonus, overtime and commission income that has not been consistent may require additional documentation.

605.3 Bonus Income

To use bonus income for mortgage qualification, the underwriter must carefully consider the source and method used in quantifying bonus income, and the basis upon which the bonus is earned (e.g., personal sales or company profit). To include bonus income as qualifying income:

•

The borrower must have consecutive most recent two-year history in the same field

•

The bonus income must be determined and separately stated for the two-year period

•

If the bonus income comprises 25% or more of the borrower’s qualifying income, the borrower must submit signed copies of the last two year’s personal tax returns (1040s, including all schedules and statements)

•

Any employee business expenses incurred by the borrower in production of the bonus income must be subtracted in determining the qualifying income level

•

Generally, these expenses are averaged unless increasing (these expenses are usually reflected on Schedule A and Form 2106 of the personal 1040 Tax Returns)

•

Average the net bonus income over the two-year period

605.4 Overtime Income

The use of overtime hours to qualify a borrower must meet the following requirements:

•

The employer must provide written verification that the overtime earnings are likely to continue (usually, this verification is on the VOE)

•

The overtime must be consistent and be reflected on historic income documentation (W2s and/or tax returns and/or VOE) for at least two years

•

Overtime income must be averaged

•

The borrower’s employer must indicate the average hours of overtime per pay period If the overtime pay rate is not provided, use 1.5 times the hourly rate.

605.5 Commissions

Commissions are subject to fluctuation from year to year; therefore, two most recent years federal tax returns with all schedules are required for proper verification. Commissioned employees usually have expenses associated with the generation of income. These expenses are usually reflected on Schedule A and Form 2106 of the tax returns. The net commission income (gross minus expenses) for each year will be calculated. To receive credit for commission income, funds are required to be paid, as opposed to just being earned. If the borrower receives 25% or more of his/her income from commission earnings, the commission income should be calculated by averaging the last two years and year-to-date commission earnings net of applicable business expenses.

Commission income may be used for both down payment and income qualification if the income has been consistent for the past year. If there is less than a one-year history, there must be significant compensating factors for the income to be used. Commissions paid for less than six months will not be eligible for inclusion in qualifying income.

605.6 Family Employers

If a borrower is employed by a relative, or a closely held family business, complete signed federal tax returns with all attachments and schedules are required for the previous two years in addition to the verbal verification of employment and other verifications as normally required.

605.7 Automobile Allowance

An automobile allowance may be included in qualifying income provided:

•

Written verification from the employer, or

•

The amount is verified by pay statements, or

•

The calculation of the income amount includes any expenses tied to the allowance (such as a loan for a car used for business and the operating expenses of the car). If the expenses exceed the car allowance, this amount should be subtracted from qualifying income. Business expenses for the car are found on Schedule A and Form 2106 of the personal income tax return

605.8 Part-time or Second Job Income

Income from a second job may be used to qualify the borrower even if the job is part-time or seasonal provided the employer verifies a one-year history and the likelihood of continuance. The second job need not be related to the borrower’s primary occupation.

To use part-time or second-job income as qualifying income:

•

The income and employment should be verified as stable and likely to continue, AND

•

The income should have a one-year historical record

605.9 Military Pay

Military personnel often receive supplemental income in addition to regular base-salary income.

The following supplemental income amounts can be used for military personnel provided the pay is verified in writing by the branch of the military the borrower is in and the income is not subject to near-term elimination:

•

Flight/hazard pay

•

Pro-pay (professional pay)

The following additional supplemental income amounts for military personnel may be grossed up by a factor of 1.25%, as they are non-taxable:

•

Rations allowance

•

Clothing allowance

•

Quarters allowance

605.10 Subsidized Income

An employer may subsidize an employee’s mortgage payment by paying the differential between the employee’s present interest rate and the proposed interest rate.

The exact amount and duration of the subsidy should be verified by a signed contract between the employer and the borrower.

If the subsidy continues for three years or more from the date of closing, it may be added to the borrower’s gross monthly income (not used to offset the mortgage payment).

605.11 Rental Income

Rental income received for a minimum of two consecutive years requires the two most recent federal tax returns with the appropriate accompanying schedule/form:

•

Schedule E of the personal income tax return, or

•

Form 8825 — for partnerships, S corporations, or limited liability companies with rental/investment property income, or

•

Appropriate schedules/addenda from corporation (1120) tax returns

•

Rental income received for at least one-year but less than two requires one-year federal tax return data from the items listed above, AND a current lease that reflects consistent gross rental income. If the current lease reflects lower gross rental income, use the lesser amount reflected on the lease

For unseasoned income, rental/investment property income must be verified through:

•

Current leases,

•

Rent rolls, or

•

Operating statements

For qualifying purposes, 75% of the verified rental income, net of mortgage payments (if any), monthly taxes and insurance(s), made by the borrower with respect to the rental property, may be added to the borrower’s net income or long term debt payments. If the cash flow is positive, it may be added to the borrower’s income. If the cash flow is negative, it must be added to the borrower’s long- term debt payment.

If the	And the		Then a Form 216, Operating
property is...	Doc Type is...	And Rental Income is...	Income Statement is...
One-Unit	No Doc/No Ratio	Not verified	Not required
Investment
	Full/Alt or Express	Not used to qualify borrower	Not required
	SISA SIVA	Not used, but disclosed in the original submission package	Underwriter will determine if income is needed and may or may not condition for the 216
	Full/Alt or Express	Used to Qualify	Required for reasonableness test only
Stated
Two to Four Units			Not required: Only a Form 1025 is required

605.12 Installment Sales and Land Contracts

Income from an installment sale or land contract may be included in the borrower’s income for qualifying purposes if evidence of timely receipt of payments in the past 12 months is provided and payments will continue for more than three years from the date of closing. Complete documentation on any installment sale or land contract must be provided.

605.13 Note Receivable Income

A copy of the note, which identifies the payment and terms, must verify income received from the repayment of a note. Income must have been received for the past 12 months and be verified by 12 months of bank statements, deposit slips or signed copies of federal tax returns with Schedule B attached. Payments must continue for at least three years from the date of final underwriting.

605.14 Interest and Dividends

Interest and dividend income must be verified by copies of the account statements received from financial institutions, stockbrokers, etc., evidencing that the interest and dividends are still on deposit with such institutions. In addition, signed copies of federal tax returns for the past two years must be included in the credit package. Two years of interest and dividend income will be averaged to determine the amount to be included in qualifying income.

If any funds that earn interest or dividend income are to be used for the down payment or closing costs, the interest and dividends related to such funds must be deducted before the income is calculated.

Note: Interest/dividend income is found on Schedule B of the tax return.

605.15 Trust Income

Trust a copy of the Trust Agreement or the trustee’s statement confirming the amount, frequency and duration of payments must verify income. Trust income must have a remaining duration of at least three years to be eligible.

If trust income constitutes 20% or more of the borrower’s qualifying income, the trust agreement must be reviewed by UBS Credit Officer for the following:

•

The terms and conditions of the trust

•

The balance and assets of the trust corpus (what the trust consists of)

•

The borrower’s ability to access the trust funds

•

Ensure the validity of income assumptions

•

Determine any revocability of the trust agreement

•

Uncover any restrictive clauses or beneficiary performance clauses that may stop, hinder or reduce trust payments to the beneficiary

A two-year average of this income is used, unless declining.

Trust income is found on Schedule B, Schedule D, or Schedule E of the personal income tax return depending on the composition of trust assets.

605.16 Investment Gains and Losses

Apparent gains or trivial losses on Schedule E of the personal tax return may mask sizeable required future liabilities or contributions. Consequently, analysis of Schedule E and K-1 statements (that reveal contingent liabilities, historic capital contributions and possible future liabilities) is important in assessing future customer liability or potential qualifying income.

A letter from the partnership or S corporation tax return Preparer specifying future contributions, obligations, debt responsibility and income projections should be obtained whenever possible.

Any income derived from investment activity found on Schedule E of the personal tax returns should be based upon a two-year tax return analysis and averaged, unless declining.

605.17 Capital Gain Income

In general, UBS does not include capital gains that arise from the sale of assets as qualifying income because they are usually non-recurring. However, certain types of capital gain distributions (such as mutual funds) may be of a regular and recurring nature. Capital gain income is found on Schedule D of the personal tax return. If capital gain income is to be included, the underwriter should:

•

Document that the capital gain income source has a minimum two-year track record through two years personal tax returns

•

Verify the underlying assets to support future income

•

Include any capital losses that correspond to the generation of the capital gain in the analysis (e.g., a trader or stock broker who has both regular capital gains and losses)

Be aware of any significant market volatility or deterioration in the interim period since the last year’s tax returns. If so, a discount of 50% from the income calculation derived from above should be applied to recognize the diminished potential in the current and forthcoming years.

605.18 Unemployment and State or Agency Benefits

Unemployment and state or agency benefits must be verified by letters from the paying agency with the amount, frequency, and duration of payment specified. If the borrower receives unemployment as regular income (i.e., seasonal profession), signed copies of the last two years’ federal income tax returns, copies of checks, or copies of compensation statements are required.

605.19 Income from a Foreign Source

Income that originates from a source outside of the United States will be considered for qualification at the UBS underwriter’s discretion. This type of income will only be approved for qualifying purposes when the source of the income is clearly verified and continuance of the income is certain. If this income is additional or part-time income, the documentation should show continuance for two years. If the income is full-time income, it is treated and documented as the primary source of income outlined in this Guide (see Salaried Income above). Any income not verified in US dollars must include an acceptable statement of conversion.

605.20 Future Salary Increases

Borrowers with expected salary increases can include the increase in their qualifying income provided:

•

Written verification from the employer is obtained that states the dollar amount or specific percentage of the increase AND

•

The salary increase will begin prior to or within 30 days of the first payment date of the mortgage

605.21 Gratuities and Tips

Gratuities and tips can only be included in qualifying income if they are included in taxable income. This income source is usually found on W-2s or 1040s and should cover a 2-year period. The income should be reported to the IRS and averaged, unless declining.

605.22 Partial Year Paid Borrowers

Certain borrowers (such as teachers or forest fire fighters) may be paid for only part of the year. The underwriter must ensure that the monthly qualifying income calculation incorporates this partial-year employment. To determine a partial year paid teachers (or other partial year paid borrowers) qualifying income, the monthly salary is multiplied by the number of months the borrower is paid and divided by 12.

605.23 Union Member Borrowers

Union member borrower’s income should be averaged using the last two years historic income from W-2s from all employers. The computed earnings should reflect the reduction of expenses as noted on Form 2106

605.24 Royalty/Lease Income (Other than Real Estate)

The underwriter should carefully consider the source and method in quantifying this type of income, and develop a comfort as to its reasonableness and continuity. Royalty/lease income is found on Schedule E of the personal tax return. To use royalty or lease income:

•

If income is not documented on Schedule E, copies of the contracts or leases should be obtained along with a satisfactory explanation as to the reason

•

The income should have a two-year minimum track record

•

A two-year average of the income should be used, unless declining

605.25 Gift Income

Income given as a gift from same family member, usually parent(s), on a regular and ongoing basis, may be considered, if it meets all the following conditions:

•

Minimum of two full year history of stable gift income

•

Verification letter from the donor that gift income will continue with certification that any applicable taxes have been paid

•

Verification of the source of the gift (donor’s ability continue giving gift income)

•

Verification of receipt by the borrower, by either:

•

Copies of cancelled checks for a minimum of a two-year period, or

•

Bank statements verifying receipt of full gift for a minimum two-year period

605.26 Housing Allowance

In some cases, borrowers may be able to use certain housing allowances (such as military and clergy) as qualifying income under the following guidelines:

•

The housing allowance should be customary for the position

•

The housing allowance should continue through the term of employment and, if not, provide terms and an explanation for consideration. The employer must verify the amount of the allowance in writing

605.27 Fixed Income

There are additional types of income that may be used as the sole source of qualifying income or in con-junction with employment income. Some of these types of income include the following:

605.271 Retirement Pension Income

Pension and retirement income may be included upon verification. Retirement/pension income is found on the front page of the personal tax return. Verification can be supplied from:

•

Written verification from the organization/company supplying the income, or

•

Copies of retirement/pension award letters, or

•

Copies of the most recent two check stubs evidencing consistent receipt of the income, or

•

Individual tax returns, or

•

Copies of the most recent two bank statements evidencing consistent receipt of the income

If the borrower is not of retirement age (59-1/2), evidence that the pension plan will continue for three years is required.

605.272 Social Security Income

To use Social Security income as qualifying income, it should continue for at least three years.

To verify Social Security income, the underwriter should obtain one of the following:

•

A copy of the Social Security administration award letter

•

Most recent Bank statements that verify receipt of monthly benefits

•

1099 tax forms

•

Personal tax returns

Non-taxable Social Security benefit income can be grossed up by a factor of 1.25%. Social Security income is found on the front page of the personal tax return.

605.273 Veterans’ Benefits

Veteran’s benefits, other than educational assistance, can be included as qualifying income provided:

•

The income will continue for at least three years, and

•

Either a letter of distribution form or a statement of earnings from the Veterans Administration (VA) must be obtained

Generally, non-taxable veteran’s benefit income can be grossed up by a factor of 1.25%.

605.28 Non-Taxable Income

Non-Taxable Incomes are types of qualifying income that may be grossed up 125% (increased by 25%). These types of income may include certain military pay, Social Security and/or disability income, or workmen’s compensation. Documentation of the base income amounts must be obtained and included in the credit fie. The grossed up amount may be used for qualifying purposes, but not for residual income calculation purposes.

To use non-taxable income as qualifying income, the underwriter must: obtain written verification of the income by bank statements or award statements.

The following list represents the most common types of non taxable income:

•

Child support

•

Foster care

•

Public assistance

•

Disability income

•

Certain veteran’s benefits

•

Certain housing allowance benefits such as for clergy and military

•

Municipal bond tax-exempt interest

•

Other forms of non taxable income will be considered on a loan by loan basis

•

Any non-taxable income may be “grossed-up” by multiplying by a factor of 1.25. The approval document should reflect that the non-taxable income has been “grossed-up”

•

A higher rate may be used, provided the borrowers’ personal tax returns are obtained and verified against the appropriate tax table

•

The tax table and personal tax returns must be retained in the file

Non-taxable incomes DO NOT include Non-reported income (income not reported to the IRS). Non-reported income is NOT a valid source of qualifying income.

605.281 Alimony, Child Support and Maintenance

If the borrower chooses to disclose the receipt of alimony, child support, or separate maintenance payments, they may be included as qualifying income under these conditions:

•

The agreement(s) for Alimony, Child Support and/or Separate Maintenance must have been in place for 12 months and must continue for at least three years after the underwriting date

A copy of any of the following must be obtained:

•

The divorce decree

•

A signed separation agreement

•

A notarized agreement signed by all parties and their respective attorneys

•

The court order

•

Family court records, or

•

Other legally accepted evidence dictated by local custom

Full/Alt and Express Document type loans must have evidence of receipt of payment for the previous three months via court documents, bank statements, tax returns or cancelled checks.

Child support, as a non-taxable source of income, may be grossed up by a factor of 1.25. Alimony payments are found on the front page of the personal tax return (alimony payments should not be grossed-up).

605.282 Foster Care Income

Income for providing foster parent services to foster children paid to the borrower by govern-mental agencies can be verified by:

•

Copies of checks, or

•

Copies of contracts/agreements with the governmental agency

•

The foster care income should have a two-year history and be averaged Foster care income can be grossed up by a factor of 1.25.

605.283 Public Assistance (Welfare Benefits, including Food Stamps)

Public assistance can be used as qualifying income, subject to two years’ verification of receipt by one of the following:

•

Copies of checks

•

Copies of award letters

•

Copies of grant statements

•

Evidence that the income will continue for at least three years Public assistance benefit income can be grossed up by a factor of 1.25%.

605.284 Disability Income

To include disability income:

•

The employer or insurance carrier must verify the amount and terms of the coverage

•

The disability income should continue for at least three years

•

Short-term disability income (less than three years) can be considered if the potential for long-term disability income or stable permanent income can be determined

Generally, non-taxable disability income can be grossed up by a factor of 1.25

605.285 Veterans’ Benefits

Veteran’s benefits, other than educational assistance, can be included as qualifying income provided:

•

The income will continue for at least three years, and

•

Either a letter of distribution form or a statement of earnings from the Veterans Administration (VA) must be obtained

Generally, non-taxable veteran’s benefit income can be grossed up by a factor of 1.25%.

605.29 Self-Employed Income

A borrower who owns 25% or more of the company from which he receives his primary source of income will be considered self-employed. The business may be a sole proprietorship, a partnership (limited or general), and a corporation or “S” corporation.

Generally, self-employed borrowers should be in business for at least two consecutive years. For loans with full or alternative income documentation, the income of the self-employed borrower will be aver-aged over the two years immediately preceding the date of the application. Newly formed businesses must have been in operation for more than one year and the financial statements for such businesses must cover at least one year of operation. In addition, the borrower’s previous employment history and income should be documented to show prior employment in the same or a related field.

The self-employed borrower’s business entity must be analyzed to assess the reasonableness and recurring nature of income streams from the borrower’s business. Financial statements and tax returns are used as supporting documentation for income continuation at the same level as shown on the individual federal tax returns.

UBS uses the AGI/SAM methods and the cash flow analysis method to determine the income streams from the borrower’s business:

Schedule Analysis Method (SAM)

Self-Employed Income Analysis

•

The schedule analysis method evaluates only the tax return schedules that are applicable to the type of self-employed borrower. This method generally requires review of the personal-tax-return (1040); Schedules C, D, E, F; Forms 2106, 4562; and the W-2 (the analysis format follows FNMA form 1084-A)

Adjusted Gross Income Method (AGI)

Self-Employed Income Analysis

•

The AGI method used the adjusted gross income reported on the self-employed borrower’s personal tax return as the basis for determining qualifying income. The underwriter increases or decreases the AGI figure by analyzing specific lines of the 1040 and/or related schedules

•

These related schedules are generally, but not limited to: Schedules A, B, C, D, E, and F, and Forms 2106 and 4562. (The analysis format follows FNMA form 1084-B)

•

Once the personal 1040 Schedules have been reviewed the business tax returns, where applicable, should be reviewed for negative trends in revenues, profits or debt

Comparative Analysis

•

When using the schedule analysis method or the adjusted gross income method to determine business cash flow, the overall financial position of the business must be evaluated through comparative income analysis. The analysis format follows FNMA form 1088

•

Often when analyzing a Borrower’s federal tax returns, non-cash items such as depletion, depreciation and amortization may be added back to the adjusted gross income

605.30 Partnerships and “S” Corporations

For “S” Corporations, the borrower’s available net income plus the viability of the business must be determined. Income is calculated as the total of the adjusted gross income from the individual federal tax return, plus any items that may be added back. Items that may be added back include depreciation of real property, depletion, amortization, alimony paid, married couple deduction, a one-time capital loss, and dividends excluded from income. Since stable sources of income are being determined, deductions such as state/local tax refunds, disallowed losses and nonrecurring capital gains must be deducted from income.

Projected income may not be used to qualify a borrower.

Partnerships: A borrower can be a limited partner or a general partner. Underwriters should recognize that general partners are jointly and severally liable for any and all obligations of the partnership. Limited partners, usually, have limited liability in the partnership.

605.31 Relocation: Trailing Co-Applicant Income

Borrowers involved in a corporate relocation sometimes pose a special problem when there are joint applicants. In a corporate relocation, one of the co-applicants must usually terminate his/her job to facilitate the move of the other applicant. Trailing Co-Applicant is defined as a spouse, relative, domestic partner, fiance, or fiancee of the primary wage earner:

Trailing co-applicant income is defined as projected income of a presently employed co-applicant who is moving along with the employed borrower to another area without having secured employment at the destination point of the new residency. In those situations, a portion of the co-applicant’s income may be used in determining the qualifying income based on the following guidance. The Product Matrix may supersede the allowed percentage of income that can be used.

In all cases, the following conditions must be met:

•

Neither borrower may be self-employed or commissioned

•

The co-applicant must be employed in a non-commissioned occupation that is readily transferable to a new location

•

The co-applicant must have a record of at least two years consistent employment prior to the relocation

•

The income from the previous employment must be verified in accordance with standard guidelines

•

The approval document must reflect the “trailing income” in the income calculation area and the DTI ratio should be calculated with and without the “trailing income”

•

The property must be the primary residence for both borrowers

•

The transaction must be a purchase transaction, not a refinance

•

If the employee/borrower is a newly hired employee and trailing co-borrower income is needed to qualify, the maximum LTV is 90%

•

Unmarried borrowers must have a history of joint financial relationship with each other (i.e., joint bank accounts, joint obligations, etc.)

•

A letter of intent to seek employment is required

The underwriter may consider either 75% of the trailing Co-Applicant’s documented income if this income does not exceed 30% of the total qualifying income; or 50% of the income if it exceeds 30% of the total qualifying income.

605.32 Unacceptable Income

•

Deferred income that is not currently available

•

Education Benefits

•

Illegal Income Sources

•

Stock Options

•

Rent from the borrower’s primary residence if it is a single-family dwelling

•

Rent from a second home

•

Any income that cannot be verified (for processing options that require full, alternative, or express verification of income) will not be allowed as income for qualifying purposes

•

Retained earnings in a corporation may also not be included as qualifying income

606 Assets and Sources of Funds

606.1 Borrower Contributions

For loans where the assets are verified and a down payment is required, the borrowers must contribute a minimum percentage of the down payment from their own liquid assets. For loans with LTV ratios greater than 80.0% and less than or equal to 95%, the minimum percentage sourced directly from the borrower(s) is 5%. For loans with LTV ratios of 80% or less, the entire down payment may consist of a gift if the assets are verified and the document type is either a Full, Alt or Express.

Borrower assets may come from several different sources, although the most common sources are bank depository accounts. These accounts include checking, savings, money market and certificates of deposit.

If assets are being verified, the funds must be seasoned for a minimum of 30 days. Funds on deposit less than 30 days will require a paper trail for the source of the funds.

UBS does not allow gift funds on investor units or second homes.

Acceptable forms of documentation for assets and other sources of funds are discussed in the Documentation Section of this Guide. These examples are aligned to Fannie Mae guidelines.

Other forms of borrower assets and sources of funds include the following:

606.2 Seller Contribution

Seller contributions that are applied towards recurring (such as real estate taxes, hazard insurance premiums, and escrow accruals) and non-recurring closing costs (such as prepaid fees) are permitted and can be made by a seller, builder, or a real estate agent. Refer to the matrix below for maximum allowable contributions:

Occupancy	CLTV < 75.00%	CLTV > 75.00% < 90.00%	CLTV > 90.01% < 100.00%
Owner Occupied — Primary	9%	6%	3%
Second/Vacation	9%	6%	3%
Investment	3%	3%	3%

The contribution percentage is based on the lesser of the property’s sales price or appraised value of the subject property

•

A downward adjustment to the sales price of the property to reflect the amount of any contributions that exceed our limitations. In that case, the maximum loan-to-value ratio (or combined loan-to-value ratio) must then be calculated based on the lesser of the reduced sales price or the appraised value

The total of the first lien, second lien and contribution cannot exceed 103%.

Contributions cannot be in the form of personal property, decorator items, or other miscellaneous items. If included, the cost of any contributions that are in the form of personal property (such as furniture, decorator items, automobiles, club memberships, or other “giveaways”) must always be deducted from the sales price of the property. The maximum loan-to-value ratio (or combined loan-to-value ratio) must then be calculated based on the lesser of the reduced sales price or the appraised value.

UBS Maximum Allowable Contributions

606.3 Proceeds from Sale of Real Estate or Other Personal Property

Net cash proceeds from the sale of real estate is an acceptable source of the applicant’s current home is an acceptable source of down payment, settlement charges and/or cash reserves.

A copy of the final HUD-1 Settlement Statement and/or bill of sale is required to verify the sale and amount of net cash proceeds.

Sale of other personal property must be included in the evidence of ownership, value of asset, sale of asset and receipt of funds.

606.4 Earnest Money

Earnest Money is money paid by the purchaser of real estate when the buyer and seller reach an oral agreement for the sale of the property to show that the buyer’s offer is being made in “good faith.”

Earnest money requirements are dependent on product and loan type, which may require minimum down payments.

606.5 Earnest Money Deposit

The applicant’s earnest money deposit to escrow must be verified by a copy of the canceled check when the total deposit amount exceeds 2% of the sales price.

Verification of the source of funds exceeding 2% of the sales price must also be verified. If the canceled check is not available, a letter from the escrow agent verifying the amount of the earnest money deposit and when it was tendered is acceptable.

606.6 Gift Funds

For Full Alt and Express Doc Loans on Primary Residences: A minimum of five percent (5%) of the down payment must be verified as coming from the applicant’s own funds when the LTV is greater than 80.00%. The remaining down payment may be a cash gift from an immediate family member or other appropriate relation.

For Full Alt and Express Doc Loans on Primary Residences: If the LTV is 80% or less, 100% of the down payment can come from a gift.

For SISA, SIVA, and No Ratio loans on Primary Residences: a minimum of ten percent (10%) of the contract price must be verified as coming from the applicant’s own funds.

UBS does not allow gift funds on investor units or second homes regardless of documentation type.

Verification of a gift is required regardless of documentation program used to underwrite the loan. The documentation requirements are as follows:

A gift from a relative, domestic partner, fiance, or fiancee must be evidenced by a letter that is signed by the donor. The letter must:

•

Specify the dollar amount of the gift and the date the funds were transferred

•

Include the donor’s statement that no repayment is expected; and indicate the donor’s name, address, telephone number, and relationship to the borrower

The lender must verify sufficient funds to cover the gift are either in the donor’s account or have been transferred to the borrower’s account.

When the funds are not transferred to the borrower’s account prior to settlement, the donor may give the closing agent a certified check, cashier’s check, or other official check for the amount of the gift.

Verification of the receipt of funds is required from one of the following methods:

•

Verify in the borrower’s account (if the gift has already been received)

•

Provide copy of canceled check or cashier’s check evidencing donor and receiving party

•

If paid directly to Closing Agent, must provide verification of source of receipt

•

Gift funds may be used towards the remaining down payment, closing costs, and/or reserves

606.7 Gift of Equity

A gift of equity in the subject property from a family member is an acceptable source of funds up to a maximum LTV of 80% on owner-occupied primary residences originated to UBS Advantage/Alt-A/ One Loan guidelines.

•

If a gift of equity occurs, the donor must execute a gift letter stating the donor’s name, the donor’s relationship to the applicant, the amount of the gift of equity, and that no repayment is expected or implied. In addition, the HUD-1 Settlement Statement at closing must identify the gift of equity. If the transaction is completed as a purchase, the contract of sale must also indicate the gift of equity.

606.8 Land Equity

Land equity is an acceptable source of funds.

If the land is owned less than one year, then the lesser of the acquisition price or the current appraised value will be used to determine the property value.

If the land has been owned for more than one year, then the current appraised value may be used as long as the value is supported by comparable sales.

606.9 Marketable Securities

Marketable securities including stocks and bonds may be an acceptable source of a borrower’s funds. Bonds should be valued at their purchase price, unless the redemption value can be determined and verified. A copy of the most recent statement is required for documentation.

A current statement or a copy of the stock certificate accompanied by a dated newspaper stock list may verify the value of stocks.

606.10 IRA/Keogh, 401(k)s and other retirement accounts

Retirement accounts (IRAs, Keogh accounts, 401[k] accounts, etc.) are subject to withdrawal penalties and tax surcharges if withdrawn prior to normal distributions. Because of these restrictions, the following guidelines apply to the use of retirement accounts for closing-fund requirements.

70% of IRAs, Keogh Accounts, 401(k) Accounts, U.S. Savings Bonds, and cash value of annuities can be used to determine funds available for withdrawal.

The borrower must provide evidence of receipt of funds.

If the borrower obtains a loan using retirement accounts as collateral, the repayment must be verified and any required debt service needs to be included in the borrower’s debt to income ratio.

606.11 Trust Account Funds

To use trust account funds for closing funds and cash reserve calculations:

•

The borrower must have access to the trust account funds (copy of trust is required), and

•

The trustee must verify the amount that the borrower can withdraw

or

•

Trust attorney to provide certification that borrower has unrestricted access to the trust’s assets

606.12 U.S. Savings Bonds

To use U.S. Savings Bonds for closing funds and cash reserve calculations:

The borrower should provide a list of amounts, serial numbers, maturity dates of the bond and a copy of the 1099 produced at liquidation.

•

Photocopies should not be made

•

For closing funds, only the actual liquidation value can be used

•

For the cash reserve calculations, use either:

•

The verified liquidation value of the bonds, or

•

100% of the face value plus accrued interest to this point, of any remaining bonds after the loan closing

606.13 Stock Options

To use stock options (the right to purchase stock at a set price, the “strike price”) as closing funds:

The options must be exercised and only the net proceeds should be used. A copy of the sale document and the proceeds check must be provided.

To estimate net proceeds from stock options:

1.

Multiply the number of options the borrower owns by the current market price —A

2.

Multiply the number of options by the strike price (the price the borrower can buy the stock for) — B

3.

Subtract B fr om A which equals C

4.

Subtract from this remainder C any costs to exercise the options (brokerage fees and transaction costs)

5.

Subtract 20% of this net figure to account for income taxes

If the brokerage firm or fiduciary that negotiated the execution of the options did not deduct income taxes from the net proceeds, the underwriter should insure that the borrower would not suffer severe cash flow or liquidity problems when the taxes come due.

606.14 Third-Party Contributions

Certain parties — seller, builder, Realtor, etc. — may choose to pay a portion of the closing costs (which are normally paid by the borrower) for the borrower.

This contribution has certain limits before it begins to impact the transaction.

Once the contribution limits are exceeded, the amount that exceeds the limits must be deducted from the sales price, and the loan amount and LTV must be adjusted accordingly.

UBS Maximum Allowable Contributions are specific to the product. Please see Product Matrix.

607 Other Funds (Non-Standard)

The following guidelines are for borrowers whose source of closing funds does not come from standard liquid assets.

607.1 Borrowed Funds

To use borrowed funds as a source of closing funds:

•

The loan must be secured by an asset already owned by the borrower (e.g., CDs, marketable securities, other real estate, life insurance policies, and retirement accounts)

•

The terms of repayment for the loan and the secured nature of the loan must be verified by obtaining a copy of the note or a commitment letter

•

Debt payments for the loan must be included in the borrower’s debt-to-income ratio (Cash/marketable security-secured accounts need include only interest payments for the loan balance)

•

Borrowed funds CANNOT be used to calculate the number of required months for PITI reserves. Proceeds from a cash-out refinance may be used as reserves

607.2 Bridge Loans

Bridge loans secured by other real estate owned by the borrower will be acceptable in meeting required closing-fund requirements under specific conditions. A copy of the bridge loan note or a commitment letter from the bridge-loan lender must be obtained that reflects:

•

The amount of the bridge loan (the amount cannot exceed the equity in the bridge-loan property)

•

The term maturity date and renewal provisions

•

Required payments on the bridge loan

•

Description of the bridge loan security (property address of the bridge-loan security)

If the bridge loan requires a periodic payment, the payment must be included in the debt-to-income calculation. If the bridge loan payments are scheduled on a monthly basis, at a minimum, monthly interest payments for the bridge loans must be included in the borrower’s debt-to-income ratio.

The bridge loan must be recorded on the borrower-owned other real estate. If not recorded, at minimum, the bridge loan must be in recordable form.

Any other mortgage payments, taxes, insurance, special assessment fees and homeowners’ association fees must be included in the borrower’s recurring debt total in the debt-to-income calculation as required.

The bridge loan CANNOT be cross-collateralized on the subject financed property. Bridge-loan proceeds CANNOT be used to calculate the number of months PITI reserves.

607.3 Business Assets

•

Sole proprietor

•

Sub Chapter S Individually owned Corporation

•

We do require documentation from a disinterested third party (CPA, Tax Attorney, etc.) that confirms that the use of these funds will not adversely affect the business

607.4 Relocation Benefits

To utilize relocation benefits paid by an employer to a borrower for closing fund requirements:

•

A copy of the offer to purchase the existing residence must be provided

•

Any closing costs and points that may be included in the relocation package can be used. However, the borrower must provide funds for prepaid items unless specifically stated in the relocation package

•

At loan closing, a copy of the equity advance or a settlement statement must be provided as evidence of sale and release from liability

•

If these conditions are met, the PITI on the existing residence can be eliminated from the debt-toincome ratio analysis

607.5 Rent or Lease Option

To use credits granted to a borrower from a rent with an option to buy lease arrangement as closing funds, the following guidelines should be followed:

•

The lease agreement must state how the credit will be accrued

•

The borrower must provide:

•

Copies of canceled checks/money orders to evidence a history of a minimum of 12 months

•

Copy of rental/purchase agreement evidencing a minimum original term of 12 months

•

The appraiser must provide:

•

A statement of fair-market rent, or

•

A FNMA 1007 single-family comparable rent schedule for the property

•

Only the portion of the rental payment that exceeds the fair-market rent can be applied to the down payment or closing costs

•

Rental or lease credits CANNOT be used to calculate the number of months PITI service

607.6 Tax-Deferred Exchange

The borrower’s down payment in a purchase may stem from a tax-deferred exchange (TDE).

To qualify for this favorable treatment, the original and replacement properties must be like kind in nature or character. Most, if not all, exchanges of real properties qualify as like-kind exchanges, for example, exchanging an apartment for a commercial strip center would qualify whereas the exchange of a vacant lot for machinery would not. There are two types of acceptable tax deferred exchanges:

•

1031: an exchange of equity in investment/business property for like kind. The property held and traded must be either business or investment property from like kind. The property held and traded must be either business or investment property. This includes rental property (normally evidenced on Schedule E) such as residential properties, multi-family properties, apartment houses or commercial property but does not include owner-occupied personal residence

•

1034: an exchange of equity in owner-occupied residential property for like kind (Note: 1031 and 1034 exchanges cannot be combined unless one of the properties is a two- to four-unit property)

Frequently, a TDE involves a “qualified intermediary,” an unrelated party who, for a fee, acts to facilitate the deferred exchange.

A “qualified intermediary” may not be an employee, related family member, or one who has generally acted as a professional advisor (i.e., attorney, accountant, investment broker, real estate agent, or banker) within a two-year period preceding the exchange.

Most often, a “qualified intermediary” or “accommodator” is an Escrow Company or licensed Exchange Company. It is the responsibility of the Underwriter to verify that the “qualified intermediary" or “accommodator” document all licensing requirements (if applicable).

When the “down payment” stems from a tax deferred exchange, the following should be applied:

•

The property being traded must be reduced to cash in an arm’s-length transaction

•

The property being acquired must be greater or equal in value to the property being traded. A copy of the most recent appraisal or the HUD-1 is required

•

If the property being exchanged (for the subject property) was acquired through a 1031 exchange,

the borrower must have owned the property for a minimum of two (2) years prior to the subject exchange; otherwise the borrower must have owned the property being exchanged for at least one

(1) year. Note: Preliminary title reports may be one way of documenting time of ownership The borrower’s equity is calculated as the LOWER of:

•

The net trade from the purchase contract

•

The gross trade value from the purchase contract LESS the sum of the transfer fees and all lien balances on the currently-owned property, and transfer fees on the new property

•

The appraised value of the borrower’s currently-owned property LESS the sum of transfer fees and all lien balances on the property plus any transfer fees on the new property

607.7 Trade Equity

If the seller is to accept title to the borrower’s currently owned real estate in trade for a portion of the borrower’s down payment and closing fund requirements, the following conditions must be met:

•

A current (within 60 days) appraisal, on the borrower’s currently owned (to be traded) property must be obtained to verify the market value of the property

•

The ownership, lien holders and lien balances on the currently owned property must be verified

•

Liens on the borrower’s currently owned property must be assumable, or be paid off

•

Evidence of actual transfer to the seller of the borrower’s currently owned property must be obtained by a signed and dated HUD-1

•

The trade equity is calculated as the LOWER of:

•

The net trade value from the purchase contract

•

The gross trade value from the purchase contract LESS transfer fees and all lien balances on the currently-owned property plus any transfer fees

•

The appraised value of the borrower’s currently owned property LESS transfer fees and all lien balances on the property plus any transfer fees

Trade equity CANNOT be used to calculate the number of months PITI reserves.

607.8 G-MACH (Group Savings Non-profit Organization)

Funds in a G-Mach account are non interest paying funds that are contributed by members of a non-profit “organization.” The G-Mach allows the depositors or other members of the organization (who may not be depositors) to withdraw funds or borrow funds on an interest free, short term basis. The leadership of the organization determines who may borrow based on the member’s need. The following information explains how the withdrawal and loan work. Be sure to exercise caution when using the loan, as it may not be an eligible source:

•

Withdrawal of Own Funds (no loan from organization)

•

Available on any product unless product/Program Guides state otherwise

•

Borrower must make his/her own required contribution per the product requirements

•

G-Mach funds cannot be used towards this required contribution

•

Funds withdrawn may be used only toward closing costs and prepaid items, except as stated below

•

After borrower has made his/her required contribution, may use excess G-Mach funds toward down payment

•

If borrower’s down payment equals 20% or more, G-Mach may be used to pay all down payment, closing costs/prepaid items

•

Must obtain, as verification of account: a letter from Senior Executive Office of “organization” stating:

-

Withdrawn funds were deposited by the borrower, and

-

Borrower has no outstanding loan from the organization, and

-

Account statements (or other documentation) showing all account activity for the past 90 days

-

Copy of check drawn on organization’s account from a depository institution

608 Unacceptable Sources of Funds

Unacceptable sources of funds include, but are not limited to, the following:

•

Cash on Hand

•

Sweat (Work) Equity

Credits for labor performed or materials provided by the borrower are, generally, NOT an acceptable source for all products or programs. If allowed by the product or program, the following guidelines apply:

•

Borrower must make a minimum eligible down payment of 5% from his/her own sources

•

Labor or materials must be explained and verifiable

•

Work must be completed in a skillful, workmanlike manner and support the value, as verified by the appraiser

•

Unsecured Loans (i.e., credit cards, unsecured installment loans, unsecured lines of credit)

•

Funds from Illegal Sources

700 Automated Underwriting System Requirements

701 AUS Requirements for Wholesale Originations

The UBS Automated Underwriting System (AUS) is the preferred method for automated decisioning. However, UBS will consider conforming balance loans for purchase that have been underwritten by Fannie Mae’s Desktop Underwriter (DU) and Freddie Mac’s Loan Prospector (LP) agency systems. The decision and documentation requirements determined by DU and LP will be accepted provided that the data entered in the system is accurate and complete. A complete DU/LP decision report, DU/LP application, and DU/LP generated credit report must accompany each credit file prior to submission.

All non-conforming balance loans must be underwritten via the UBS proprietary underwriting system.

702 AUS Requirements for Conduit Originations

Loans underwritten via Automated Underwriting Systems (AUS) may be considered for purchase by UBS. Requirements for the use of an AUS system in the decision-making process will depend upon several factors, namely the loan amount. If the loan amount is conforming (meets Fannie Mae’s and Freddie Mac’s published loan limits as of the date of the origination date), it should encompass the following decision criteria:

702.1 Desktop Underwriter

Loans that receive an “Approve” or “Ineligible Loan Balance” exception response will be underwritten by verifying the accuracy of the data input. The underwriter must also verify that all DU required conditions were obtained and are maintained in the file. All risk factors identified by DU must also be addressed in the loan file.

Expanded Approval decisions are only allowed under the Advantage/Alt-A product. Loans that receive an “Approve,” “EA-1,” “EA-11,” or “EA-111” decision and an “Eligible” response will be underwritten by verifying the accuracy of the data input. The underwriter must also verify that all DU required conditions were obtained and are maintained in the file. All risk factors identified by DU must also be addressed in the loan file. Loans with these decision types are only allowed from:

•

Approved Fannie Mae Sellers

•

Approved Fannie Mae Servicers

Loans that receive an “Approve/Ineligible” response may be underwritten to the UBS Underwriting Guidelines and respective product matrix.

Appraisal waiver options are not permitted.

702.2 Loan Prospector

Loans that receive an “Accept” or “Accept Plus” will be underwritten by verifying the accuracy of the data input. The underwriter must also verify that all LP required conditions were obtained and are maintained in the file. All risk factors identified by LP must also be addressed in the loan file. Loans that receive a “Caution” may not be considered for purchase by UBS. Loans with these decision types are only allowed from:

•

Approved Freddie Mac Sellers

•

Approved Freddie Mac Servicers Appraisal waiver options are not permitted.

703 Non-Conforming Loans

UBS will consider non-conforming balance loans for purchase that have been underwritten by Fannie Mae’s Desktop Underwriter (DU) or Freddie Mac’s Loan Prospector (LP). The decision and documentation requirements determined by DU/LP may be accepted provided that the data entered into the DU/LP system is accurate and complete. All loans submitted to UBS for consideration should include a complete DU/LP decision report, DU/LP application, and DU/LP generated credit report. In addition, the DU/LP response should be reflected on any data tape submitted to UBS.

For those loans that exceed the loan limits as defined by Fannie Mae and/or Freddie Mac it is important to note, regardless of the AUS decision, a loan must meet the minimum requirements for credit score, DTI, and appraisal documentation as defined in the UBS Product Matrices. Further, some AUS decisions may not be eligible for all products. Refer to the appropriate section for additional information.

Other automated underwriting systems may be considered as a compensating factor when making the decision to purchase a loan. Decisions and documentation standards of loans underwritten to all other automated under-writing systems (AUS) may be used as a compensating factor.

800 Insurance Requirements

801 General Policy for Title Insurance

801.1 Title Insurance Company and Closing Agent Policies

Underwriting title insurance must be obtained from a Fannie Mae acceptable company with an “FSR” rating of “S” (Substantial) or better or a “Statutory Accounting Rating of “C” (Average) or better from Demotech, Inc.

An Insured Closing letter (a.k.a. closing protection letters or indemnification letters) must be obtained for each settlement agent or attorney who is also the title policy issuing agent. This requirement does not apply when the settlement agent is a branch office of the Title underwriter whose policy will be used. Insured closing letters must be issued by the Title insurance company/underwriter represented in the preliminary title report and must:

1.

Pre-date the closing

2.

Identify the settlement agent, law firm, attorney, their office and address

3.

Indemnify UBS for the settlement agent’s failure to comply with written closing instructions

4.

Indemnify UBS for the agent’s fraud or dishonesty in handling our funds and documents

5.

Continue until canceled by written notice from the title company issuing the policy unless a specific expiration date is indicated

Each loan file must have a transaction-specific letter and cannot be used for any other subsequent transactions.

In those states where insured closing letter cannot be obtained or where both specific indemnities are not provided, proof of the settlement agent’s professional liability insurance coverage must be obtained. UBS will accept a current E&O policy declarations page as proof with the following coverage:

•

Per claim liability of $1MM

•

If the subject loan amount is greater than $1MM, the aggregate claims liability must be at least equal to the loan amount

•

The settlement agent’s deductible may not exceed $50,000

The Fulfillment Center Closer must ensure that each escrow agent located in closing areas such as Southern California and Washington State must satisfy themselves that each escrow agent used is duly licensed.

Coops are not secured by real property, thus Title Insurance is not issued. A closing protection letter cannot be required. In these cases, a copy of the Closing Attorney’s Errors & Omissions declaration page must be evidenced in the loan file.

Some states use escrow companies in real estate transactions. The escrow company collects documents and monies, and subsequently distributes documents and monies to the respective parties. Escrow companies generally have limited resources, capital and errors & omissions insurance. UBS does not fund directly to an escrow company and will require funds to be distributed to an approved Title Insurance Company Agent or Attorney.

801.2 Title Requirements for Second Lien Loans

UBS Home Finance requires full ALTA title insurance on all stand-alone second liens not originated in conjunction with a first lien to purchase or refinance a property. Notwithstanding the foregoing, UBS does not require title insurance on any piggyback second lien under $50,000. For piggyback second liens with a Note amount of $50,000 up to $99,999, UBS requires a short form ALTA title insurance policy commonly known as a Junior Lien Policy. For all piggyback second liens equal to or greater than $100,000, UBS requires a full ALTA title insurance policy.

802 General Policy for Hazard and Flood Insurance

For all loans delivered to UBS, hazard insurance coverage is required. Acceptable evidence of hazard insurance must be received before loan funds are disbursed. Most home buyers purchase a homeowner’s insurance policy that includes personal liability insurance in case someone is injured on their property; personal property coverage for loss and damage to personal property due to theft or other events; and dwelling coverage to protect the house against fire, theft, weather damage, and other hazards.

802.1 Hazard Insurance Requirements

A homeowners/casualty/hazard policy must be obtained through an insurance company which has a “6” or better financial performance index rating in Best’s “Key Rating Guide.”

Purchase money loans must provide evidence of an in-force policy or in-force binder with minimum 12 months coverage naming UBS as first or second-lien holder, as applicable, in the standard mortgagee clause. The borrower must provide proof of coverage with a declaration page or a complete in force policy. A receipt showing that the premium has been paid for a minimum of one year must be obtained or paid at closing for all purchase transactions.

For Refinance loans, the Broker must provide a copy of the existing hazard insurance policy in force at time of the closing and must provide an endorsement to the existing policy that names UBS as first- or second-lien holder, as applicable, in the standard mortgagee/trustee clause. Coverage must be amended to the new coverage amount and must have a remaining term of at least three months from the day of closing. If the policy does not extend three months past the closing date, the borrower is required to provide a receipt and declaration page showing an extension of the policy with an expiration date no less than 12 months from the closing date.

In all instances, the receipts must indicate the term of the policy and not installment payments. The policy must be effective on or before the closing date. If the borrower fails to provide a paid receipt and declaration page, a binder is acceptable as long as the full premium is collected at closing. All premiums must be remitted to the insurance agent by express mail for receipt by the insurance agent no later than the next business day after closing.

The amount of fire and hazard coverage with extended coverage for a first mortgage shall be maintained as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (ii) the outstanding principal balance of the Loan, in each case in an amount not less than such amount as is necessary to prevent the Borrower and/or the Mortgagee from becoming a co-insurer.

The maximum deductible for casualty insurance is the higher of $1,000 or 5% of the face amount of the policy. Note: State specific variances may dictate the minimum deductible. Rent loss coverage for six months rent loss is required on all two- to four-unit properties if the subject property is non-owner occupied. This coverage is generally included in the standard casualty policy for tenant-occupied dwellings. If the borrower is not using rental income to qualify, the additional coverage is not required.

802.2 California and Washington State Properties

For California and Washington properties, the policy must be issued in the amount of the loan, or contain a 100% replacement cost endorsement. If a 100% replacement cost endorsement is not provided, the face amount of the policy must be equal to the “value of the dwelling plus improvements” indicated on the appraisal.

802.3 Hazard Insurance for Condominium Projects

UBS requires the owners’ association to maintain a “Master/Blanket” for a minimum of fire and extended coverage insurance which includes an all-risk or broad-form endorsement with premiums being paid as common expense. The policy must cover all of the general and limited common elements that are normally included in coverage. If the unit is not part of a high-rise building or other vertical building and is considered a site/detached condominium, insurance is required on the individual units according to the requirements set forth above and in Fannie Mae’s Selling Guide, Part XII, Chapter 7:

Insurance Requirements:

“...a lender must verify that the unit is covered by the project’s blanket hazard and flood insurance policies. The lender must also verify that hazard and flood insurance are in force for a PUD project if the individual PUD unit will be covered under the project’s blanket policy. In addition to hazard and flood insurance, we may require liability, fidelity, and rent loss insurance for a project. All coverage must be consistent with local, state, and federal insurance laws.”

The homeowner’s association should read as the “name insured.” If the condominium’s legal documents permit it, the policy can specify an authorized representative of the HOA including its insurance trustee as the name insured. Additionally the loss payable clause should show the HOA or the insurance trustee as a trustee for each unit owner and the mortgagee(s) of record.

The insurance policy must contain the standard mortgage clause and must name UBS as mortgagee for the subject unit(s) in the project.

In addition at least ten days notice to the unit owners, the HOA, and the mortgagee is required regarding cancellation or modification of a policy.

Unless otherwise required by state law, the maximum deductible for the policy is 5% of the policy face amount. Funds to cover these deductible amounts should be included in the HOA’s operating reserve accounts.

Insurance should cover 100% of the insurance replacement cost of the project improvements including the individual units. Coverage does not need to include land, foundations, excavations, or other items that are usually excluded from insurance coverage. An insurance policy that includes either of the following endorsements will assure full insurable value replacement cost coverage:

•

Guaranteed replacement cost endorsement (under which the insurer agrees to replace the insurable property regardless of the cost) and, if the policy includes an insurance clause, an “Agreed Amount Endorsement” which waives the requirement for co-insurance

•

Replacement Cost Endorsement (under which the insurer agrees to pay up to 100% of the property’s insurance replacement cost, but no more) and, if the policy includes a co-insurance clause, an “Agreed Amount Endorsement” which waives the requirement for co-insurance

802.4 Hazard Insurance for Cooperative Projects

The cooperative corporation must maintain an all risk policy with premiums being paid as a common expense. The policy must cover 100 percent of the insurable replacement cost of the project improvements, including the individual units in a cooperative. Coverage does not need to include land, foundations, excavations, or other items that are usually excluded from insurance coverage. The policy must as least protect against fire and all other perils customarily covered for similar types of projects. If the policy does not include an “all risk” endorsement, we will accept a policy that includes the “broad form” covered clauses of loss.

An insurance policy that includes either of the following endorsements will ensure full insurable value replacement cost coverage:

Guaranteed replacement cost endorsement (under which the insurer agrees to replace the insurable property regardless of the cost) and, if the policy includes an insurance clause, an “Agreed Amount Endorsement” which waives the requirement for co-insurance.

Replacement Cost Endorsement: (under which the insurer agrees to pay up to 100% of the property’s insurance replacement cost, but no more) and, if the policy includes a co-insurance clause, an “Agreed Amount Endorsement” which waives the requirement for co-insurance.

General liability coverage in the insurance policy should provide for bodily injury and property damage that result from the operation, maintenance, or use of the project’s common areas and elements.

The amount of coverage should be at least $1 million for bodily injury and property damage for any single occurrence. However, the minimum coverage that we require for cooperative projects that consist of buildings with elevators is $3 million. UBS may require higher amounts of coverage if mortgage investors in other projects in the area usually require similar amounts.

If the policy does not include “severability of interest” in its terms, we require a specific endorsement to preclude the insurer’s denial of a unit owner’s claim because of negligent acts of the cooperative corporation or of other unit owners.

The policy should provide for at least thirty days’ written notice to the cooperative corporation (or its Managing Agent) before the insurer can cancel or substantially modify it. For cooperative projects, similar notice also must be given to each holder of a first mortgage or share loan on an individual unit in the project.

The following “special” endorsements are required for cooperative projects:

•

An Inflation Guard Endorsement, when it can be obtained;

•

Building Ordinance or Law Endorsement, if the enforcement of any building, zoning, or land-use law will result in loss or damage, increased cost of repairs or reconstruction, or additional demolition and removal costs (The endorsement must provide for contingent liability from the operation of building laws, demolition costs, and increased costs of reconstruction.); and

•

Steam Boiler and Machinery Coverage Endorsement, if the project has central heating or cooling. (This endorsement should provide for the insurer’s minimum liability per accident to at least equal the lesser of $2 million or the insurable value of the building(s) housing the boiler or machinery.) In lieu of obtaining this as an endorsement to the commercial package policy, the project may purchase separate stand-alone boiler and machinery coverage.

•

Rent/Income Loss coverage if the building is < 70% owner occupied.

•

Fidelity Bond coverage is required if the co-op has more than 20 units.

The cooperative corporation should show as the name insured. The loss payable clause should show the cooperative corporation and the mortgagee(s) of record.

The insurance policy must contain the standard mortgage clause and must name UBS and its successors and assigns as the mortgagee of record.

Unless otherwise required by state law, the maximum deductible amount for the policy is 5% of the policy face amount. Funds to cover these deductible amounts should be included in the cooperative corporation’s operating reserve accounts. Losses relative to individual units in the cooperative project that are covered by a master/blanket policy should have a maximum deductible of 5% of the replacement cost of the unit.

803 Flood Insurance

Federal law requires flood insurance for properties located in a federally designated flood hazard area. As such, flood hazard insurance cannot be waived under any circumstances. Proof of insurance (either the flood insurance policy or binder) for the minimum amount required by law must be obtained prior to closing. The minimum amount required for first liens on one-unit eligible sites/detached and two- to four-unit condos and two- to four-unit properties is the lower of:

•

The maximum amount of flood insurance available through the applicable National Flood Insurance Program (NFIP) (currently $250,000) or

•

100% replacement costs of the improvements (generally defined as the appraised values less the value of the land and any site improvements such as, landscaping, driveways, walkways that are not insurable through the NFIP) or

•

The unpaid principal balance (UPB) of the mortgage

•

When the unpaid principal balance of the mortgage represents the lowest option, the UPB must be at least 80% of the replacement cost of the structure.

UBS will not require flood insurance coverage in excess of the maximum coverage available for the type of property insured under the applicable National Flood Insurance Administration (NFIA) program.

Proof of coverage for the required amount in the form of a policy or a binder with a paid receipt (or an application of a policy for a paid receipt) must be obtained prior to closing. If the required proof is not obtained, federal law prohibits UBS from closing the loan.

Unless otherwise required by state law, the maximum deductible for flood insurance under the NFIP is $5,000.

•

Escrow Accounts for Flood Insurance are always required. A Notice of Special Flood Hazards: Required on any loan secured by a property located in a federally designated flood hazard zone. This is to be provided to the borrower as soon as the determination is made. The discloser must be signed and returned by the borrower. In the event it has not been returned prior to closing, the discloser will be included in the closing package and be signed and dated at the closing

803.1 Flood Insurance for Condos

When a condominium project includes a high rise or other vertical buildings, UBS requires the HOA to obtain the policy for each building that is located in a Special Flood Hazard Area. If any parts of the project’s improvements are in a Special Flood Hazard Area, the HOA must maintain a “Master/Blanket” Residential Condominium Building Association Policy (RCBA) for flood insurance and provide for the premiums to be paid as part of the common expense. If the unit is not part of the high rise building or other vertical building and is considered a site/detached condominium flood insurance is required on the individual unit according to the requirements set forth in standard flood insurance Section 803. The policy must provide coverage for all common elements and property as well as for each of the individual units in the building. The amount of required coverage consists of three components:

Building coverage should equal 100% of the insurance value of the common elements and must include contents coverage to cover 100% of all machinery and equipment that are part of the building or are not part of the building but are owned in common by the Association.

If required coverage exceeds the maximum allowable under the NFIP programs, use the maximum allow-able amount. The coverage for each unit should be the lesser of $250,000 or the replacement cost of all units combined or the number of units times $250,000.

The maximum deductible amount for policies covering each building in a high-rise/vertical project or covering the common areas and elements is $25,000. Funds to cover this deductible should be included in the HOA’s operating reserve account.

803.2 Flood Insurance for Cooperative Projects

If any part of a coop project’s common ownership improvements are in an SFHA, the cooperative corporation must maintain a master or blanket residential condominium association policy (RCBA) for flood insurance and provide for the premiums to be paid as part of the common expense.

Flood insurance coverage for individual units is not required because they are covered under the master blanket policy.

The cooperative corporation must evidence a separate flood insurance policy for each building that is located in the SFHA.

The policy must cover the building and any common elements and property (including any machinery and equipment that are owned in common by the shareholders of the cooperative project.) The amount of coverage should be at least equal to the lesser of the insurable value of the building (including all common elements and property) or the maximum coverage available under the applicable NFIP. The maximum deductible is $25,000.

803.3 Non-Participating Areas

If a property is located in an area that has been mapped and falls within a Special Flood Hazard Area (SFHA) and the community is designated as not participating and complying with the National Flood Insurance Program, UBS will require that the borrower provide flood insurance coverage from a private insurance carrier that can underwrite an acceptable flood insurance policy. If coverage isn’t provided, UBS will not originate the loan.

803.4 Flood Insurance Requirements for Properties in Coastal Barrier Resources System or Otherwise Protected Area

Properties that are located within the Coastal Barrier Resources System (CBRS) or are within an Other-wise Protected Area (OPA), as defined by the Coastal Barrier Resources Act, may not be eligible for Federal flood insurance. The flood insurance carrier providing coverage for a property in the CBRS or an OPA zone must meet one of the following rating categories:

•

Carriers rated by the A.M. Best Company, Inc. must have either:

•

a “B” or better Financial Strength Rating in Best Insurance Reports, or

•

an “A” or better Financial Strength Rating and a Financial Size Category of “VIII” or greater in Best’s Insurance Reports-Non US Edition.

•

Carriers providing coverage for cooperative projects must have a general policyholder’s rating of “A” and a Financial Size Category of “V” in Bests Insurance Reports

•

Carriers rated by Demotech, Inc. must have an “A” or better rating in Demotech’s Hazard Insurance Financial Stability Ratings

804 Escrow Requirements

UBS encourages the establishment of escrow accounts for all loans. Escrow impounds are created to adequately collect and remit payments for taxes and insurance. Escrow accounts must always be established for borrower paid mortgage insurance, for flood insurance and for all loans made to Foreign Nationals. Waiver of escrow accounts is available on all other loans. The appropriate rate premiums will be applied per current pricing matrix where allowable by state law.

UBS Home Finance Wholesale Mortgage Lending is available to professional mortgage brokers in the United States of America and is intended for commercial or business to business purposes only. All mortgage loan products will be offered through UBS AG Tampa Branch dba UBS Home Finance. All loans are subject to underwriting, credit and property approval. Not all products are available in all states, or for all loan amounts. Other restrictions and limitations may apply.

UBS Home Finance only offers residential mortgage loans within the United States of America. Equal Opportunity Lender. Equal Housing Lender. The key symbol and UBS are registered and unregistered trademarks of UBS.

UBS Real Estate Securities, Inc., 1285 Avenue of the Americas, 11th Flr., New York, NY 10019, 212-713-2000. Licensed by the California Department of Corporations under the California Finance Lenders Law, Georgia Residential Mortgage Licensee, Illinois Residential Mortgage Licensee, Massachusetts Licensed Mortgage Lender (License # ML2936), Mississippi Licensed Mortgage Company, Licensed by the New Hampshire Banking Department.

The key symbol and UBS are registered and unregistered trademarks of UBS. In the U.S., securities underwriting, trading and brokerage activities and M&A advisor activities are provided by UBS Securities LLC, a registered broker/dealer that is a wholly owned subsidiary of UBS AG, a member of the New York Stock Exchange and other principal exchanges, and a member of SIPC.

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